ASSET PURCHASE AGREEMENT

by

NG Washington II, LLC
as Buyer

and

Grant Thornton Ltd.
as Receiver
for
Big Nevada, Inc.
Gameco, Inc.
Gaming Consultants, Inc.
Gaming Management, Inc.
Golden Nugget Tukwila, Inc.
Hollydrift Gaming, Inc.
Little Nevada, Inc.
Mill Creek Gaming, Inc.
Royal Casino Holdings, Inc.
and
Silver Dollar Mill Creek, Inc.

Date: April 14, 2010

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is made as of April 14, 2010 (the “Effective Date”), by (i) NG Washington II, LLC, a Washington limited liability company (“Buyer”), and (ii) Grant Thornton Limited in its capacity as court-appointed receiver and not in its personal capacity (the “Receiver”) for Big Nevada, Inc., a Washington corporation (“Big Nevada”), Gameco, Inc., a Washington corporation (“Gameco”), Gaming Consultants, Inc., a Washington corporation (“Gaming Consultants”), Gaming Management, Inc., a Washington corporation (“Gaming Management”), Golden Nugget Tukwila, Inc., a Washington corporation (“Golden Nugget”), Hollydrift Gaming, Inc., a Washington corporation (“Hollydrift”), Little Nevada, Inc., a Washington corporation (“Little Nevada”), Mill Creek Gaming, Inc., a Washington corporation (“Mill Creek”), Royal Casino Holdings, Inc., a Washington corporation (“RCH”), and Silver Dollar Mill Creek, Inc., a Washington corporation (“Silver Dollar”, and together with Big Nevada, Gameco, Gaming Consultants, Gaming Management, Golden Nugget, Hollydrift, Little Nevada, Mill Creek, RCH, and Silver Dollar, each a “Company” and collectively the “Companies”).

RECITALS

A.           On April 15, 2009, Evergreen Gaming Corporation, a British Columbia corporation (“Evergreen”), and nineteen (19) of Evergreen’s Canadian and U.S. affiliates each filed a petition in the Vancouver Registry of the Supreme Court of British Columbia (the “Canadian Court”) under the Companies’ Creditors Arrangement Act, R.S.C. 1985, c.C-36 and C-44 (the “CCAA”) and the Business Corporations Act, S.B.C. 2002, c.57 (the “CCAA Proceeding”).  Deloitte & Touche, Inc. was initially appointed monitor of those companies in the CCAA Proceeding (the “Original Monitor”).

B.           The U.S. affiliates of Evergreen that filed for protection in the CCAA Proceeding include Washington Gaming, Inc., a Washington corporation (“WGI”), and the Companies.

C.           On April 15, 2009, the Original Monitor in the CCAA Proceeding filed petitions on behalf of Evergreen, WGI and certain subsidiaries of WGI (including the Companies) in the United States Bankruptcy Court for the Western District of Washington (such court the “Bankruptcy Court” and such proceeding the “U.S. Proceeding”) seeking recognition of the CCAA Proceeding as a foreign main proceeding under Sections 1504 and 1515 of the United States Bankruptcy Code, 11. U.S.C. §§101 et seq. (the “U.S. Bankruptcy Code”), and recognition of the Original Monitor as foreign representative of Evergreen, WGI and certain subsidiaries of WGI (including the Companies), as defined in 11 U.S.C. §101(23).

D.           On June 24, 2009, with the consent of Evergreen and WGI, the Canadian Court entered an order appointing Grant Thornton Limited as receiver over all of the assets and undertakings of certain subsidiaries of Evergreen.

E.           On July 3, 2009, with the consent of Evergreen and WGI, the Canadian Court entered: (i) an order approving a settlement agreement among Evergreen, WGI, certain subsidiaries of WGI (including the Companies), Mountlake Gaming, Inc., Riverside Casino, Inc., Norman Osatuik and Cory Coyle, on the one hand, and Fortress Credit Corp. (“FCC”), Fortress Credit Opportunities I LP (“FCO”) and Fortress Credit Funding II LP (“FCF,” and collectively with FCC and FCO, “Fortress”), on the other; and (ii) an order (the “Receivership Order”) appointing Grant Thornton Limited as the Receiver of the assets and undertakings of certain subsidiaries of WGI (including the Companies) and replacing Deloitte & Touche, Inc. with the Receiver as the monitor in respect of the Companies.

F.           On July 6, 2009 (the “Receivership Order Date”), the Bankruptcy Court entered orders (i) recognizing the CCAA Proceeding as a foreign main proceeding under Section 1515 of the U.S. Bankruptcy Code; (ii) recognizing the Receiver as the foreign representative of certain subsidiaries of WGI (including the Companies); and (iii) retaining the Original Monitor as foreign representative of WGI.

G.           The Receiver desires to sell to Buyer, and Buyer desires to purchase from the Receiver, all of the assets (other than Excluded Assets) of the Companies.  In addition, in connection with such sales and purchases, Buyer desires to assume certain real property leases and executory contracts to which the Companies are parties.

H.           Each of the Companies is engaged directly or indirectly in the business of state-licensed gambling activities, including the businesses engaged in by the Companies that are the subject of this Agreement (collectively, the “Businesses” and each a “Business”).  The Business engaged in by each Company is more fully described in Schedule H.

I.           The Receiver’s obligations under this Agreement, and the transactions contemplated by this Agreement are expressly subject to the approval of the Canadian Court and the Bankruptcy Court and will be consummated only pursuant to orders to be entered in the CCAA Proceeding and the U.S. Proceeding.

AGREEMENT

The parties, intending to be legally bound, and based upon the mutual covenants and agreements contained herein, and for such further good and valuable consideration the receipt and sufficiency of which are hereby mutually acknowledged, agree as follows:

1.        DEFINITIONS AND INTERPRETATION

1.1           DEFINED TERMS

For purposes of this Agreement, capitalized terms used in this Agreement have the meanings specified or referred to in Schedule 1.1.

1.2           INTERPRETATION

The following rules of interpretation apply throughout this Agreement:

(a)           The word “or” is used in the inclusive sense of “and/or”.  The word “including” (and “include” and variations thereof) means including without limiting the generality of any description preceding such term.  Unless otherwise specified, the words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b)           The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits and Schedules to this Agreement.

(c)           Whenever used herein, unless otherwise specified, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to both genders.

(d)           Unless otherwise specified, all references to monetary amounts are to currency of the United States of America.

(e)           The phrase “the parties hereto” refers to Buyer and the Receiver, and the phrase “the other party or parties hereto” refers to Buyer, on the one hand, or the Receiver, on the other hand.

(f)           When calculating the period of time before which, within which or following which any act is to be done or step is to be taken under this Agreement, the reference date in calculating such period shall be excluded.  If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

(g)           The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual agreement; any Law, regulation, or rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

2.        SALE OF ASSETS

2.1           SALE OF ASSETS

Subject to the terms and conditions set forth in this Agreement, the Receiver will sell, assign, transfer, convey and deliver to Buyer, and Buyer will purchase and acquire from the Receiver, at the Closing, all right, title and interest of each of the Companies in, to and under all of the properties, assets and rights owned by the Companies and used in the Businesses of every kind, character and description, whether tangible, intangible, real, personal or mixed and wheresoever located, whether carried on the books of the Companies or not carried on the books of the Companies due to expense, full depreciation or otherwise, other than Excluded Assets, but including (i) those Tangible Personal Property assets listed on Schedule 2.1, (ii) customer and player lists for the Casinos (and any data or documentation relating to this clause (ii) that is (A) in the Sonoma system database maintained by the Companies and/or (B) in the Receiver’s possession), and (iii) Current Assets as set forth on the Final Working Capital (the assets so purchased and acquired, collectively, the “Purchased Assets”).  The Purchased Assets will be transferred to Buyer free and clear of all interests pursuant to Section 363 of the U.S. Bankruptcy Code, and to the extent that assets to be transferred are Executory Contracts or leases, such Executory Contracts or leases will be assumed and assigned pursuant to Section 365 of the U.S. Bankruptcy Code or other applicable Law (as more fully described in Sections 2.3 and 2.4 below).

2.2           EXCLUDED ASSETS

Notwithstanding anything to the contrary in this Agreement, the Purchased Assets shall exclude all of the following (collectively, the “Excluded Assets”): (i) subject to Section 9.8, inventories of beer, wine and spirits in each case if and to the extent that the requisite approval of the WSGC and WSLCB, as applicable, to the sale thereof to Buyer has not been obtained; (ii) any Contract that does not become an Assumed Contract pursuant to Buyer’s designation rights set forth in Section 2.3 (including, without limitation, any Contract having a consent requirement in favor of the counterparty thereto, which such consent cannot be obtained or, alternatively, for which court authority obviating the need for such consent cannot be obtained ) (collectively, “Excluded Contracts”), and as to any such Excluded Contract that is an Executory Contract, all assets subject thereto; (iii) all securities, whether capital stock or debt securities, of any Company or any other entity; (iv) all rights and claims in or to any refunds or credits of or with respect to any Taxes, assessments or similar charges paid by or on behalf of any Company; (v) Tax Returns and tax records, minute books, stock transfer books and corporate seals of any Company; (vi) all suits, rights, claims and causes of action of any Company against any other party, including claims against any current or former officer, director, employee, shareholder, principal, agent or representative of such Company, other than Assumed Claims; (vii) subject to applicable Law, all preference or avoidance claims and actions of any Company arising under Chapter 5 of the U.S. Bankruptcy Code or comparable state Law; (viii) all instruments, receivables, accounts receivable and unbilled costs and fees outstanding or owing between or among the Companies or between any Company and other Affiliate of Evergreen and all causes of action relating or pertaining to the foregoing; (ix) refunds and recoveries under any insurance policies relating to the Purchased Assets or the operation of the Businesses prior to the Closing; (x) any and all consents, approvals, licenses or permits issued to the Companies by Governmental Authorities that are not transferable and (xi) those additional assets, if any, listed on Schedule 2.2.

For the avoidance of doubt, the Purchased Assets also do not include (i) the Receiver’s rights under this Agreement or any cash and non-cash consideration payable or deliverable to the Receiver by Buyer pursuant to the provisions hereof; and (ii) Player Supported Jackpots, which Buyer acknowledges are not assets of the Companies and which will, in accordance with applicable Washington Law, be distributed by the Receiver to the appropriate players or donated to the Washington State Council on Problem Gambling, as determined by the Receiver.

2.3           ASSUMED REAL PROPERTY LEASES: EXECUTORY CONTRACT DESIGNATION

(a)           Buyer hereby confirms to the Receiver that Buyer shall assume those Real Property Leases listed on Schedule 2.3(a) attached hereto (the “Assumed Real Property Leases”) subject only to the express conditions set forth herein.  No later than five (5) Business Days after the Effective Date, Buyer shall deliver to the Receiver a written notice (the “EC Notice”) (i) designating each Executory Contract proposed to be assigned to and assumed by Buyer pursuant to this Agreement, at Buyer’s sole discretion, and (ii) identifying the Undisputed Cure Costs with respect to such Executory Contracts.

On or prior to the Designation Deadline, Buyer shall notify the Receiver in writing of those Executory Contracts (other than the Assumed Real Property Leases), if any, set forth on the EC Notice to be assumed by the Receiver and assigned to and assumed by Buyer pursuant to this Agreement (such Executory Contracts other than the Assumed Real Property Leases are collectively, the “Assumed Contracts”).

(b)           In connection with the motion to approve this Agreement and the transactions contemplated hereby, the Receiver shall move the Bankruptcy Court for an order approving assumption and assignment of the Assumed Real Property Leases and Assumed Contracts and fixing the amounts of cure in the amounts of the Undisputed Cure Costs (the “Assumption and Cure Motion”).  In cases in which the Receiver is unable to determine that any monetary default exists, the Assumption and Cure Motion shall seek to fix the cure amount at zero for such Assumed Real Property Lease or such Assumed Contract.  To the extent a counterparty to an Assumed Real Property Lease or an Assumed Contract objects or otherwise challenges the cure costs as proposed by the Receiver and asserts a different monetary amount that must be paid, and/or nonmonetary obligations that otherwise must be satisfied, including pursuant to Section 365(b)(1)(A) and (B) of the U.S. Bankruptcy Code, in order for Buyer to assume such Assumed Real Property Lease or Assumed Contract pursuant to this Agreement, the difference between the Undisputed Cure Costs determined by the Receiver and such amounts and/or nonmonetary obligations determined by such counterparty shall be referred to as the “Disputed Cure Costs”.

(c)           Buyer shall be obligated to pay at or prior to Closing all Undisputed Cure Costs, if any, associated with the assumption of the Assumed Real Property Leases and the Assumed Contracts and shall be obligated to deposit at or prior to Closing with the Receiver in trust any and all Disputed Cure Costs.  The Disputed Cure Costs shall only be paid by Buyer from funds deposited by Buyer with the Receiver pursuant to the immediately preceding sentence, in whole or in part, upon resolution of disputes regarding the amount of cure pursuant to Order of the Bankruptcy Court or mutual agreement between Buyer and the counterparty to the applicable Assumed Real Property Lease or Assumed Contract.  The Receiver and Buyer shall cooperate in reaching a prompt resolution of any such Disputed Cure Costs remaining after Closing.

(d)           The Receiver shall use commercially reasonable efforts to cooperate with Buyer in its efforts to reduce the Disputed Cure Costs, including, without limitation, commercially reasonable efforts to provide Buyer with access to relevant business records, personnel and equipment of the Companies in order to allow Buyer to assist with evaluating the Disputed Cure Costs, in each case at Buyer’s sole cost and expense.

(e)           To the extent that the Bankruptcy Court determines that adequate assurances are required from Buyer with respect to any Assumed Real Property Lease or Assumed Contract, Buyer shall provide such commercially reasonable assurances at its sole cost and expense.

2.4           ASSIGNMENT OF CONTRACTS AND RIGHTS; ASSIGNMENT OF LEASES; ASSIGNMENT OF CERTAIN OTHER EXECUTORY CONTRACTS

The Purchased Assets (including the Assumed Real Property Leases and the Assumed Contracts) will be sold, assigned to, transferred to and assumed by Buyer pursuant to the Receivership Order and Sections 363, 365 and other applicable provisions of the U.S. Bankruptcy Code as of the Closing.

The Receiver shall use commercially reasonable efforts, and Buyer shall cooperate with the Receiver, including by providing the information described in Section 9.4(f), to obtain any required consents of any third party or court approvals required for the assignment of any Assumed Real Property Lease, Assumed Contract or other Purchased Asset.  Buyer shall pay all costs and expenses incurred by the Receiver in obtaining such consents, provided that Buyer approves of such costs and expenses in advance, which approval shall not be unreasonably withheld.  With the prior written consent of the Receiver, Buyer may have direct communications with any such third parties for the sole purpose of seeking to obtain any such consent(s).  To the extent the Receiver is unable to obtain any required consent or court approvals for the assignment of any Assumed Real Property Lease(s), the Receiver may take such other action as it deems appropriate, including, without limitation, pursuant to the U.S. Bankruptcy Code, to effect an assignment of such Assumed Real Property Lease(s) to Buyer.

Except as otherwise provided in Section 2.6, but notwithstanding any other provision of this Agreement (other than Section 2.6) to the contrary, if the consent of a third party is required as to the assignment of any particular Executory Contract or other asset intended to be a Purchased Asset (or any right thereunder), other than an Assumed Real Property Lease, and such consent is not obtained or such assignment is not attainable over the objection of that party pursuant to applicable Law (including, without limitation, the CCAA, s. 47 of the Bankruptcy and Insolvency Act (Canada), s. 39 of the Law and Equity Act (British Columbia) and Section 105, 363 or 365 of the U.S. Bankruptcy Code), then such Executory Contract or other asset shall not be a Purchased Asset and shall not be transferred hereunder, but the Closing shall proceed, without adjustment to the Purchase Price, with respect to the remaining Purchased Assets; provided, however, that if such Executory Contract that is not transferred is an Assumed Real Property Lease, then the Purchase Price payable to the Receiver shall be reduced dollar for dollar by the amount allocated to the Casino to which such Assumed Real Property Lease relates as set forth on Schedule 2.6(b).

2.5           INSTRUMENTS OF TRANSFER; ASSUMPTION OF LIABILITIES

The sale, assignment, transfer, conveyance and delivery of the Purchased Assets to Buyer shall be made by the bills of sale, assignments and other instruments of assignment, transfer and conveyance provided for in Section 4 and such other instruments as may reasonably be requested by Buyer to sell, transfer, convey, assign and deliver the Purchased Assets to Buyer.  The assumption of the Assumed Liabilities by Buyer shall be made by the Bill of Sale and Assignment and Assumption Agreement provided for in Section 4 and such other instruments as may reasonably be requested by the Receiver to evidence assumption of the Assumed Liabilities by Buyer.

2.6           ELECTION OF MULTIPLE CLOSINGS

Notwithstanding any other provision of this Agreement, and whether or not such other provision references this Section 2.6, if the assumption and assignment of the Assumed Real Property Leases have been obtained pursuant to the Approval Orders as to one or more, but fewer than all, of the Casinos, then provided that if the Receiver or Buyer so elects upon written notice to the other party:

(a)           An initial Closing shall occur (on and subject to the terms and conditions set forth herein) only as to the Casinos as to which the assignment and assumption of such Assumed Real Property Leases have been, or at such Closing will be, obtained, and in connection therewith:

(i)           Title shall be transferred to Buyer at such initial Closing only as to those Purchased Assets (including without limitation those Assumed Real Property Lease(s) and those Assumed Contracts), and Buyer shall assume only those Assumed Liabilities, constituting or located at, or otherwise related to, the Casino or Casinos described in this Section 2.6(a);

(ii)           Buyer shall pay at such initial Closing only the Undisputed Cure Costs, and shall be obligated to deposit with the Receiver in trust, or otherwise secure payment of, any and all Disputed Cure Costs, relating to those Assumed Real Property Lease(s) and Assumed Contract(s) assumed by Buyer at such initial Closing;

(iii)           The amount payable by the Buyer to the Receiver at such initial Closing shall be in adjusted and paid in accordance with Section 3.1(c); and

(iv)           The Working Capital Adjustment Amount shall be separately calculated and paid in accordance with Section 3.4 as to the Casino or Casinos described in this Section 2.6(a); and

(b)          At such time or times as all conditions set forth in Section 2.6(c) to the consummation of the sale of any one or more Casinos not sold to and purchased by Buyer at the initial Closing pursuant to Section 2.6(a), then upon not less than five (5) Business Days’ prior written notice given by the Receiver or Buyer to the other party, an additional Closing (each such additional Closing an “Extension Closing”) shall be held as to each Casino as to which such additional assignment and assumption of Assumed Real Property have then been obtained, and in connection therewith:

(i)           Title shall be transferred to Buyer at such Extension Closing as to those Purchased Assets (including without limitation those Assumed Real Property Lease(s) and those Assumed Contracts), and Buyer shall assume those Assumed Liabilities, constituting or located at, or otherwise related to, the Casino or Casinos described in this Section 2.6(b) as to which such Extension Closing relates;

(ii)           Buyer shall pay at such Extension Closing only the Undisputed Cure Costs, and shall be obligated to deposit with the Receiver in trust, or otherwise secure payment of, any and all Disputed Cure Costs, relating to those Assumed Real Property Lease(s) and Assumed Contract(s) assumed by Buyer at such Extension Closing;

(iii)           The amount payable by the Buyer to the Receiver at such Extension Closing shall be adjusted and paid in accordance with Section 3.1(c); and

(iv)           The Working Capital Adjustment Amount shall be separately calculated and paid in accordance with Section 3.4 as to the Casino or Casinos described in this Section 2.6(b) as to which such Extension Closing relates.

If the Purchased Assets constituting or located at more than one Casino are not sold to Buyer at the initial Closing, the Receiver or Buyer may determine (with written notice of such determination being given to the other party) that such other Casinos shall be sold to Buyer on a seriatim basis and at multiple Extension Closings (subject in each case to the satisfaction of all of the conditions set forth in Section 2.6(c) as to the applicable Casino) or that a single Extension Closing shall be held at such time as all conditions to the sale of all such Casinos set forth in Section 2.6(c) have been or will be satisfied; provided, however, that notwithstanding anything herein to the contrary:

(A)           The initial Closing shall include: (x) Sea-Tac Casino; (y) at least three (3) of the following Casinos: GN Tukwila Casino, Millcreek Casino, Royal Casino, and Renton Casino; and (z) the assets that are among the Purchased Assets (including but not limited to the Assumed Contracts) of Gameco, Gaming Consultants and Gaming Management; each on and subject to the terms and conditions hereof;

(B)           The Casino, if any, not acquired by Buyer pursuant to clause 2.6(b)(A)(y), the Club Hollywood Casino, and the SD Tukwila Casino shall be sold to Buyer, on and subject to the terms and conditions hereof, only concurrently with, or after, Buyer’s acquisition of the Casinos and other Purchased Assets referred to in clause 2.6(b)(A), in any order and pursuant to one or more Extension Closings.

If more than one Closing is or is provided to be held pursuant to this Section 2.6, then except where the context otherwise requires, all of the provisions of this Agreement relating to the “Closing” and the “Closing Date” and the actions to be taken by the parties in connection therewith shall apply mutatis mutandis to the initial Closing and each Extension Closing and to the initial Closing Date and date on which an Extension Closing occurs (each an “Extension Closing Date”), except as the context otherwise requires.

(c)          The obligation of Buyer to purchase the Purchased Assets and to take the other actions required to be taken by Buyer at an Extension Closing is subject to the satisfaction, at or prior to the Extension Closing, of each of the following conditions (each of which may be waived by Buyer, in whole or in part):

(i)           Each of the conditions set forth in Section 10, except for the condition set forth in Section 10.8, shall have been satisfied; and

(ii)           As to the Casino or Casinos to which the Extension Closing relates, an assignment and assumption of, or court approvals for the assignment of, the Assumed Real Property Leases related to such Casino or Casinos shall have been, or at such Extension Closing will be obtained.

(d)          If an initial Closing occurs pursuant to Section 2.6(a) and fewer than all of the Casinos are acquired at such Closing then, simultaneously with the initial Closing, Buyer (or an Affiliate of Buyer approved by the Receiver, referred to herein as the “Service Supplier”) and the Receiver shall enter into a service supplier agreement (the “Service Supplier Agreement”), pursuant to which the Service Supplier will provide management services to the Casinos that are retained by the Receiver.  Such agreement shall be consistent with the terms and conditions set forth on the “Summary of Terms of Service Supplier Agreement” attached as Schedule 2.6(d).  The parties agree that a material default, after notice and cure, under the Service Supplier Agreement by the Service Supplier shall be a material default by Buyer under this Agreement, and that a material default, after notice and cure, under the Service Supplier Agreement by the Receiver shall be a material default by the Receiver under this Agreement.

3.        CONSIDERATION

The aggregate consideration to be paid by Buyer to the Receiver for the Purchased Assets (the “Purchase Price”) shall consist of (i) an amount equal to (w) Eleven Million Seventy Thousand Dollars ($11,070,000) (the “Base Consideration Amount”), minus (x) the amount set forth next to any Casino that is not included in any Closing in accordance with Section 3.1(c), plus or minus (y) the Working Capital Adjustment Amount, plus or minus (z) the EBITDA Adjustment Amount, and (ii) the assumption of the Assumed Liabilities.

3.1           PAYMENT OF BASE CONSIDERATION AMOUNT

The Base Consideration Amount shall be paid as follows:

(a)           By the close of business on the second (2nd) Business Day after the Effective Date, Buyer will deposit One Million Dollars ($1,000,000) (including any interest from time accrued thereon, the “Deposit”), by wire transfer in immediately available funds, in a United States bank account (the “Escrow Account”) controlled by U.S. Bank, National Association (the “Escrow Agent”) pursuant to the Escrow Agreement by and among Buyer, the Receiver and the Escrow Agent. The Deposit will be held in escrow by the Escrow Agent and applied as set forth herein.

(b)           If the Closing occurs, then:

(i)           The Deposit (x) will be paid to the Receiver, and Buyer and the Receiver will instruct the Escrow Agent to deliver the Deposit to the Receiver (by wire transfer to one or more accounts designated by the Receiver prior to the Closing Date) at the Closing in immediately available funds, and (y) will be credited dollar for dollar against the Purchase Price;

(ii)           Buyer will pay to the Receiver (by wire transfer to an account designated by the Receiver to Buyer prior to the Closing Date) the amount of (x) Six Million Dollars ($6,000,000) minus (y) the Deposit (the “Cash Payment”) at the Closing in immediately available funds; and

(iii)           Subject to Section 3.1(c),and on terms and conditions acceptable to each of Buyer and Fortress as set forth in the definitive Fortress Loan Documents to be entered into by FCC Lender and Buyer (or an entity that directly or indirectly owns and controls Buyer) at Closing, Buyer (or such entity that directly or indirectly owns and controls Buyer) will be indebted to FCC Lender at Closing, in an amount equal to the lesser of (A) Five Million Seventy Thousand Dollars ($5,070,000) or (B) the Base Consideration Amount (as may be adjusted pursuant to Section 3.1(c)) minus Six Million Dollars ($6,000,000) (the “Fortress Accommodation”). The parties acknowledge that there will be no  cash payment  in connection with the Fortress Accommodation by either FCC Lender or Buyer to the Receiver.

(c)           Notwithstanding the foregoing, if an initial Closing and one or more Extension Closings are to occur pursuant to Section 2.6, then the Base Consideration Amount shall be reduced as provided in Schedule 2.6(b) and the amount of the Fortress Accommodation shall be reduced accordingly dollar for dollar.  If the adjustment to the Base Consideration Amount made pursuant to Schedule 2.6(b) exceeds the amount of the Fortress Accommodation, then the Cash Payment shall also be reduced, dollar for dollar, to an amount that results in Buyer’s delivery of the portion of the Base Consideration Amount allocable to the Purchased Assets being transferred to Buyer on the applicable Extension Closing Date.

(d)           If this Agreement is terminated pursuant to Section 12, the Deposit will be applied as specified in Section 12.

3.2           ASSUMED LIABILITIES

Effective as of the Closing (except as otherwise provided in Section 2.6) and subject to Buyer’s obligation to pay or deposit all cure costs as provided in Section 2.3(c), the Receiver at the Closing shall assign to Buyer all of the Companies’ respective interests under the Assumed Real Property Leases and the Assumed Contracts (specifically excluding the Excluded Contracts) and Buyer shall assume all liabilities and obligations of the Companies (i) then existing with respect to accounts payable to trade creditors of the Businesses incurred after the Receivership Order Date; (ii) incurred after the Receivership Order Date under the Assumed Real Property Leases and the Assumed Contracts (whether accrued as of the Closing or arising thereafter); (iii) arising in connection with the use and operation of the real property subject to the Assumed Real Property Leases and the other Purchased Assets from and after the Closing; (iv) for casino chips, pull tabs and other gaming instruments then representing a claim against the Companies’ Businesses; and (v) as may be set forth or described in Schedule 3.2, solely to the extent those liabilities and obligations included in clauses (i) through (iv) are expressly included in the Actual Working Capital (the liabilities and obligations described in this Section 3.2 collectively, the “Assumed Liabilities”).  The terms of Buyer’s assumption of the Assumed Liabilities shall expressly include a release of any liability of the Companies for such Assumed Liabilities.

3.3           EXCLUDED LIABILITIES

Except for the Assumed Liabilities specifically assumed by Buyer as set forth in Section 3.2 and as otherwise expressly provided in this Agreement, Buyer is not assuming, nor shall be liable for, any other liability or obligation of the Receiver or the Companies, including, without limitation, any liabilities associated with employee benefit plans, any liabilities associated with employees of the Companies, and any liabilities of the Companies that are associated with any Excluded Contract (such other liabilities and obligations collectively, the “Excluded Liabilities”).  Notwithstanding anything to the contrary in this Agreement, the Excluded  Liabilities shall include, without limitation, (i) any accounts payable not included as a current liability set forth in the Actual Working Capital, (ii) except as expressly provided in Section 9.6, any liability or obligation of the Companies for Taxes, including without limitation, gaming excise taxes or payroll taxes, due and payable for all periods through and including the Closing Date except to the extent included as a current liability set forth on the Actual Working Capital and (iii) except as expressly provided in Section 9.7, any liability or obligation to any employees of each Company through and including the Closing Date, including those under any existing Plan maintained by the Companies.

3.4           WORKING CAPITAL ADJUSTMENT AMOUNT

Subject to Section 2.6, the Working Capital Adjustment Amount shall be calculated separately as to each Casino and paid as follows:

(a)           Not more than five (5) Business Days prior to the scheduled Closing Date, the Receiver shall in good faith prepare or cause to be prepared, and in doing so, shall reasonably cooperate and consult with Buyer, and thereafter deliver to Buyer, a computation of the estimated Working Capital of such Casino determined as of the Closing Time of such Casino (the “Close of Business”) on the Closing Date (the “Estimated Working Capital”), which computation shall be prepared in accordance with the Agreed Accounting Principles and shall be consistent with the methodology agreed to between Buyer and the Receiver and attached hereto as Schedule 3.4(a).  If the Estimated Working Capital exceeds One Dollar ($1.00), then in addition to the amount otherwise payable by Buyer pursuant to Section 3.1, Buyer shall pay to Receiver at the Closing an amount equal to such excess.  If the Estimated Working Capital of such Casino is less than One Dollar ($1.00), Buyer shall deduct from the amount otherwise payable by Buyer pursuant to Section 3.1 an amount equal to such deficiency.

(b)           As promptly as practicable, but no later than thirty (30) days after the Closing Date, the Receiver shall in good faith prepare or cause to be prepared, and in doing so, shall reasonably cooperate and consult with Buyer, and thereafter deliver to Buyer, a computation of the actual Working Capital of such Casino determined as of the Close of Business on the Closing Date (the “Final Working Capital”), which computation will be prepared in accordance with the Agreed Accounting Principles on a basis consistent with the Estimated Working Capital.

(c)           If within thirty (30) days following delivery to Buyer of the Receiver’s calculation of the Final Working Capital of such Casino, Buyer has not given the Receiver a written notice (an “Objection Notice”) of Buyer’s disagreement with such calculation (which notice must contain a statement of the basis of Buyer’s disagreement and a reasonably detailed statement of Buyer’s calculation of such Final Working Capital and which disagreement shall be limited to whether the calculation of Final Working Capital was undertaken in a manner consistent with the Agreed Accounting Principles and the terms of this Agreement and whether there were mathematical or factual errors in the calculation of such Final Working Capital), then the Final Working Capital of such Casino as set forth in the Receiver’s calculation will be used in computing the Working Capital Adjustment Amount.  If Buyer delivers an Objection Notice to the Receiver, Buyer and the Receiver will endeavor to resolve all disagreements noted in the Objection Notice in good faith as soon as practicable after the delivery of such Objection Notice.  If such parties do not obtain a final resolution within thirty (30) days after the Receiver has received the Objection Notice, then the issues in dispute will be submitted to the Independent Accountants for resolution pursuant to the provisions of Schedule 3.4(c).

(d)           The amount of Working Capital of such Casino as of the Close of Business on the Closing Date as agreed to by Receiver and Buyer or as determined by the Independent Accountants, as applicable, pursuant to the preceding provisions of this Section 3.4 shall be final and binding on all of the parties hereto and shall be deemed the “Actual Working Capital” of such Casino for all purposes hereof.

(e)           On the third (3rd) Business Day following the final determination of the Actual Working Capital of such Casino, either (i) Buyer shall pay to the Receiver an amount equal to the amount, if any, by which the Actual Working Capital of such Casino exceeds the Estimated Working Capital of such Casino, or (ii) the Receiver shall pay to Buyer an amount equal to the amount, if any, by which the Estimated Working Capital of such Casino exceeds the Actual Working Capital of such Casino.  The amount paid by the Receiver to Buyer or by Buyer to the Receiver pursuant to this Section 3.4(e) is herein referred to as the “Working Capital Adjustment Amount”.  All payments will be made together with interest at an annual rate of five percent (5%), calculated on the basis of a 365-day year and compounded daily, beginning on the Closing Date and ending on the date of payment.  Payments must be made in immediately available funds.  Payments to the Receiver shall be made by wire transfer to an account as designated by the Receiver.  Payments to Buyer shall be made by wire transfer to an account as designated by Buyer.

3.5           EBITDA ADJUSTMENT AMOUNT

(a)           Within the latest of (i) thirty (30) days after the Closing Date (or if one or more Extension Closings is to occur pursuant to Section 2.6, the Extension Closing Date upon which the last of the Purchased Assets is sold), (ii) five (5) Business Days after Receiver’s receipt of the Audited Financial Statements (which will occur no later than July 31, 2010), and (iii) five (5) Business Days after the effective date of the termination of this Agreement in the event that an initial Closing has occurred and this Agreement is thereafter terminated pursuant to Section 12.1(a)(iii) or 12.1(a)(viii), the Receiver shall in good faith prepare, or cause to be prepared, and deliver to Buyer, a computation of the difference of (x) the 2009 EBITDA for all Casinos that have been acquired pursuant to this Agreement based on the unaudited financial statements prepared by Gaming Consultants for the fiscal year ended December 31, 2009 (the “Unaudited EBITDA Amount”) and (y) the 2009 EBITDA for such Casinos based on the Audited Financial Statements (such difference, the “EBITDA Difference Amount”).  The Unaudited EBITDA Amounts for all the Casinos is attached hereto as Schedule 3.5(a).  For purposes of this Agreement, the “EBITDA Threshold Amount” shall mean the amount that is ten percent (10%) of the Unaudited EBITDA Amount.

(b)           If within thirty (30) days following delivery to Buyer of the Receiver’s calculation of the EBITDA Difference Amount, Buyer has not given the Receiver an Objection Notice of Buyer’s disagreement with such calculation (which notice must contain a statement of the basis of Buyer’s disagreement and a reasonably detailed statement of Buyer’s calculation of such EBITDA Difference Amount and which disagreement shall be limited to whether the calculation of the EBITDA Difference Amount was undertaken in a manner consistent with the Agreed Accounting Principles and the terms of this Agreement and whether there were mathematical or factual errors in the calculation of such EBITDA Difference Amount), then the EBITDA Difference Amount as set forth in the Receiver’s calculation will be used in computing the EBITDA Adjustment Amount.  If Buyer delivers an Objection Notice to the Receiver, Buyer and the Receiver will endeavor to resolve all disagreements noted in the Objection Notice in good faith as soon as practicable after the delivery of such Objection Notice.  If such parties do not obtain a final resolution within thirty (30) days after the Receiver has received the Objection Notice, then the issues in dispute will be submitted to the Independent Accountants for resolution pursuant to the provisions of Schedule 3.4(c).  The EBITDA Difference Amount as agreed to by Receiver and Buyer or as determined by the Independent Accountants, as applicable, pursuant to the preceding provisions of this Section 3.5(b) shall be final and binding on all of the parties hereto.

(c)           If the absolute value of the EBITDA Difference Amount is greater than the EBITDA Threshold Amount, then:

(i)           If the EBITDA Difference Amount is a negative number, Buyer shall pay to the Receiver an amount equal to the product of (x) five (5) and (y) the difference between (A) the EBITDA Threshold Amount and (B) the absolute value of the EBITDA Difference Amount; or

(ii)           If the EBITDA Difference Amount is a positive number, the Receiver shall pay to Buyer an amount that is equal to the amount to the product of (x) five (5) and (y) the difference between (A) EBITDA Difference Amount and (B) the EBITDA  Threshold Amount; and

(iii)           Such amount to be paid by Buyer or the Receiver pursuant to this Section 3.5 shall be known as the “EBITDA Adjustment Amount”.

(d)           If the absolute value of the EBITDA Difference Amount is less than or equal to the EBITDA Threshold Amount, then the EBITDA Adjustment Amount shall be Zero Dollars ($0.00).

(e)           Any payments pursuant to this Section 3.5 must be made in immediately available funds within thirty (30) days after the final determination of the EBITDA Adjustment Amount.  Payments to the Receiver shall be made by wire transfer to an account as designated by the Receiver.  Payments to Buyer shall be made by wire transfer to an account as designated by Buyer.

(f)           Solely for illustrative purposes, an example of the calculation of the EBITDA Adjustment Amount is set forth on Schedule 3.5(f) hereto.

3.6           ALLOCATION OF PURCHASE PRICE

(a)           Not more than five (5) Business Days prior to the scheduled Closing Date, the Receiver shall in good faith prepare or cause to be prepared, and in doing so, shall reasonably cooperate and consult with Buyer, and thereafter deliver to Buyer on behalf of each Company a schedule (each, an “Allocation Schedule”) allocating the applicable portion of the Purchase Price among the various assets comprising the Purchased Assets of that Company that are to be conveyed by Receiver to Buyer in accordance with Treasury Regulation 1.1060-1 (or any comparable provisions of state or local Tax Law) or any successor provision and the allocation methodology set forth in Schedule 3.6.  The procedures set forth in this Section 3.6 shall be applied separately with respect to each Allocation Schedule.  If there is an initial Closing and one or more Extension Closings pursuant to Section 2.6, then the procedures set forth in this Section 3.6 shall be applied separately with respect to the Purchased Assets conveyed to Buyer at each such Closing or Extension Closing.

(b)           Unless the Receiver and Buyer have previously agreed upon the manner in which the Purchase Price (to the extent not allocated to Class I through Class IV Assets pursuant to Schedule 3.6) is to be allocated among Class V Assets (furniture, fixtures and equipment, leasehold improvements and other Class V assets), Class VI Assets (licenses, permits, trade name and other intangibles described in Section 197 of the Internal Revenue Code, excluding  goodwill and going concern value) and Class VII Assets (goodwill and going concern value), the Allocation Schedule will only set forth the allocations of the Purchase Price among the Purchased Assets of that Company that are Class I through Class IV Assets.  At such time as both the Final Working Capital and the EBITDA Adjustment Amount are determined pursuant to Sections 3.4 and 3.5, respectively, or, if later, at such time as Buyer and Receiver agree upon the allocation of the Purchase Price to Class V Assets, Class VI Assets and Class VII Assets pursuant to Section 3.6(d) below or the Independent Accountants have made a final determination pursuant to Section 3.6(e) below, the Receiver shall in good faith prepare or cause to be prepared, and in doing so, shall reasonably cooperate and consult with Buyer, and thereafter deliver to Buyer a revised Allocation Schedule (the “Final Allocation Schedule”) for each Company that (i) reflects any changes to the allocation of the Purchase Price among the Purchased Assets in Classes I through IV for such Company as a result of any changes between the Estimated Working Capital and the Final Working Capital and (ii) reflects the allocation of the Purchase Price (to the extent not allocated to Class I through Class IV Assets) among Class V Assets, Class VI Assets and Class VII Assets of such Company as determined pursuant to Section 3.6(c), Section 3.6(d) or Section 3.6(e) below, as applicable.

(c)           No later than two (2) Business Days after such time as both the Final Working Capital and the EBITDA Adjustment Amount are determined pursuant to Sections 3.4 and 3.5, respectively, Buyer shall prepare, or cause to be prepared, and deliver to Receiver a proposed allocation of the Purchase Price (to the extent not allocated to Class I through Class IV Assets) among Class V Assets, Class VI Assets and Class VII Assets for each Company (“Buyer’s Proposed Allocation”).  Upon the Receiver’s request, Buyer agrees to provide to the Receiver all documentation supporting Buyer’s Proposed Allocation.  If the Receiver objects to Buyer’s Proposed Allocation with respect to a Company, Buyer and the Receiver will negotiate in good faith to resolve such objections.

(d)           If, within ten (10) days after receipt by the Receiver of Buyer’s Proposed Allocation with respect to a Company, Buyer and the Receiver agree upon the allocation of the Purchase Price among Class V Assets, Class VI Assets and Class VII Assets of such Company, the applicable Final Allocation Schedule shall reflect the agreed upon allocation, and Buyer and Receiver, to the extent the Receiver has the authority to do so, shall (i) report and file all Tax Returns (including any amended Tax Returns and claims for refund) consistent with the Purchase Price allocation set forth in the Final Allocation Schedule and (ii) take no position contrary to or inconsistent with such Final Allocation Schedule (including in any audits or examinations by any taxing authority or any other proceedings).  Buyer and the Receiver, to the extent the Receiver has the authority to do so, shall file or cause to be filed any and all forms (including U.S. Internal Revenue Service Form 8594), statements and schedules with respect to such allocation, including any required amendments to such forms.

(e)           If Buyer and the Receiver are unable to agree upon the manner in which the Purchase Price (to the extent not allocated to Class I through Class IV Assets) should be allocated among Class V Assets, Class VI Assets and Class VII Assets with respect to a Company within ten (10) days after receipt by the Receiver of Buyer’s Proposed Allocation with respect to such Company, then any disputed allocation among Class V Assets, Class VI Assets and Class VII Assets shall be finally and conclusively determined by the Independent Accountants in accordance with Section 1060 of the Internal Revenue Code.  For the avoidance of doubt, the Independent Accountants shall not have the authority to change the allocations of the Purchase Price among Class I through Class IV Assets.  Promptly, but not later than ten (10) days after acceptance of its appointment hereunder, the Independent Accountants shall determine only those matters pertaining to the allocation among Class V Assets, Class VI Assets and Class VII Assets in dispute and shall render a written report as to the disputed matters and the resulting allocation, and such report of the Independent Accountants shall be final, conclusive and binding upon Buyer and the Receiver, and such parties shall report and file all Tax Returns as contemplated by, and shall otherwise comply with, the preceding paragraph.  The Final Allocation Schedule of the applicable Company shall incorporate the results of the Independent Accountant’s determination.  The fees and disbursements of the Independent Accountants shall be borne solely by the Receiver.  Notwithstanding any other provisions of this Agreement, the provisions of this Section 3.6 shall survive the initial Closing and any Extension Closing.

4.        CLOSING TRANSACTIONS

4.1           CLOSING

The closing of the purchase and sale of the Purchased Assets (the “Closing”) will occur at such time and place as the parties shall agree upon in writing but in any event no later than five (5) Business Days following satisfaction or waiver of the last to be fulfilled of the conditions in Sections 10 and 11 (other than those conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of such conditions), except in each case as otherwise provided in Section 2.6.  The date on which the Closing is actually held is the “Closing Date.”

4.2           OBLIGATIONS OF THE RECEIVER AT CLOSING

At the Closing, subject to Section 2.6, the Receiver will deliver each of the following to Buyer:

(a)           A Bill of Sale and Assignment and Assumption Agreement, duly executed by the Receiver substantially in the form attached hereto as Exhibit B, pursuant to which the Receiver transfers to Buyer the Companies’ rights, titles and interests in and to the Purchased Assets, including but not limited to the Assumed Real Property Leases and the Assumed Contracts, and Buyer shall assume the Assumed Liabilities (the “Bill of Sale and Assignment and Assumption Agreement”);

(b)           As to each Assumed Real Property Lease, and to the extent required, each Assumed Contract, either (i) the written consent of the lessor or counterparty under such Assumed Real Property Lease or Assumed Contract to the assignment thereof by the applicable Company and the assumption thereof by Buyer, or (ii) alternatively, an Order of a court of competent jurisdiction authorizing such assumption and assignment;

(c)           A Trademark and Servicemark Assignment Agreement for each Company whose Business is acquired at the Closing, duly executed by the Receiver substantially in the form attached hereto as Exhibit C, pursuant to which, among other things, the Receiver transfers to Buyer any and all of the Receiver’s (and each such Company’s) right, title and interest in certain trademarks and servicemarks used in connection with such Company’s Business (the “Trademark Agreements”);

(d)           A Domain Name Transfer Agreement for each Company whose Business is acquired at the Closing, duly executed by the Receiver substantially in the form attached hereto as Exhibit D, pursuant to which the Receiver transfers to Buyer any and all of the Receiver’s (and each such Company’s) right, title and interest in and to certain registered domain names of each such Company used in connection with such Company’s Business (the “Domain Name Agreements”);

(e)           Each Change Form (as defined in Section 9.13(b)) for each Company whose Business is acquired at the Closing and, at the initial Closing, each Change Form for Little Nevada II, Inc. and Little Nevada III, Inc. described in Section 9.13(b);

(f)           Keys necessary to access each of the properties under the Assumed Real Property Leases; and

(g)           All other instruments and documents that are necessary, in the reasonable opinion of Buyer and its counsel, to fulfill the obligations of the Receiver under this Agreement that are required to be fulfilled on or prior to the Closing Date and to evidence satisfaction of any conditions to the Closing referred to herein.

4.3           OBLIGATIONS OF BUYER AT CLOSING

At the Closing, subject to Section 2.6, Buyer will deliver to the Receiver each of the following:

(a)           The balance of the Base Consideration Amount, as contemplated by Section 3.1, and any additional amount payable by Buyer pursuant to the penultimate sentence of Section 3.4(a);

(b)           Two counterpart originals of the Bill of Sale and Assignment and Assumption Agreement, duly executed by Buyer;

(c)           Two counterpart originals of the Trademark Agreement, duly executed by Buyer;

(d)           Two counterpart originals of the Domain Name Agreements, duly executed by Buyer;

(e)           Evidence satisfactory to the Receiver that Buyer has received all approvals of Governmental Authorities necessary for (i) Buyer to consummate the transactions contemplated by this Agreement, including but not limited to, Buyer’s purchase and acquisition of the Purchased Assets (including but not limited to the assumption of the Assumed Real Property Leases and Assumed Contracts) and (ii) Buyer to legally operate the Businesses, including the enhanced card rooms in the State of Washington, including, without limitation, all regulatory approvals and Consents needed from the WSGC and the WSLCB (whether annual licenses, temporary or provisional licenses, commitment letters or otherwise, as determined by the Receiver) and from all other Governmental Authorities having jurisdiction for such operations (the approvals described in this Section 4.3(e) collectively the “Required Governmental Approvals”); and

(f)           All other instruments and documents that are necessary, in the reasonable opinion of the Receiver and its counsel, to fulfill the obligations of Buyer under this Agreement that are required to be fulfilled on or prior to the Closing Date and to evidence satisfaction of any conditions to the Closing referred to in this Agreement.

5.        PRESERVATION OF LIENS; PROCEEDS HELD FOR BENEFIT OF CREDITORS

The properties, assets and rights of the Companies (including but not limited to the Purchased Assets) are currently subject to perfected liens in favor of Fortress.  The parties acknowledge that the Deposit, to the extent it becomes a part of the receivership estate, is proceeds, products, offspring or profits of the properties, assets and rights of the Companies which are subject to Fortress’s existing perfected liens and any liens (including, without limitation, Fortress’s liens) will attach to the Deposit and, from and after such time as the same and all additional amounts, if any, in respect of the Purchase Price are paid to the Receiver, the amounts so paid, and such liens will retain their existing priority with the same validity, priority, force and effect which they have with respect to the properties, assets and rights of the Companies.  Following the Closing and each Extension Closing, if any, the Receiver will disburse the proceeds from the sale of the Purchased Assets in accordance with the Approval Orders and other applicable orders of the Canadian Court.  The Receiver acknowledges that none of the aforementioned Fortress liens shall limit Buyer’s right to the Deposit pursuant to, and as described in, Section 12.2 below, nor shall any such liens continue to encumber the Deposit if the same is delivered Buyer pursuant to such Section.

6.        LICENSING APPLICATIONS

Within ten (10) days after the Effective Date, Buyer shall (i) complete and file with the WSGC and the WSLCB all such applications and other materials, and pay all fees and such other amounts, as shall be required by the WSGC and the WSLCB and under other applicable Law in order for Buyer to obtain the Required Governmental Approvals from the WSGC and the WSLCB and (ii) deliver to the Receiver evidence satisfactory to the Receiver of the filing of such materials and the payment of such fees and other amounts.

7.        REPRESENTATIONS AND WARRANTIES OF THE RECEIVER

The Receiver hereby represents and warrants to Buyer as of the Effective Date and the Closing Date, as follows:

7.1           AUTHORITY; NO CONFLICT

Subject to the approval of this Agreement by the Canadian Court and the Bankruptcy Court, applicable provisions of the CCAA and the U.S. Bankruptcy Code and entry of the Approval Orders, to the Receiver’s Knowledge:

(a)           All action on the part of the Receiver necessary for the authorization, execution and delivery of this Agreement, the sale and delivery of the Purchased Assets, and the performance of all of the Receiver’s obligations under this Agreement has been taken; and

(b)           This Agreement has been duly executed and delivered by the Receiver pursuant to the Receiver’s express court authority and (assuming the due authorization, execution and delivery hereof by Buyer) is a valid and binding obligation of the Receiver, enforceable against the Receiver in accordance with the terms hereof, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar requirements of Law relating to creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

7.2           BROKERS OR FINDERS

The Receiver has not incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement, and the Receiver will indemnify and hold Buyer harmless from any such payment alleged to be due by the Receiver as a result of the action of the Receiver or its officers or employees, which indemnification will survive the Closing or the termination of this Agreement.

EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 7, THE RECEIVER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO ANY MATTER RELATING TO THE PURCHASED ASSETS (INCLUDING, WITHOUT LIMITATION, INCOME TO BE DERIVED OR EXPENSES TO BE INCURRED IN CONNECTION WITH THE PURCHASED ASSETS, THE PHYSICAL CONDITION OF ANY PERSONAL PROPERTY COMPRISING A PART OF THE PURCHASED ASSETS OR THAT IS THE SUBJECT OF ANY LEASE OR CONTRACT TO BE ASSUMED BY BUYER AT THE CLOSING, THE VALUE OF THE PURCHASED ASSETS (OR ANY PORTION THEREOF), THE TRANSFERABILITY OF THE PURCHASED ASSETS, THE TERMS, AMOUNT, VALIDITY, COLLECTABILITY OR ENFORCEABILITY OF ANY ASSUMED LIABILITIES OR ASSUMED REAL PROPERTY LEASE OR OTHER LEASE OR CONTRACT, THE MERCHANTABILITY OR FITNESS OF THE PERSONAL PROPERTY OR ANY OTHER PORTION OF THE PURCHASED ASSETS FOR ANY PARTICULAR PURPOSE OR USE, OR ANY OTHER MATTER OR THING RELATING TO THE PURCHASED ASSETS OR ANY PORTION THEREOF).  THE RECEIVER HEREBY DISCLAIMS ANY WARRANTY (EXPRESS OR IMPLIED) OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR USE AS TO ANY PORTION OF THE PURCHASED ASSETS.

8.        REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Receiver as of the Effective Date and the Closing Date as follows:

8.1           ORGANIZATION AND GOOD STANDING

Buyer is a limited liability company duly organized, validly existing, and in good standing under the Laws of the State of Washington.

8.2           AUTHORITY; NO CONFLICT

Buyer has all requisite limited liability company power and authority to execute and deliver the Agreement, to purchase the Purchased Assets and assume the Assumed Liabilities hereunder and to carry out and perform Buyer’s obligations under this Agreement.  All action on the part of Buyer necessary for the authorization, execution, delivery and performance of this Agreement by Buyer, the purchase of the Purchased Assets and assumption of the Assumed Liabilities, and the performance of all obligations of Buyer under the Agreement, has been taken.  This Agreement has been duly executed and delivered by Buyer and (assuming the due authorization and delivery hereof by the Receiver) is a valid and binding obligation of Buyer, enforceable against Buyer in accordance with this Agreement’s terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar requirements of Law relating to creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement by Buyer will not (a) conflict with or result in a breach of any provision of the articles of organization or operating agreement of Buyer, (b) violate any existing provision of applicable Law or any existing order, rule, regulation, judgment or decree of any Governmental Authority applicable to Buyer, (c) conflict with or result in a breach or violation of any term or provision of, or constitute a default under, any agreement, instrument or writing to which Buyer is a party, or by which Buyer may be bound, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer, except in each case for such conflicts, breaches, violations or defaults as will not have a material adverse effect on the ability of Buyer to perform its obligations under this Agreement.

8.3           CERTAIN PROCEEDINGS

There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement.  To Buyer’s Knowledge, no such Proceeding has been threatened or is contemplated.

8.4           AS-IS, WHERE IS PURCHASE

BUYER ACKNOWLEDGES THAT ITS AND ITS REPRESENTATIVES HAVE RECEIVED OR BEEN AFFORDED THE OPPORTUNITY TO REVIEW, AND HAVE REVIEWED, PRIOR TO THE DATE OF THIS AGREEMENT, ALL MATERIALS THAT BUYER HAS REQUESTED THE RECEIVER TO DELIVER OR MAKE AVAILABLE, AS THE CASE MAY BE, TO BUYER AND ITS REPRESENTATIVES IN CONNECTION WITH ENTERING INTO THIS AGREEMENT.  BUYER ACKNOWLEDGES THAT IT IS INFORMED AS TO THE RISKS OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE OWNERSHIP OF THE PURCHASED ASSETS, THAT BUYER IS PROCEEDING WITH ITS ACQUISITION OF THE PURCHASED ASSETS BASED SOLELY UPON ITS INDEPENDENT INSPECTIONS AND INVESTIGATIONS OF SUCH ASSETS, AND THAT BUYER WILL BE PURCHASING THE PURCHASED ASSETS AT CLOSING ON AN “AS IS, WHERE IS” BASIS, WITH NO REPRESENTATIONS OR WARRANTIES OF ANY KIND (EXPRESS OR IMPLIED, AT COMMON LAW, BY STATUTE, OR OTHERWISE) EXCEPT AS SPECIFICALLY SET FORTH IN SECTION 7.  BUYER HAS NOT RELIED UPON, AND WILL NOT RELY UPON, ANY REPRESENTATION OR WARRANTY OF THE RECEIVER, ITS REPRESENTATIVES OR ANY OTHER PERSON, EXCEPT AS EXPRESSLY SET FORTH IN SECTION 7.  NONE OF THE RECEIVER, ANY COMPANY , ANY REPRESENTATIVE OF THE RECEIVER OR ANY COMPANY OR ANY OTHER PERSON WILL HAVE OR BE SUBJECT TO ANY LIABILITY TO BUYER OR ANY OTHER PERSON RESULTING FROM THE DISTRIBUTION TO BUYER OR ITS REPRESENTATIVES OF, OR ANY SUCH PERSON’S USE OF, ANY SUCH INFORMATION, INCLUDING ANY CONFIDENTIAL MEMORANDA DISTRIBUTED RELATING TO THE PURCHASED ASSETS OR THE COMPANIES OR OTHER PUBLICATIONS OR DATA ROOM INFORMATION PROVIDED TO BUYER OR ITS REPRESENTATIVES, OR ANY OTHER DOCUMENT OR INFORMATION IN ANY FORM PROVIDED TO BUYER OR ITS REPRESENTATIVES IN CONNECTION WITH THE SALE OF THE PURCHASED ASSETS AND THE OTHER TRANSACTIONS CONTEMPLATED HEREBY.

8.5           FORECASTS AND PROJECTIONS

Without limiting the generality of Section 8.4, Buyer acknowledges that any forecasts or projections included in any due diligence or similar materials are not to be viewed as facts and that actual results achieved by the Companies during the period or periods covered by any such forecasts or projections may vary materially from those contained in such forecasts or projections, and that none of the Companies, the Receiver, any other Person or any of their respective Representatives has made any representation or warranty concerning any future revenues, costs, expenditures, cash flows, results of operations, financial condition or prospects of any of the Companies or the Purchased Assets.

8.6           LICENSING

NG Washington, LLC, a Washington limited liability company and an Affiliate of Buyer, is licensed with the WSGC and the WSLCB and all such licenses are in good standing.

8.7           SUFFICIENT FUNDS

As of the Effective Date, subject to the Fortress Accommodation, Buyer has (and will have on the Closing Date and each Extension Closing Date, if any) the financial capability and all of the funds required in order to complete the transactions contemplated by this Agreement, on the terms contained in this Agreement and to timely perform and discharge the obligations of Buyer under this Agreement.

8.8           BROKERS OR FINDERS

Neither Buyer nor any of its respective agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement, and Buyer will indemnify and hold the Receiver and the Companies harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or any of its respective officers or agents, which indemnification will survive the Closing, each Extension Closing, if any, or the termination of this Agreement.

9.        COVENANTS OF THE PARTIES

9.1           REGULATORY APPROVALS

Buyer expressly agrees to use its commercially reasonable efforts to obtain all of the Required Governmental Approvals.  In furtherance of the foregoing (but without limiting the provisions of Section 6), after the Effective Date, Buyer shall promptly file, and cause all applicable owners and officers of Buyer to file, all appropriate applications and notices with the WSGC, the WSLCB, and such other Governmental Authorities as may be necessary to implement this covenant.  Upon Buyer’s written request, the Receiver shall use commercially reasonable efforts to take such actions as Buyer shall reasonably request in order to facilitate Buyer’s obtaining the Required Governmental Approvals; provided, however, that all such actions shall be taken by the Receiver at Buyer’s sole cost and expense and that the Receiver shall not be obligated to incur any liability or obligations in connection herewith.

9.2           PRESERVATION OF BUSINESS

Except (i) as required by applicable Law, (ii) as otherwise expressly contemplated by this Agreement, (iii) as approved by the Canadian Court and/or the Bankruptcy Court, as applicable, or (iv) with the prior written consent of Buyer, the Receiver shall, until the Closing and taking into account the CCAA Proceeding and the U.S. Proceeding, and subject in each case to Section 9.4(d) and the ability of the Receiver thereunder to consider and accept Other Offers, use commercially reasonable efforts to cause the Companies:

(a)           To operate their respective Businesses in the ordinary and usual course of business, including with respect to maintaining marketing and promotional efforts and, subject to employee turn-over in the ordinary course of business, maintaining the number of employees of the Companies;

(b)           Not to sell, lease, or otherwise transfer or dispose of any of their material Purchased Assets, and not to agree or commit to do any of the foregoing, other than transfers and dispositions in the ordinary course of business; and

(c)           To maintain in full force and effect until the Closing Date and each Extension Closing Date, if any, substantially the same levels of insurance coverage for the Companies that are in effect as of the Effective Date.

9.3           ACKNOWLEDGEMENT OF INFORMATION PROVIDED

Buyer hereby acknowledges and expressly agrees (i) that it and its respective Representatives have been permitted full and complete access to, and have inspected the books and records, tax returns, contracts, insurance policies (or summaries thereof) and other properties and assets of the Companies that Buyer or its respective Representatives have deemed necessary or desirable in connection with Buyer’s execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (ii) that no further inspection or due diligence is a condition to complete the transactions contemplated hereby, and (iii) that Buyer has completed Buyer’s due diligence investigation.

9.4           COURT APPROVAL PROCEDURES

(a)           Following execution and delivery of this Agreement, the Receiver shall seek entry of an order with the Bankruptcy Court establishing procedures for the assumption and assignment of executory contracts and leases (including establishing cure amounts), approving the Breakup Fee, for conduct of the hearing on approval of this Agreement, and the procedures for consideration and acceptance of other offers for the Purchased Assets in substantially the form attached hereto as Schedule 9.4(a) (the “Bidding Procedures Order”), provided, however, that any material changes to the form attached as Schedule 9.4(a) must be approved by Buyer, which approval shall not be unreasonably withheld; provided further, however, that no changes to the amount or manner of payment of the Breakup Fee may be made to the Bidding Procedures Order in any manner whatsoever without the consent of Buyer, which consent may be withheld in Buyer’s sole discretion.  Prior to filing an application for entry of such an order, the Receiver shall provide, or cause its counsel to provide, to Buyer and its counsel a copy of the application or motion papers and a reasonable opportunity to comment on the same; provided, however, that any such comments of Buyer or its counsel shall not limit the Receiver’s right to determine the content of any such pleading in its sole discretion.

(b)           Following the execution and delivery of this Agreement, the Receiver shall apply to the Canadian Court for an order (the “Canadian Approval Order”) in a form mutually acceptable to Buyer and the Receiver that, among other things, (i) approves the sale of the Purchased Assets to Buyer on the terms and conditions set forth in this Agreement and authorizes the Receiver to proceed with the transactions contemplated by this Agreement, subject to entry of the U.S. Approval Order, (ii) provides that upon consummation of the Closing, and each Extension Closing, if any, all Liens on the Purchased Assets then conveyed to Buyer shall attach to the Purchase Price proceeds then paid to the Receiver in the same order of priority as such Liens attached to the Purchased Assets, and (iii) further provides for disbursement of the Purchase Price following the Closing.

(c)           In addition to the application to the Canadian Court for the Canadian Approval Order, the Receiver shall promptly seek and request the earliest available hearing date for approval from the Bankruptcy Court for an order (the “U.S. Approval Order”) in substantially the form attached hereto as Schedule 9.4(c) that, among other things, (i) confirms and approves the sale of the Purchased Assets to Buyer on the terms and conditions set forth in this Agreement and the Canadian Approval Order, and authorizes the Receiver to implement the transactions contemplated by this Agreement (subject to modifications and conditions, if any, made in or pursuant to the Canadian Approval Order), (ii) provides that to the extent permissible by applicable Canadian Law and the applicable provisions of the U.S. Bankruptcy Code, the sale of the Purchased Assets to Buyer shall be free and clear of all interests pursuant to Section 363(f) of the U.S. Bankruptcy Code (including, without limitation, any and all Liens on the Purchased Assets), (iii) provides that, to the extent permissible by applicable Canadian Law and the applicable provisions of the U.S. Bankruptcy Code, all such interests, including without limitation obligations and liabilities of any kind, absolute, contingent or otherwise, of the Companies (other than the Assumed Liabilities) and all Liens on the Purchased Assets, shall attach to the proceeds of the sale hereunder in the same rank and priority as they had in the Purchased Assets, and (iv) approves the Companies’ assumption of the Assumed Real Property Leases and the Assumed Contracts and the assignment of the same to Buyer pursuant to applicable Canadian receivership Law and Section 365 of the U.S. Bankruptcy Code; provided, however, that any material changes to the form attached as Schedule 9.4(c) must be approved by Buyer, which approval shall not be unreasonably withheld.

(d)           Buyer acknowledges and expressly agrees that (i) the Receiver is obligated to solicit, and has solicited, offers from other prospective purchasers for the sale of the Purchased Asserts or the shares of capital stock of the Companies in accordance with applicable Law, (ii) in connection with the CCAA Proceeding and the U.S. Proceeding, the Receiver is required to and will consider other offers for the stock and/or assets of the Companies (each, an “Other Offer”), and (iii) the Canadian Court or the Bankruptcy Court may approve a purchase and sale transaction with, or other disposition of the Purchased Assets or capital stock of the Companies to, another party and the Receiver may elect to forego the transaction contemplated by this Agreement and enter into such other transaction without being in breach of any obligation of the Receiver hereunder, subject to the provisions of Section 12.5.

(e)           Buyer acknowledges that a condition precedent to the Receiver’s obligation to file the papers necessary to seek the Bidding Procedures Order, the Canadian Approval Order and the U.S. Approval Order is the delivery by Buyer to the Receiver of financial and other information necessary to establish that the Buyer can provide landlords under the Assumed Real Property Leases and counterparties to the Assumed Contracts with adequate assurance of future performance by Buyer.  Without limiting the foregoing, Buyer shall promptly take (at its sole cost and expense) all such actions as are reasonably requested by the Receiver to assist in obtaining entry of the Bidding Procedures Order and the Approval Orders and a finding of adequate assurance of future performance by Buyer, including furnishing affidavits, non-confidential financial information, confidential information subject to a reasonable form of confidentiality agreement or other documents or information for filing with the Canadian Court and/or the Bankruptcy Court for the purposes, among others, of (i) providing necessary assurances of performance by Buyer under this Agreement and demonstrating that Buyer is a “good faith” purchaser under Section 363(m) of the U.S. Bankruptcy Code; and (ii) making the employees, officers and representatives of Buyer, as applicable, available (at reasonable times and upon reasonable prior notice) to be interviewed by the attorneys and solicitors of the Receiver and to testify before the Canadian Court and/or the Bankruptcy Court and at depositions, with respect to demonstrating adequate assurance of future performance by Buyer under any Assumed Real Property Lease or Assumed Contract.

(f)           In furtherance of the obligations of Buyer pursuant to Section 9.4(e) above, concurrently with the execution and delivery of this Agreement, Buyer shall provide the Receiver with Buyer’s most recent financial statements and other information and documentation (including, without limitation, regarding any contemplated third party financing) that demonstrate, in Receiver’s reasonable discretion, that Buyer has the financial wherewithal to consummate the transactions contemplated by this Agreement, and such financial statements shall be certified by Buyer’s Chief Executive Officer and Chief Financial Officer as being true and correct in all material respects and as fairly reflecting the operations and capital transactions of Buyer during the periods covered thereby.

9.5           NOTIFICATION

Between the Effective Date and the Closing Date (or if one or more Extension Closings is to occur pursuant to Section 2.6, the last Extension Closing Date), (i) the Receiver shall promptly notify Buyer in writing if the Receiver becomes aware of any fact or condition that makes the satisfaction of the conditions in Section 10 impossible or unlikely, and (ii) Buyer shall promptly notify the Receiver in writing if Buyer becomes aware of (x) any fact or condition that makes the satisfaction of the conditions in Section 11 impossible or unlikely or (y) any change in the financial position of Buyer that could affect Buyer’s ability to perform any of its obligations pursuant to this Agreement including, without limitation, closing the transactions contemplated by this Agreement.

9.6           TRANSFER TAXES; PROPERTY TAXES

(a)           Except as set forth in Section 9.6(b), Buyer will be liable for and will pay, or will cause to be paid, all United States federal, state or local sales, use, purchase, excise, transfer, intangible, stamp, or similar taxes (collectively, “Transfer Taxes”) payable under any applicable Law on or with respect to the transactions contemplated by this Agreement (including without limitation, the sale of the Purchased Assets and the assumption of the Assumed Liabilities).  Buyer will prepare and file all affidavits or returns, if any, required in connection with the foregoing at Buyer’s own cost and expense.  Without limiting the foregoing, at each Closing or Extension Closing, Buyer will deliver to the Escrow Agent (i) a completed Washington State Department of Revenue Consumer Use Tax Return (“Use Tax Return”) for each Company to which such Closing applies reflecting a use tax liability equal to the agreed value of Class V assets of that Company other than leasehold improvements, pursuant to the Allocation Schedule for such Company, multiplied by the applicable tax rate(s) and (ii) cash, without reduction of the Purchase Price, in an amount equal to the total amount of “Total Use Tax Due” reflected on all Use Tax Returns, which returns and cash amounts the Escrow Agent shall, pursuant to the Escrow Agreement, remit to the Washington State Department of Revenue.

(b)           Buyer will prepare all Real Estate Excise Tax Affidavits at Buyer’s own cost and expense.  At each Closing or Extension Closing, Buyer will deliver to the Escrow Agent (i) a completed Real Estate Excise Tax Affidavit for each Company to which such Closing applies if such Company holds tenant-owned leasehold improvements, which affidavit will reflect the agreed value of such leasehold improvements pursuant to the Allocation Schedule for such Company, and (ii) cash, without reduction of the Purchase Price, in an amount equal to fifty percent (50%) of the total amount of Real Estate Excise Tax Due pursuant to all such Real Estate Excise Tax Affidavits; and at each such Closing or Extension Closing, the Receiver will deliver to the Escrow Agent cash in an amount equal to fifty percent (50%) of the total amount of Real Estate Excise Tax Due pursuant to all such Real Estate Excise Tax Affidavits.  The Escrow Agent shall, pursuant to the Escrow Agreement, remit all returns and cash amounts to the recording office of the county in which such Company’s tenant-owned leasehold improvements are located.

(c)           The parties agree that any adjustment pursuant to Sections 3.4 and 3.5 shall not impact the amounts allocated to Class V assets for purposes of the Purchase Price allocation under Section 3.6 or this Section 9.6.  To the extent that, notwithstanding the foregoing, any additional Transfer Taxes are required to be paid by or are imposed upon any Company or the Receiver, Buyer will reimburse that Company or the Receiver, as applicable, for such taxes within five (5) Business Days after payment of such taxes by such Company or the Receiver, as the case may be.  All Transfer Taxes payable by Buyer pursuant to this Agreement shall be in addition to all other amounts payable by Buyer pursuant to this Agreement.

(d)           Notwithstanding anything to the contrary herein, (i) at each Closing or Extension Closing, ad valorem taxes relating to the Purchased Assets that are conveyed to Buyer at each such Closing or Extension Closing, which taxes have been paid for, or are normally due and payable in, the current calendar year shall be prorated between Buyer and the Receiver (based on the number of days in the year occurring before the applicable Closing Date or Extension Closing Date and the number of days in the year occurring on or after such Closing Date), such prorated amounts to be reflected as appropriate in the Final Working Capital, and (ii) Buyer shall be liable for and shall pay any ad valorem taxes normally due and payable in years after the calendar year in which such Closing Date occurs but for which the due date is accelerated to a date on or before such Closing Date on account of the transactions contemplated by this Agreement.  Accordingly, at each Closing or Extension Closing, Buyer and/or the Receiver, as applicable, shall deliver to the Escrow Agent cash equal to the amount of such taxes necessary to satisfy the allocation and/or proration of such taxes as provided in this Section 9.6(d) and for which invoices and assessments have been received.  With respect to personal property taxes attributable to the Purchased Assets title to which is transferred to Buyer on the Closing Date or the Extension Closing Date, as applicable, Buyer shall, and the Receiver to the extent the Receiver has authority to do so shall cause the Companies to, file prior to such Closing all notices of sale, advance tax requests or similar notices with the appropriate Governmental Authorities.

9.7           EMPLOYEE MATTERS

(a)           Not less than three (3) Business Days prior to the scheduled Closing or Extension Closing, as applicable, the Receiver shall deliver to Buyer a list of all current employees of the Companies to which such Closing relates.  Buyer shall use commercially reasonable efforts to offer employment, commencing as of the Closing or the Extension Closing, as applicable, and continuing for a period of at least six (6) months thereafter, to substantially all employees of the Companies (but not necessarily substantially all employees of each Company) providing services at the Casino or Casinos, title to which is then transferred to Buyer, as of such time, in each case on terms and conditions substantially equivalent to the terms and conditions on which such persons are then employed by the Companies; provided, however, that with respect to a Company that has 50 or more “full-time employees” as defined in the WARN Act, Buyer will hire and retain a sufficient number of employees on terms and conditions such that WARN Act liability is not incurred as a result of the transactions contemplated by this Agreement.  Those employees who commence employment by Buyer as of the Closing Date or any applicable Extension Closing Date shall be collectively referred to as the “Buyer Employees.”

(b)           Buyer shall give Buyer Employees full credit for purposes of eligibility and vesting and benefit accrual (other than benefit accrual under a defined benefit pension plan) under the employee benefit plans or arrangements maintained by Buyer in which such Buyer Employees participate for such Buyer Employees’ service with the Companies (or any of them).

(c)           The Receiver and Buyer shall cooperate to comply with and minimize any obligations arising under the WARN Act in connection with any (i) plant closing (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment of the Companies; (ii) mass-layoff (as defined in the WARN Act) affecting any site of employment of the Companies; or (iii) similar action under the WARN Act requiring notice to employees in the event of an employment loss or layoff.

(d)           The Receiver shall pay wages and salaries of the employees of the Companies incurred prior to the Closing Date or any applicable Extension Closing Date and any amounts for bonuses earned prior to the Closing Date and for paid time off or vacation accrued prior to the Closing Date or any applicable Extension Closing Date.

(e)           On the thirty-first (31st) day after the Closing Date and any applicable Extension Closing Date, Buyer will advise the Receiver which employees listed in Schedule 9.7(e) are still employed by Buyer as of such time, so that the Receiver may pay any retention bonuses that have been earned by such employees, which retention bonuses shall not exceed the total amount set forth in Schedule 9.7(e).

(f)           Notwithstanding any of the foregoing to the contrary, none of the provisions contained herein shall operate to duplicate any benefit provided to any Buyer Employee.  No provision of this Agreement shall create any third-party beneficiary rights in any employee or former employee of any Company or any other Person (including any beneficiary or dependent thereof), in respect of continued employment (or resumed employment) for any specified period of any nature or kind whatsoever.

9.8           INVENTORY OF GAMBLING EQUIPMENT AND LIQUOR

(a)           Within ten (10) Business Days after the Effective Date, the Receiver and the Buyer shall jointly prepare a schedule of the material assets (other than Excluded Assets) located at each Casino, including inventories of the Casinos’ gambling equipment sufficient to satisfy the applicable requirements of Washington Administrative Code Section 230-06-110.

(b)           Immediately prior to the Closing or the Extension Closing, as applicable, the Receiver and Buyer shall conduct a physical count of the inventory of the Casino or Casinos that are the subject of the Closing or Extension Closing, as applicable, and prepare a record of the gambling equipment and a detailed inventory of the liquor included in the Purchased Assets to be so transferred to Buyer.  Buyer shall report to the WSGC the transfer of such gambling equipment to Buyer pursuant hereto, including a copy of the applicable inventory record, in accordance with Washington Administrative Code Section 230-06-110(6), and (subject to Buyer’s obtaining all Required Governmental Approvals with respect thereto), shall purchase such liquor inventory from the Receiver at the then fair market value thereof, which price the parties acknowledge they have negotiated and agreed to.

9.9           BUYER’S PROVISION OF ADDITIONAL FINANCIAL INFORMATION

Following the Effective Date, and in addition to Buyer’s separate obligation pursuant to Section 9.4(f), Buyer will provide to the Receiver within five (5) Business Days following any written request from Receiver, such further relevant financial and other information (including, without limitation, adequate assurances as to performance and information and documentation regarding any contemplated third party financing) demonstrating to the Receiver that, in the Receiver’s reasonable judgment, Buyer has and continues to have the financial wherewithal to consummate the transactions contemplated by this Agreement.

9.10           DELIVERY OF FINANCIAL STATEMENTS AND REPORTS

(a)           As promptly as practicable and in any event no later than 20 days after the end of each month ending after the Effective Date and before the Closing Date (or if one or more Extension Closing is to occur pursuant to Section 2.6, the last Extension Closing Date), the Receiver will deliver to Buyer true and complete copies of the unaudited balance sheets, and the related unaudited statements of income, of each Company, as of and for the month and the portion of the fiscal year then ended.

(b)           The Receiver will deliver to Buyer a statement setting forth the amount of the EBITDA of the Companies for the quarter ending March 31, 2010, within five (5) Business Days after the Receiver’s receipt of such information.

9.11           DRIFT ON INN CASINO

Upon entry of the Canadian Approval Order and U.S. Approval Order pursuant to Sections 9.4(b) and 9.4(c), respectively, on or before the Closing or Extension Closing pursuant to which the assets of the Club Hollywood Casino are acquired, the Receiver shall cease gaming operations at the Drift on Inn Casino in Shoreline, Washington (the “Drift on Inn Casino”) and use commercially reasonable efforts to surrender or cancel any existing licenses issued by the WSGC and WSLCB with respect to the Drift on Inn Casino.

9.12           BUILDING INSPECTION REPORTS

Buyer and the Receiver have agreed upon a list of items to be corrected at the Casino properties (collectively, the “Repair Items”).  Within fifteen (15) days after the Receiver’s delivery to Buyer of a written notice that the Repair Items have been corrected (the “Repair Notice”), Buyer shall have the right to inspect the properties to verify the same.  If Buyer provides written notice to the Receiver setting forth Buyer’s objections, with particularity, regarding why a Repair Item has not been corrected (the “Repair Objection Notice”), then at the Receiver’s election, a qualified neutral party that is mutually acceptable to the parties (the “Neutral Party”), shall determine whether such item or items that are the subject of the Repair Objection Notice have been corrected.  If Buyer does not deliver a Repair Objection Notice to the Receiver within such time period, then the Repair Items shall be deemed to be corrected and the condition to closing set forth at Section 10.7 shall be deemed satisfied.  If any Repair Items are determined by the Neutral Party not to have been corrected, the Receiver shall have the obligation to correct such Repair Items, the determination of the satisfaction of such corrections to be made by the Neutral Party, at the Receiver’s cost and expense; provided, however, that in lieu of the Receiver’s obligation to correct any such Repair Items, Buyer and the Receiver may agree on an amount to be included in the Working Capital Adjustment Amount representing the estimated cost of repairing any such Repair Items.

If the remediation cost with respect to any item on Schedule 9.12 exceeds Ten Thousand Dollars ($10,000) (“Major Repair Item”), then the Receiver shall consult with Buyer and the parties shall negotiate in good faith to determine whether the Receiver should remediate the Major Repair Item.  If the parties agree that the Receiver should remediate the Major Repair Item and the Receiver does remediate such Major Repair Item, then the cost of such remediation shall be included for the benefit of the Receiver in the calculation of the Final Working Capital.  If Buyer and the Receiver agree that the Receiver should not remediate such Major Repair Item, the condition to closing set forth at Section 10.7 shall be deemed satisfied with respect to such Major Repair Item.

9.13        COMPANY TRADEMARKS AND TRADE NAMES

(a)           The Receiver shall use commercially reasonable efforts to assign, at the Closing or Extension Closing, all rights, title and interest, it holds, if any, to the trademarks and servicemarks used in connection with the Business of each Casino to which such Closing or Extension Closing relates.  Attached hereto as Schedule 9.13(a) is (i) a list of trademarks registered in the State of Washington and (ii) a list of phrases and words that may be common law trademarks (collectively, the “Assigned Marks”).

(b)          The Receiver shall complete and execute, for each Company whose assets are sold pursuant to the terms of this Agreement, Business Information Change Forms (each, a “Change Form”) to cancel each trade name listed on the attached Schedule 9.13(b) in its capacity as court-appointed receiver for each such Company, and the Receiver will also complete and execute Change Forms for Little Nevada II, Inc. and Little Nevada III, Inc. to cancel each trade name listed next to such entities’ names on Schedule 9.13(b); provided, however, that the filing with the Department of Licensing of the state of Washington of any Change Forms delivered to Buyer under Section 4.2(e) and any re-registration of the trade names canceled by such Change Forms will be in the sole and absolute discretion of Buyer and will be Buyer’s own responsibility.

(c)           If more than one Closing occurs pursuant to Section 2.6, Buyer and the Receiver will execute and deliver at each Closing, as necessary, a license agreement (a “License-Back Agreement”) with respect to each trademark or servicemark that is to be assigned at such Closing to Buyer (each an “Assigned Mark”) and that is used in connection with the Business of a Company which is not subject to such Closing.  Pursuant to each such License-Back Agreement, Buyer will grant to the Receiver a perpetual, transferable, royalty-free license to use such Assigned Mark in connection with such Business consistent with the historical use and quality standards of such Assigned Mark in the Business; provided, however, that the Receiver may thereafter transfer the license to such Assigned Mark only in connection with the sale or other transfer of such Business to Buyer or Buyer’s designee.

  10.        CONDITIONS PRECEDENT TO OBLIGATION OF BUYER TO CLOSE

The obligation of Buyer to purchase the Purchased Assets and to take the other actions required to be taken by Buyer at the Closing (or the Extension Closing, if applicable) is subject to the satisfaction, at or prior to the Closing (or the Extension Closing, if applicable), of each of the following conditions (any of which may be waived by Buyer, in whole or in part); provided, however, that if more than one Closing occurs pursuant to Section 2.6, the condition set forth in Section 10.8 shall only apply to the first Closing and not to any Extension Closing:

10.1        ACCURACY OF REPRESENTATIONS

The Receiver’s representations and warranties in this Agreement shall have been accurate in all material respects as of the Effective Date and shall be accurate in all material respects as of the Closing Date (or Extension Closing Date, if applicable) as if made on such date; provided, however, that any representation or warranty that is qualified by “material” shall be true and correct in all respects.

10.2        PERFORMANCE

(a)          All of the covenants and obligations that the Receiver is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (or the Extension Closing, if applicable) shall have been duly performed and complied with in all material respects.

(b)           The Receiver shall have delivered each of the items required to be delivered pursuant to Section 4.2.

10.3        NO LEGAL RESTRAINTS RE TRANSACTION

No order, decree, judgment, Law, rule or regulation shall have been entered, enacted, promulgated, enforced or issued by any Governmental Authority having jurisdiction restraining or prohibiting the consummation of the transactions contemplated by this Agreement.

10.4        COURT ORDERS

(a)           The Bidding Procedures Order, in the form approved by Buyer as provided in Section 9.4(a), shall have been entered by the Bankruptcy Court.

(b)           The Canadian Approval Order and the U.S. Approval Order, each in the form approved by Buyer as provided in Sections 9.4(b) and 9.4(c), respectively, shall have been entered by the respective courts, and both such Orders shall have become effective and not subject to any stay of enforcement.

10.5        REGULATORY APPROVALS

The Required Governmental Approvals shall have been obtained.

10.6        FORTRESS ACCOMMODATION

Buyer shall have received the Fortress Accommodation or portion thereof regarding the applicable Casinos.

10.7        BUILDING INSPECTION REPORTS

The items set forth in Schedule 9.12 for the applicable Casino shall have been corrected in accordance with Section 9.12.

10.8        FORCE MAJEURE EVENT WITH RESPECT TO SEA-TAC CASINO

No Force Majeure Event shall exist with respect to the Sea-Tac Casino.

  11.        CONDITIONS PRECEDENT TO RECEIVER’S OBLIGATION TO CLOSE

The Receiver’s obligation to sell the Purchased Assets and to take the other actions required to be taken by the Receiver at the Closing (or the Extension Closing, if applicable) is subject to the satisfaction, at or prior to the Closing (or the Extension Closing, if applicable), of each of the following conditions (any of which may be waived by the Receiver, in whole or in part):

11.1        ACCURACY OF REPRESENTATIONS

All representations and warranties of Buyer in this Agreement shall have been accurate in all material respects as of the Effective Date and shall be accurate in all material respects as of the Closing Date (or Extension Closing Date, if applicable) as if made on such date; provided, however, that any representation or warranty that is qualified by “material” shall be true and correct in all respects.

11.2        PERFORMANCE

(a)           All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (or the Extension Closing, if applicable) shall have been performed and complied with in all material respects.

(b)           Buyer shall have delivered each of the items required to be delivered by them pursuant to Section 4.3 (including but not limited to evidence satisfactory to the Receiver that all of the Required Governmental Approvals have been obtained) and shall have paid the Purchase Price pursuant to Section 4.3(a), subject to Section 2.6.

11.3        NO PROCEEDINGS OR LEGAL RESTRAINTS RE TRANSACTION

No order, decree, judgment, Law, rule or regulation shall have been entered, enacted, promulgated, enforced or issued by any Governmental Authority having jurisdiction restraining or prohibiting the consummation of the transactions contemplated by this Agreement.

11.4        APPROVAL ORDERS

The Canadian Approval Order and the U.S. Approval Order shall have been entered by the respective courts, and both such Orders shall have become effective and not subject to any stay of enforcement.

11.5        REGULATORY APPROVALS

The Required Governmental Approvals shall have been obtained.

  12.        TERMINATION

12.1        GROUNDS FOR TERMINATION

(a)           This Agreement may be terminated prior to the Closing, or if and to the extent expressly provided below, after the initial Closing but prior to any Extension Closing, as follows:

(i)           Buyer may terminate this Agreement with the express written consent of the Receiver, and the Receiver may terminate this Agreement with the express written consent of Buyer.

(ii)          The Receiver may terminate this Agreement if there has been a material default under or material breach of any representation, warranty or covenant of Buyer contained in this Agreement, which default or breach shall be incapable of being cured or, if capable of being cured, shall not have been cured by the tenth (10th) day following receipt by Buyer of written notice of such default or breach (specifying in reasonable detail the claimed default or breach and demanding its cure or satisfaction);

(iii)         Without limiting the rights of the Receiver under Section 12.1(a)(ii), the Receiver may terminate this Agreement if a condition precedent set forth in Section 11 has not been satisfied on or before December 31, 2010 (the “Outside Closing Date”); provided, however, that if such condition precedent has not been satisfied on or before such date due to a material breach by the Receiver of any representations, warranties, covenants or agreements contained in this Agreement, then the Receiver may not terminate this Agreement pursuant to this Section 12.1(a)(iii).

(iv)         The Receiver may terminate this Agreement if the consummation of this Agreement would violate any non-appealable final order, decree or judgment of any court or other Governmental Authority having jurisdiction, other than an order or decree of the Canadian Court or Bankruptcy Court described in Section 12.1(a)(vi); provided, however, that if such order, decree or judgment was entered due to a material breach by the Receiver of any of the representations, warranties, covenants or agreements of the Receiver contained in this Agreement, then the Receiver may not terminate this Agreement pursuant to this Section 12.1(a)(iv);

(v)          Without limiting the rights of the Receiver under Section 12.1(a)(iii), the Receiver may terminate this Agreement if Buyer fails to use commercially reasonable efforts to obtain as soon as practicable all Required Governmental Approvals necessary to consummate the transactions contemplated by this Agreement including, without limitation, all regulatory approvals and consents needed from the WSGC, the WSLCB and any other Governmental Authorities;

(vi)        The Receiver may terminate this Agreement if the Canadian Court or Bankruptcy Court approves a transaction by the Receiver with a party other than Buyer which transaction would prevent the consummation of the transactions contemplated by this Agreement;

(vii)       Buyer may terminate this Agreement if there has been a material default under or material breach of any representation, warranty or covenant of the Receiver contained in this Agreement, which default or breach shall be incapable of being cured or, if capable of being cured, shall not have been cured by the tenth (10th) day following receipt by the Receiver of written notice of such default or breach (specifying in reasonable detail the claimed default or breach and demanding its cure or satisfaction);

(viii)       Without limiting the rights of Buyer under Section 12.1(a)(vii), Buyer may terminate this Agreement if a condition precedent set forth in Section 10 has not been satisfied on or before the Outside Closing Date; provided, however, that if such condition precedent has not been satisfied on or before such date due to a material breach by Buyer of any representations, warranties, covenants or agreements contained in this Agreement, then Buyer may not terminate this Agreement pursuant to this Section 12.1(a)(viii).

(ix)         Buyer may terminate this Agreement if the consummation of this Agreement would violate any non-appealable final order, decree, or judgment of any court or other Governmental Authority having jurisdiction; provided, however, that if such order, decree or judgment was entered due to a material breach by Buyer of any representations, warranties, covenants or agreements of Buyer contained in this Agreement, then Buyer may not terminate this Agreement pursuant to this Section 12.1(a)(ix).

(b)           Notwithstanding any provision of this Section 12.1 to the contrary, if the provisions of Section 2.6 apply and an initial Closing occurs:

(i)           The parties may thereafter terminate this Agreement pursuant to this Section 12.1 only as to the sale and purchase of such Casino or Casinos as were not sold and purchased either at such initial Closing or at any Extension Closing occurring prior to such termination;

(ii)          Notwithstanding any such subsequent termination, this Agreement shall continue in full force and effect as to all transactions occurring hereunder prior to such termination; and

(iii)         Buyer shall not have any right to rescind Buyer’s purchase of, or to require the Receiver to repurchase, any Casino, Casinos or Purchased Assets acquired prior to such termination.

(c)           Any termination of this Agreement pursuant to this Section 12.1 shall be effected by written notice given by the terminating party to the other party, and shall be effective upon delivery of such notice.

12.2        APPLICATION OF DEPOSIT

Upon any termination of this Agreement pursuant to Section 12.1, the Deposit shall be applied as follows:

(a)           Prior to the Initial Closing at which the Deposit is applied to the Purchase Price  and upon a termination of this Agreement pursuant to Section 12.1(a)(i), 12.1(a)(iii) (but only if such termination is based on Sections 11.3, 11.4 or 11.5), 12.1(a)(iv), 12.1(a)(vi), 12.1(a)(vii), 12.1(a)(viii), or 12.1(a)(ix), the Deposit shall be paid to Buyer; or

(b)           Upon a termination of this Agreement for any reason other than as specified in Section 12.2(a), the Deposit (or if a Closing and/or one or more Extension Closings shall have already occurred, such portion of the Deposit as has not theretofore been paid to the Receiver) shall be paid to the Receiver.

12.3        REMEDIES

Upon a termination of this Agreement pursuant to this Section 12, payment and delivery of the Deposit (or if a Closing and/or one or more Extension Closings shall have already occurred, such portion of the Deposit as has not theretofore been paid to the Receiver) as provided in this Section 12 and other applicable provisions of this Agreement will be (except as otherwise provided in Sections 12.5 and 12.6) the sole and exclusive remedy of the parties under this Agreement. The parties acknowledge that in determining the amount of the Deposit (or if a Closing and/or one or more Extension Closings shall have already occurred, such portion of the Deposit as has not theretofore been paid to the Receiver), the disposition thereof, the parties took into account, among other things, the fact that an extended period of time will occur between the signing of this Agreement and the Closing, during which time considerable administrative expenses will have accrued, and that it is inherently uncertain whether the Required Governmental Approvals will be obtained by Buyer. The parties have agreed that the actual damages in the event of a termination of this Agreement would be extremely difficult or impractical to determine. The parties acknowledge that the Deposit (or if a Closing and/or one or more Extension Closings shall have already occurred, such portion of the Deposit as has not theretofore been paid to the Receiver) has been agreed upon, after negotiation, as the reasonable estimate of the Receiver’s damages in the event of a termination of this Agreement.

12.4        OBLIGATIONS ON TERMINATION

In the event of termination of this Agreement for any reason pursuant to this Section 12:

(a)           Each party shall redeliver all documents, work papers and any other material of each other party relating to the transactions contemplated hereby (including any copies of the foregoing), whether obtained before or after the execution hereof, and whether in paper, electronic or other medium, to the party furnishing the same, and shall, subject to applicable Law, permanently delete any electronic versions of all such documents, work papers of other material in its possession (other than such documents, work papers or other material relevant to determination of the existence of the right to terminate under Section 12.1); and an officer of each party shall certify to the other party that all such material has been redelivered and permanently deleted in accordance with this Section 12.4.  For purposes of this Section 12.4(a), “permanently delete” shall mean to delete any such copies from all email and other computer folders, files, boxes, such as “in”, “deleted”, “sent email” and “draft email”, and final emptying of all trash, recycle and deleted folders or boxes; and

(b)           Except as otherwise provided in this Section 12 and Sections 7.2 and 8.8, all obligations of the Parties under this Agreement shall terminate and there shall be no liability hereunder of any party hereto to any other party.

12.5        TERMINATION UNDER SECTION 12.1(a)(vi)

If this Agreement is terminated by the Receiver pursuant to Section 12.1(a)(vi) prior to an initial Closing and a transaction for the sale of the Purchased Assets or capital stock of the Companies to a third party other than Buyer who is the Successful Bidder (as defined in the Bidding Procedures Order) pursuant to the Bidding Procedures Order (a “Third Party Transaction”), is consummated, then, at the closing of such Third Party Transaction, the Receiver shall pay to Buyer from the proceeds of such transaction in accordance with the Bidding Procedures Order an amount equal to One Million Dollars ($1,000,000) (the “Breakup Fee”). Notwithstanding the foregoing, the Breakup Fee shall not be due and payable if the Canadian Court or the Bankruptcy Court does not approve payment of the Breakup Fee for any reason. Amounts owed to Buyer under this Section 12.5 shall be paid and payable only upon a closing of a Third Party Transaction with respect to those Purchased Assets which are a part of such Third Party Transaction (whether in one or a series of transactions), and, if the Purchased Assets include less than all of the Purchased Assets for the Companies, the amount of such Breakup Fee shall be equal to: (A) the Breakup Fee multiplied by (B) the percentage allocations indicated in Schedule 2.6(b) for the Purchased Assets purchased by the Successful Bidder at such closing. For purposes of clarification, a Third Party Transaction shall not include any transaction involving the sale of the Purchased Assets or capital stock of the Companies that is not consummated pursuant to the Bidding Procedures Order. In the event that the Receiver remarkets the Purchased Assets for sale following termination of this Agreement pursuant to Section 12.1(a)(vi) whereby the Third Party Transaction fails to close, no Breakup Fee shall be payable to Purchaser. The parties acknowledge and agree that the Breakup Fee is an essential part of the consideration for Buyer to agree to enter into this Agreement. The parties agree that the Breakup Fee shall be the full and liquidated damages of Buyer arising out of any termination of this Agreement pursuant to Section 12.1(a)(vi).

12.6        TERMINATION UNDER SECTION 12.1(a)(vii)

If this Agreement is terminated by Buyer pursuant to Section 12.1(a)(vii) prior to an initial Closing, then the Receiver promptly thereafter shall, from the assets subject to the Receivership Order, reimburse Buyer for Buyer’s reasonable out-of-pocket costs and expenses (including but not limited to the fees and expenses of Buyer’s attorneys and accountants) incurred in connection with the preparation and negotiation of this Agreement and the transactions provided for herein; provided, however, that the amount subject to reimbursement pursuant to this Section 12.6 shall not exceed One Hundred Thousand Dollars ($100,000).

  13.        GENERAL PROVISIONS

13.1        EXPENSES

Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its own expenses and its Representatives’ respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

13.2        PUBLIC ANNOUNCEMENTS

Any public announcement or similar publicity with respect to this Agreement or the transactions contemplated by this Agreement will be issued, if at all, at such time and in such manner as is agreed to in writing by Buyer and the Receiver; provided, however, that Buyer shall be permitted to make a public disclosure required by applicable securities Law (in which case the Receiver shall be entitled to advance review of any such disclosure).

13.3        NOTICES

All notices, Consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile, upon sender’s receipt of confirmation of successful transmission, provided that a copy is also mailed by registered mail or by a nationally recognized overnight delivery service (receipt requested), (c) sent by email, upon sender’s transmission, provided that if the recipient does not confirm receipt thereof by return email, a copy shall also be mailed by registered mail or by a nationally recognized overnight delivery service (receipt requested), or (d) received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), if in each case to the appropriate addresses, facsimile numbers and email addresses set forth below (or to such other address, facsimile number or email address as a party may designate by notice to the other parties):

Buyer:	NG Washington II, LLC
50 Brian Hollow Lane, Suite 500W
Houston, Texas 77027
Attention: Robert B. Sturges, Manager
Facsimile No.: (713) 621-2245
Email: rsturges@nevadagold.com

with a copy to:

Wolff & Samson P.C.
One Boland Drive
West Orange, New Jersey 07052
Attention: David M. Hyman, Esq.
Facsimile No.: (973) 530-2009
Email: dhyman@wolffsamson.com

Receiver:	Grant Thornton Limited
Suite 1600, Grant Thornton Place
333 Seymour Street
Vancouver, British Columbia, Canada V6B 0A4
Attention: Mark Wentzell
Facsimile No.: (604) 685-6569
Email: mwentzell@grantthornton.ca

with a copy to:

Fasken Martineau DeMoulin LLP
2900 - 550 Burrard Street
Vancouver, British Columbia, Canada V6C 0A3
Attention: Kibben Jackson
Facsimile No.: (604) 632-4786
Email: kjackson@fasken.com

with a copy to:

Davis Wright Tremaine LLP
1201 Third Avenue, Suite 2200

Seattle, Washington 98101-3085
Attention: Ragan Powers
Facsimile No.: (206) 757-7123
Email: raganpowers@dwt.com

13.4        JURISDICTION; SERVICE OF PROCESS

Any dispute among the parties or between any of them arising out of, pursuant to or in connection with, this Agreement shall be subject to the jurisdiction of the Bankruptcy Court, and each of the parties hereto hereby consents for such purpose to the ongoing jurisdiction of the Bankruptcy Court in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

13.5        FURTHER ASSURANCES

The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party or parties may reasonably deem necessary for the purpose of carrying out the transactions provided for in this Agreement.

13.6        WAIVER

Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. No claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the waiving party.

13.7        FORTRESS’S ACCESS TO INFORMATION

(a)           Subject to Section 13.7(c) below, the Receiver shall be free to share with Fortress any and all information delivered to it by Buyer in relation to the transactions contemplated by this Agreement (including, without limitation, the documentation provided to the Receiver pursuant to Section 9.1 and the financial information and other adequate assurance materials delivered to Receiver by Buyer hereunder).

(b)           Subject to Section 13.7(c) below, each of Receiver’s and Fortress’s Washington gaming counsel shall be expressly authorized by Buyer to communicate directly with the WSGC and WSLCB regarding the status of Buyer’s applications for the Required Government Approvals therefrom and to review such applications.  Such express authorizations shall be in writing and in a form provided to Buyer by Receiver’s and Fortress’s Washington gaming counsel and reasonably acceptable to Buyer, and shall be delivered to the WSGC and the WSLCB within five (5) Business Days after the Effective Date.

(c)           Any information provided by Buyer to Receiver, Fortress, or their respective counsel, pursuant to clause (a) or clause (b) of this Section, which is of a confidential or non-public and material nature shall, at the request of Buyer, be subject to a confidentiality agreement reasonably acceptable to the parties.  In addition, Buyer shall have the right to redact, in any copy of any application delivered to Receiver’s or Fortress’s Washington gaming counsel pursuant to Section 13.7(b), (i) any personal information regarding any individuals, including without limitation social security numbers, home addresses, and home phone numbers (but excluding, without limitation, any individual criminal record or history, which shall not be redacted), and (ii) any financial information regarding any individuals (including, without limitation, account numbers and tax returns) whose funds are not being utilized, directly or indirectly, to pay any portion of the Purchase Price.

13.8        FORCE MAJEURE EVENT WITH RESPECT TO CASINOS OTHER THAN SEA-TAC CASINO

If a Force Majeure Event occurs with respect to any Casino other than the Sea-Tac Casino and such Force Majeure Event exists at such time as all other conditions to closing of such Casino have been satisfied under this Agreement, then the Receiver will notify Buyer in writing of the occurrence of such event, together with an estimate (to the extent practicable) of the dollar amount, if applicable, required to cure such event, and within ten (10) days following Buyer’s receipt of such notice, Buyer shall elect, at its option by written notice to the Receiver, either (i) to proceed with the Closing of the purchase of such Casino on the terms and conditions set forth in this Agreement, or (ii) not to proceed with the Closing on such Casino unless and until such Force Majeure Event is cured and, if the Closing occurs with respect to any other Casino(s), the Base Consideration Amount shall be reduced based on the amount corresponding to such Casino(s) set forth on Schedule 2.6(b); provided, however, that if Buyer elects not to proceed with the Closing on such Casino unless and until such Force Majeure Event is cured, and the Receiver reasonably believes that such Force Majeure Event may be cured prior to the Outside Closing Date, then the Receiver may provide written notice to Buyer that it will attempt, at its sole cost and expense or at the election of Buyer and at Buyer’s sole cost and expense, to cure such Force Majeure Event prior to the Outside Closing Date.  If such Force Majeure Event is cured prior to the Outside Closing Date and all other conditions to closing of such Casino have been satisfied under this Agreement, then the Receiver shall provide written notice to Buyer that the Force Majeure Event has been cured, which shall include a reasonable explanation of the cure and shall set forth the Extension Closing Date for such Casino (which Extension Closing Date shall be no earlier than five (5) Business Days from the date of delivery of such notice from the Receiver), and the parties shall proceed with the Closing of the purchase of such Casino on the terms and conditions set forth in this Agreement.

13.9        ENTIRE AGREEMENT AND MODIFICATION

Other than that certain confidentiality agreement between the Receiver and Buyer’s Affiliate dated July 16, 2009, which shall remain in full force and effect subject to the terms thereof, this Agreement (including the Recitals hereto, which are binding on the parties) supersedes all prior agreements, arrangements and understandings among the parties or between any of them with respect to the subject matter hereof and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement among the parties or between any of them with respect to that subject matter.  This Agreement may not be amended or otherwise modified or supplemented except by a written agreement executed by both parties and consented to in writing by Fortress.

13.10      ASSIGNMENT, SUCCESSORS AND LIMITATION ON THIRD-PARTY RIGHTS

No party may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other parties, and any assignment or delegation made without such consent shall be void; provided, however, that the Receiver may make such assignments of its rights and delegations of its duties as may be required by the Canadian Court or the Bankruptcy Court. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties.  Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement, and this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns; provided, however, that Fortress is an express third-party beneficiary of this Agreement and shall have the right to enforce the same.

13.11      SEVERABILITY

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

13.12      GOVERNING LAW

This Agreement will be governed by, and construed and enforced in accordance with, the Laws of the State of Washington without regard to conflicts of laws rules or principles.

13.13      COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

13.14      SURVIVAL

The parties hereto agree that all representations and warranties contained in this Agreement (other than the representations and warranties contained in Sections 7.2 and 8.8) or in any certificate or other writing delivered by any of the parties hereto in connection herewith, and all covenants and agreements contained in this Agreement or in any certificate or other writing delivered by the Receiver, the Companies, or Buyer in connection herewith that by their terms are to be performed before the Closing (or the Extension Closing, if applicable) shall terminate upon the Closing (or such Extension Closing), and neither the Receiver or Buyer shall have any liability to others for any alleged breach of such warranties and representations or the applicable pre-Closing covenants or agreements if the Closing (including but not limited to an initial Closing) occurs.

13.15      TIME OF THE ESSENCE

Time is of the essence in the performance of this Agreement.

13.16      STATUS OF THE RECEIVER

Buyer acknowledges that Grant Thornton Limited is entering into this Agreement in its capacity as court appointed interim receiver and receiver and manager of the assets and undertaking of the Companies and not in its personal capacity, and that Buyer will have recourse under or in connection with the terms, conditions, covenants, representations and warranties under this Agreement only against the Receiver in its capacity as such and with any obligations or liabilities of the Receiver hereunder to be satisfied solely from the assets of the Companies and other assets subject to the Receivership Order, and Buyer will have no recourse against Grant Thornton Limited in its personal capacity, nor any of Grant Thornton Limited’s officers, directors, agents, or employees, under or in connection with the terms, conditions, covenants, representations and warranties under this Agreement.

13.17      EXECUTION BY FACSIMILE AND EMAIL

Signatures required for this Agreement may be made by facsimile and/or email and shall have the same force and effect of written signatures.

[Signatures are on the following page]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BUYER:

NG WASHINGTON II, LLC

By:  /s/ Robert B. Sturges

Name: Robert B. Sturges
Title: Manager

RECEIVER:

GRANT THORNTON LIMITED in its capacity as interim receiver
and receiver and manager of the Companies, and not in its personal capacity

By:  /s/ Mark Wentzell

Name: Mark Wentzell CA, CIRP

Title: Senior Vice President

Exhibit A

Form of Escrow Agreement

(See Attached)

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Escrow Agreement”), dated as of April 14, 2010, is made by and among NG Washington II, LLC, a Washington limited liability company (“Buyer”), Grant Thornton Limited in its capacity as court-appointed receiver and not in its personal capacity (the “Receiver”), and U.S. Bank National Association, as escrow agent (the “Escrow Agent”).  Buyer, Receiver and the Escrow Agent are sometimes collectively referred to herein as the “Parties”.

WHEREAS, that certain Asset Purchase Agreement, dated as of April 14, 2010, by and between Buyer and the Receiver (as the same may be amended or modified from time to time in accordance with its terms, the “Purchase Agreement”), provides for, among other things, the acquisition by Buyer of substantially all of the assets of the Companies;

WHEREAS, pursuant to the Purchase Agreement and as part of the transactions contemplated thereby, the Parties agreed to enter into this Escrow Agreement and Buyer has agreed to deposit in a United States bank account controlled by the Escrow Agent an amount equal to the Deposit (as defined in Section 2 below), which amount will be held in escrow by the Escrow Agent and applied as set forth herein and in the Purchase Agreement;

WHEREAS, the parties hereto desire to more specifically set forth their rights and obligations with respect to the Escrow Funds (as defined in Section 2 below) and the distribution and release thereof;

WHEREAS, Section 9.6 of the Purchase Agreement provides for certain Washington state local taxes to be remitted to the Escrow Agent for further submission to the appropriate governmental authorities; and

WHEREAS, the Escrow Agent has agreed to serve in the capacity described herein on the terms and subject to the conditions of this Escrow Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1.      Appointment of Escrow Agent.  The Parties hereby appoint the Escrow Agent as escrow agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.

2.      Escrow Deposit.

(a)    Simultaneously with the execution of this Escrow Agreement, Buyer is delivering to the Escrow Agent, by wire transfer of immediately available funds for deposit in a United Stated bank account with the Escrow Agent, One Million Dollars ($1,000,000) (including any interest accrued thereon, the “Deposit”).  The Deposit and the Tax Amounts (as defined in Section 5 below), are sometimes referred to herein as the “Escrow Funds”.

(b)    The Escrow Agent hereby agrees to hold the Escrow Funds in the Escrow Account, subject to the terms and conditions of this Escrow Agreement.  The Escrow Agent shall not distribute or release the Escrow Funds except in accordance with the express terms and conditions of this Escrow Agreement and the Purchase Agreement.

3.      Permissible Investments of the Escrow Funds.

(a)    The Escrow Funds shall be invested in the fund or funds set forth on the Schedule of Permitted Investments attached to this Agreement and as Buyer and the Receiver jointly instruct the Escrow Agent or such successor fund with the Escrow Agent (each, a “Permitted Investment”), until disbursement of all of the Escrow Funds.  The Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrow Funds consisting of investments to provide for payments required to be made under this Escrow Agreement.

(b)    Except to the extent provided in Section 6(i) and Section 8 below, any and all interest, income and gains (“Interest”) accrued on the Escrow Funds shall be solely for the account of Buyer, including for income tax purposes, unless and until released to the Receiver or its assigns.

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(c)    The Parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Escrow Accounts or the purchase, sale, retention or other disposition of any investment.  Interest and other earnings on investments shall be added to the Escrow Accounts.  Any loss or expense incurred as a result of an investment will be borne by the respective Escrow Accounts.  The Escrow Agent is hereby authorized to execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity.  The Escrow Agent shall send statements to each of the Parties on a monthly basis reflecting activity in the Escrow Accounts for the preceding month.

(d)    The Parties acknowledge and agree that the transfer of any moneys from the Escrow Accounts is subject to the final settlement of the sale of any securities.

(e)    The Escrow Agent shall have no responsibility or liability for any diminution in value of any assets held hereunder which may result from any investment or reinvestment made in accordance with any provision which may be contained herein, except in the case of the negligence, bad faith or willful misconduct of the Escrow Agent.

(f)     In the absence of written direction to the Escrow Agent to invest the Escrow Funds (or a portion thereof) in a different Permitted Investment, Escrow Agent is hereby directed to invest funds in the U.S. Bank Money Market Savings account.  Buyer and the Receiver acknowledge that the U.S. Bank Money Market account is a U. S. Bank National Association (“U.S. Bank”) interest-bearing money market deposit account designed to meet the needs of U.S. Bank’s Corporate Trust Services Escrow Group and other Corporate Trust customers of U.S. Bank.  Selection of this investment includes authorization to place funds on deposit with U.S. Bank.  U.S. Bank uses the daily balance method to calculate interest on this account (actual/365 or 366).  This method applies a daily periodic rate to the principal balance in the account each day.  Interest is accrued daily and credited monthly to the account.  Interest rates currently offered on the accounts are determined at U.S. Bank’s discretion and may be tiered by customer deposit amount.  The owner of the accounts is U.S. Bank as agent for its trust customers.  U.S. Bank’s trust department performs all account deposits and withdrawals.  Each customer’s deposit is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to applicable FDIC limits.  Any and all Interest earned on the Escrow Funds after the deposit shall be added to the Escrow Funds and shall become a part thereof, but shall be treated for tax purposes as provided in Section 3(b).  Escrow Agent shall thereafter hold, maintain and utilize the Proceeds pursuant to the terms and conditions of this Agreement.  Buyer and the Receiver, as appropriate, shall provide Escrow Agent with a W-9 or W-8 IRS tax form prior to the disbursement of interest and Escrow Agent will file the appropriate 1099 or other required forms pursuant to Federal and applicable state laws.  A statement of citizenship will be provided if requested by Escrow Agent.  Escrow Agent shall not be responsible for maximizing the yield on the Escrow Funds.  Escrow Agent shall not be liable for losses, penalties or charges incurred upon any sale or purchase of any such investment.

4.      Release of the Escrow Funds.  The Escrow Funds shall only be distributed and released as follows:

(a)    Termination of Agreement.

(i)     Release Notice.  Upon termination of the Purchase Agreement prior to an initial Closing under the Purchase Agreement, either Buyer or the Receiver (such Party, the “Notifying Party”) may deliver to the Escrow Agent and the other Party (the “Other Party”) a notice (a “Release Notice”) setting forth (i) the section of the Purchase Agreement pursuant to which the Purchase Agreement was terminated (the “Applicable Termination Subsection”), (ii) instructions to the Escrow Agent to release the Deposit to the appropriate Party consistent with the terms of the Applicable Termination Subsection.  The Notifying Party shall also deliver to the Escrow Agent written proof of delivery to the Other Party of a copy of the Release Notice (which proof may consist of, among other things, a photocopy of the registered or certified mail or overnight courier receipt or the signed receipt if delivered by hand).  If the Escrow Agent has not received a written objection to a Release Notice from the Other Party within fifteen (15) calendar days following the Escrow Agent’s receipt of such proof of delivery to the Other Party, then on the sixteenth (16th) day following such receipt (or the next Business Day if such sixteenth day (16th) is not a Business Day) the Escrow Agent shall release the Deposit to the Party or Parties indicated in the Release Notice by wire transfer to an account or accounts designated prior to the date of such release by such Party or Parties.

(ii)    Objection to Release and Resolution of Disputes.  If the Other Party delivers to the Escrow Agent and the Notifying Party a written objection (a “Release Dispute Notice”) to any Release Notice within fifteen (15) calendar days following the Escrow Agent’s receipt of proof of delivery of such Release Notice, then the Escrow Agent shall not distribute to the Party or Parties indicated in the Release Notice the Deposit until the Escrow Agent receives either (i) written instructions signed by the Notifying Party and the Other Party (a “Joint Certificate”) authorizing the release of the Deposit or (ii) a Final Order (as defined in Section 6(e) below) directing the release to the appropriate Party or Parties of the Deposit.  Upon receipt of such Joint Certificate or a Final Order, as the case may be, the Escrow Agent shall release to the appropriate Party or Parties, as the case may be, the Deposit in accordance with such Joint Certificate or Final Order.  The Parties agree to negotiate in good faith to resolve as promptly as practicable the release of any portion of the Escrow Funds that is the subject of a Release Dispute Notice.

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(b)    Release of Deposit Upon Closing.  At the Closing, Buyer and the Receiver shall provide to the Escrow Agent a Joint Certificate instructing the Escrow Agent that the Closing will occur simultaneously with delivery of the Joint Certificate, and immediately upon receipt of the Joint Certificate, the Escrow Agent shall deliver the Deposit, or applicable portion thereof, to the Receiver (by wire transfer to one or more accounts designated by the Receiver to the Escrow Agent prior to the date of the Closing) at such Closing in immediately available funds.

5.      Escrow and Remittance of Tax Amounts.

At the Closing, (a) Buyer will deliver to the Escrow Agent (i)(x) the Use Tax Return, and (y) a completed Real Estate Excise Tax Affidavit for each Company that holds tenant-owned leasehold improvements; (b) Buyer will deliver to the Escrow Agent cash, without reduction of the Purchase Price, in an amount equal to the sum of (i) “Total Use Tax Due” reflected on such Use Tax Return and (ii) fifty percent (50%) the total amount of Real Estate Excise Tax Due pursuant to such Real Estate Excise Tax Affidavits; and (c) the Receiver will deliver to the Escrow Agent cash in an amount equal to fifty percent (50%) of the total amount of Real Estate Excise Tax Due pursuant to all such Real Estate Excise Tax Affidavits.  The Escrow Agent shall remit such returns and cash amounts, as appropriate, to the Washington State Department of Revenue or the recording office of the county in which such Company’s tenant-owned leasehold improvements are located.  Notwithstanding anything to the contrary herein, in the event that the Receiver and Buyer elect to close the purchase and sale of the Purchased Assets through multiple closings as provided in the Purchase Agreement, then, at the initial Closing thereof and each Extension Closing, Buyer will deliver a separate Use Tax Return and Real Estate Excise Tax Affidavit in accordance with clause (a) of the previous sentence, together with the requisite cash payments as described in clause (b) above, in respect of the Purchased Assets purchased at such Closing, and the Receiver will deliver the cash payments described in clause (c) above, and the Escrow Agent will timely file such returns and remit such cash payments following each such Closing.  At the Closing, or, if multiple closings are elected as described in the preceding sentence, the initial Closing thereof and each Extension Closing, Buyer and/or Receiver, as applicable, shall also deliver to the Escrow Agent cash equal to the amount of ad valorem taxes necessary to satisfy the allocation and/or proration of such taxes as provided in Section 9.6(d) of the Purchase Agreement and for which invoices or assessments have been received.  The Escrow Agent will timely remit to the Washington State Department of Revenue or other applicable taxing authority any amounts deposited, pursuant to the previous sentence, in respect of ad valorem taxes.  The taxes remitted to the Escrow Agent pursuant to this Section 5 are sometimes referred to herein as the “Tax Amounts”.

6.      Conditions to Escrow.  The Escrow Agent agrees to hold the Escrow Funds and to perform its obligations in accordance with the terms and provisions of this Escrow Agreement.  The Parties agree that the Escrow Agent shall not assume any responsibility for the failure of the Parties to perform in accordance with the Purchase Agreement or this Escrow Agreement.  The acceptance by the Escrow Agent of its responsibilities hereunder is subject to the following terms and conditions that the Parties agree shall govern and control with respect to the Escrow Agent’s rights, duties and liabilities hereunder:

(a)    So long as the Escrow Agent exercises reasonable care, the Escrow Agent shall (i) be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document furnished to it, not only as to its due execution and validity and the effectiveness of its provisions, but also as to the truth and accuracy of any information therein contained, which the Escrow Agent in good faith believes to be genuine and what it purports to be, and (ii) be relieved from the necessity of satisfying itself as to the authority of the persons executing this Escrow Agreement in a representative capacity on behalf of any of the Parties.  Should it be necessary for the Escrow Agent to act upon any instructions, directions, documents or instruments issued or signed by or on behalf of any corporation, partnership, fiduciary or individual acting on behalf of another party hereto, it shall not be necessary for the Escrow Agent to inquire into such corporation’s, partnership’s, fiduciary’s or individual’s authority.

(b)    The Escrow Agent shall not be liable for anything which it may do or refrain from doing in connection herewith, except for its own negligence, bad faith or willful misconduct.

(c)    The Escrow Agent may consult with, and obtain advice from, reputable legal counsel in the event of any question as to any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel.

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(d)    The Escrow Agent shall have the right to resign at any time by giving 30 calendar days written notice of such resignation to the Parties and the Parties shall have the right to terminate the services of the Escrow Agent hereunder at any time by giving written notice (with such written notice being signed by Buyer and the Receiver) of such termination to the Escrow Agent, in each case specifying the effective date of such resignation or termination.  Within 20 calendar days after receiving or delivering the aforesaid notice, as the case may be, the Parties agree to appoint a successor escrow agent to which the Escrow Agent shall distribute the property then held hereunder.  If a successor escrow agent has not been appointed and has not accepted such appointment by the end of such 20 day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent, and the costs, expenses and reasonable attorneys’ fees which are incurred in connection with any such proceeding shall be paid out pursuant to Section 8.  If the Escrow Agent is terminated or resigns, except as otherwise agreed to in writing by the Parties, the Escrow Funds shall not be released from the Escrow Accounts unless and until a successor escrow agent has been appointed in accordance with this Section 6(d).

(e)    Upon delivery of all of the Escrow Funds pursuant to the terms of Section 4 above or to a successor escrow agent, the Escrow Agent shall thereafter be discharged from any further obligations hereunder.  The Escrow Agent is hereby authorized, in any and all events, to comply with and obey any and all final and nonappealable determination, finding, judgment and/or award in any state or federal court (a “Final Order”) and, if it shall so comply or obey, it shall not be liable to any other person by reason of such compliance or obedience.  The Escrow Agent shall be entitled to receive and may conclusively rely upon an opinion of counsel to the effect that an arbitration award is final and nonappealable.

(f)     In the event that (i) any dispute shall arise between or among the Parties with respect to the disposition or disbursement of any of the assets held hereunder or (ii) the Escrow Agent shall be uncertain as to how to proceed in a situation not explicitly addressed by the terms of this Escrow Agreement whether because of conflicting demands by the Parties or otherwise, the Escrow Agent shall be permitted to interplead all of the assets held hereunder into a court of competent jurisdiction, and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded assets. The Parties further agree to pursue any redress or recourse in connection with such a dispute, without making the Escrow Agent a party to the same.

(g)    The Escrow Agent shall have the right to perform any of its duties hereunder through agents, attorneys, custodians or nominees. Any banking association or corporation into which the Escrow Agent may be merged, converted or with which the Escrow Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any banking association or corporation to which all or substantially all of the corporate trust business of the Escrow Agent shall be transferred, shall succeed to all the Escrow Agent’s rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the Parties, anything herein to the contrary notwithstanding.

(h)    The Escrow Agent shall be under no obligation to invest the deposited funds or the income generated thereby until it has received a Form W-9 or W-8, as applicable, from Buyer, regardless of whether such party is exempt from reporting or withholding requirements under the Internal Revenue Code of 1986, as amended.  Any tax returns required to be prepared and filed will be prepared and filed by Buyer with the Internal Revenue Service in all years income is earned, whether or not income is received or distributed in any particular tax year, and the Escrow Agent shall have no responsibility for the preparation and/or filing of any tax return with respect to any income earned by the Escrow Accounts. The Parties agree that income earned from the investment of any sums held in the Escrow Accounts shall be treated for United States tax purposes as income of Buyer.  Any taxes payable on income earned from the investment of any sums held in the Escrow Accounts shall be paid by Buyer, whether or not the income was distributed by the Escrow Agent during any particular year. The Escrow Agent shall have no obligation to pay any taxes or estimated taxes.

(i)      In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Escrow Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

7.      Indemnification.  Buyer and the Receiver hereby jointly and severally agree to indemnify the Escrow Agent for and to hold it harmless against any loss, liability or reasonable expense (including reasonable attorneys’ fees and expenses) incurred without negligence, willful misconduct or bad faith on the part of the Escrow Agent arising out of or in connection with its performance under this Escrow Agreement.  Such indemnification shall survive the termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.  In the event any litigation is brought against the Escrow Agent in respect of which indemnification may be sought hereunder, the Escrow Agent shall give prompt notice of that litigation to the Parties and the Parties, upon receipt of that notice, shall have the obligation and the right to assume the defense of such litigation.  At its own expense, the Escrow Agent may employ separate counsel and participate in the defense of any litigation so assumed by the Parties.  The Parties shall not be liable for any settlement without their respective consents.

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8.      Escrow Costs.  The Escrow Agent shall be entitled to be paid a fee for its services pursuant to the attached Schedule of Fees and to be reimbursed for its reasonable costs and expenses incurred in connection with maintaining the Escrow Account hereunder, which fees, costs and expenses shall be paid fifty percent (50%) by Buyer and fifty percent (50%) by the Receiver.

9.      Limitations on Rights to the Escrow Funds.  Except as set forth in this Agreement or the Purchase Agreement, none of the Parties shall have any right, title or interest in or to, or possession of, the Escrow Account and therefore shall not have the ability to pledge, convey, hypothecate or grant as security all or any portion of the Escrow Funds unless and until such funds have been released pursuant to Section 4 above.  No creditor of Buyer, the Receiver, or any of the Companies shall have any right to have or to hold or otherwise attach or seize all or any portion of the Escrow Funds as collateral for any obligation and shall not be able to obtain a security interest in any of the Escrow Funds unless and until such funds have been released pursuant to Section 4(a) above.

10.    Notices.  Except as otherwise expressly provided herein, all notices, demands and other communications to be given or delivered under or by reason of the provisions of this Escrow Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted via facsimile device to the number set out below or transmitted by electronic mail if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day (except if not a Business Day then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the third business day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set forth below, or at such other address as such party may specify by written notice to the other party hereto:

Receiver:

Grant Thornton Limited
Suite 1600, Grant Thornton Place
333 Seymour Street
Vancouver, British Columbia, Canada V6B 0A4

Facsimile: (604) 685-6569
Attn:      Mark Wentzell

with a copy to:

Fasken Matineau DeMoulin LLP
2900 – 550 Burrard Street
Vancouver, British Columbia, Canada V6C 0A3
Facsimile: (604) 632-4786
Attn:      Kibben Jackson, Esq.

with a copy to:

Davis Wright Tremaine LLP
1201 Third Avenue, Suite 2200
Seattle, Washington 98101-3085
Facsimile: (206) 757-7123
Attn:      Ragan Powers, Esq.

Buyer:

NG Washington II, LLC
50 Brian Hollow Lane, Suite 500W

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Houston, Texas 77027
Facsimile: (713) 621-2245
Attn:  Robert B. Sturges, Manager

with a copy to:

Wolff & Samson P.C.
One Boland Drive
West Orange, New Jersey 07052
Facsimile: (973) 530-2221
Attn:  David M. Hyman, Esq.

The Escrow Agent:

U.S. Bank Corporate Trust Services
60 Livingston Avenue, EP-MN-WS3T
St. Paul, MN  55107-2292
Phone: (651) 495-3808
Facsimile: (651) 495-8087
Attn:  Scott Kjar

With a fax copy to:
Shirley Young
Phone: (206) 344-4686
Facsimile: (206) 344-4630

11.    Entire Agreement; Amendments.  This Escrow Agreement, together with the Purchase Agreement, contains the entire understanding of the Parties hereto with respect to the subject matter hereof and supersedes any prior understandings or agreements by or among the Parties hereto, whether written or oral, which may have related to the subject matter hereof in any way.  This Escrow Agreement may be amended, or any provision of this Escrow Agreement may be waived, so long as such amendment or waiver is set forth in a writing executed by Buyer and the Receiver (a copy of which shall be promptly provided to the Escrow Agent); provided that if any such amendment or waiver would have the effect of increasing or expanding the Escrow Agent’s obligations or duties under this Escrow Agreement, the written consent of the Escrow Agent shall be required in addition to the written consent of Buyer and the Receiver.  No course of dealing between or among the Parties hereto shall be deemed effective to modify, amend or discharge any part of this Escrow Agreement or any rights or obligations of any Party hereto under or by reason of this Escrow Agreement.

12.    Assigns and Assignment.  This Escrow Agreement and all actions taken hereunder shall inure to the benefit of and shall be binding upon all of the Parties hereto and upon all of their respective successors and assigns; provided that (a) the Escrow Agent shall not be permitted to assign its obligations hereunder, and (b) no such assignment of any of the Parties shall be binding against the Escrow Agent unless and until written notice of such assignment is delivered to and acknowledged by the Escrow Agent.

13.    Third Party Beneficiaries.  Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person other than the Escrow Agent, the Parties and their permitted assigns any rights or remedies under or by reason of this Escrow Agreement; provided, however, that Fortress Credit Corp., Fortress Credit Opportunities I LP, and Fortress Credit Funding II LP (including their respective successors and permitted assigns, collectively, “Fortress”), as secured creditors of the shares and assets of the Companies, are express third-party beneficiaries of this Agreement and shall have the right to enforce the same.

14.    Interpretation.  The headings in this Escrow Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning hereof.

15.    Banking Days.  If any date on which the Escrow Agent is required to make an investment or a delivery pursuant to the provisions hereof is not a banking day, then the Escrow Agent shall make such investment or delivery on the next succeeding banking day.

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16.    No Waiver.  No failure or delay by a Party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any right of further exercise or the exercise of any other right, power or privilege.

17.    Severability.  The Parties hereto agree that (a) the provisions of this Escrow Agreement shall be severable in the event that for any reason whatsoever the provisions hereof are invalid, void or otherwise unenforceable, (b) such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions that are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable, and (c) the remaining provisions shall remain enforceable to the fullest extent permitted by law.

18.    No Strict Construction.  The language used in this Escrow Agreement shall be deemed to be the language chosen by the Parties hereto to express their collective mutual intent, and no rule of strict construction shall be applied against any person.  The term “including” as used herein shall be by way of example, and shall not be deemed to constitute a limitation of any term or provision contained herein.  Each defined term used in this Escrow Agreement has a comparable meaning when used in its plural or singular form.

19.    Governing Law.  All issues and questions concerning the construction, validity, enforcement and interpretation of this Escrow Agreement shall be governed by, and construed in accordance with, the laws of the State of Washington without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Washington or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Washington.

20.    Jurisdiction and Service of Process.  Any dispute among the Parties or between any of them arising out of, pursuant to or in connection with, this Escrow Agreement shall be subject to the jurisdiction of the Bankruptcy Court, and each of the Parties hereto hereby consents for such purpose to the ongoing jurisdiction of the Bankruptcy Court in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

21.    Counterparts.  This Escrow Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts (including by means of facsimile signature pages), each of which shall be an original and all of which shall together constitute one and the same agreement.

22.    Conflict.  The Parties agree and acknowledge that to the extent any terms and provisions of this Escrow Agreement are in any way inconsistent with or in conflict with any term, condition or provision of the Purchase Agreement, the Purchase Agreement shall govern and control.

23.    Termination.  This Escrow Agreement shall terminate when all of the Escrow Funds in the Escrow Accounts have been released and distributed in accordance with Section 4 hereof.

24.    Capitalized Terms.  Capitalized terms used herein but not defined herein shall have the meanings set forth in the Purchase Agreement.

25.    Status of Receiver.  Each of Escrow Agent and Buyer acknowledges that Grant Thornton Limited is entering into this Agreement in its capacity as court appointed interim receiver and receiver and manager of the assets and undertaking of the Companies and not in its personal capacity, and that Buyer will have recourse under or in connection with the terms, conditions, covenants, representations and warranties under this Agreement only against the Receiver in its capacity as such and with any obligations or liabilities of the Receiver hereunder to be satisfied solely from the assets of the Companies and other assets subject to the Receivership Order, and Escrow Agent, Buyer will have no recourse against Grant Thornton Limited in its personal capacity, nor any of Grant Thornton Limited’s officers, directors, agents, or employees, under or in connection with the terms, conditions, covenants, representations and warranties under this Agreement.

*          *          *          *

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IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first written above.

ESCROW AGENT:

U.S. BANK NATIONAL ASSOCIATION, as Escrow Agent

By:	/s/ Kyle J. Lunde
Name: Kyle J. Lunde
Its: Account Manager, AVP

RECEIVER:

GRANT THORNTON LIMITED in its capacity as court-appointed receiver and not in its personal capacity

By:	/s/ Mark Wentzell
Name: Mark Wentzell CA, CIRP
Its: Senior Vice President

BUYER:

NG WASHINGTON II, LLC

By:	/s/ Robert B. Sturges
Name: Robert B. Sturges
Its: Manager

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SCHEDULE OF PERMITTED INVESTMENTS

SCHEDULE OF FEES FOR SERVICES AS ESCROW AGENT

CTS01010A	Acceptance Fee The acceptance fee includes the administrative review of documents, initial set-up of the account, and other reasonably required services up to and including the closing. This is a one-time, non-refundable fee, payable at closing.	$1000

CTS04460	Escrow Agent Annual administration fee for performance of the routine duties of the escrow agent associated with the management of the account. Administration fees are payable in advance.	$1000

WA SALES TAX	Washington State Sales Tax No language needed.	9.5%

Direct Out of Pocket Expenses

Reimbursement of reasonable out-of-pocket expenses associated with the performance of our duties, including but not limited to publications, legal counsel after the initial close, travel expenses and filing fees.
		At Cost

Extraordinary Services

In the event Extraordinary services are required, all parties will be notified in writing of the potential changes.  Extraordinary services are duties or responsibilities of an unusual nature, including termination, not provided for in the governing documents or otherwise set forth in this schedule.  A reasonable charge will be assessed based on the nature of the service and the responsibility involved.  At our option, these charges will be billed at a flat fee or at our hourly rate then in effect.

Account approval is subject to review and qualification.  Fees are subject to change at our discretion and upon written notice.  Fees paid in advance will not be prorated.  The fees set forth above and any subsequent modifications thereof are part of your agreement.  Finalization of the transaction constitutes agreement to the above fee schedule, including agreement to any subsequent changes upon proper written notice.  In the event your transaction is not finalized, any related out-of-pocket expenses will be billed to you directly.  Absent your written instructions to sweep or otherwise invest, all sums in your account will remain uninvested and no accrued interest or other compensation will be credited to the account.  Payment of fees constitutes acceptance of the terms and conditions set forth.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT:
To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.
For a non-individual person such as a business entity, a charity, a Trust or other legal entity we will ask for documentation to verify its formation and existence as a legal entity. We may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

Dated:  April 12, 2010

Exhibit B

Form of Bill of Sale and Assignment and Assumption Agreement

(See Attached)

BILL OF SALE
AND
ASSIGNMENT AND ASSUMPTION AGREEMENT1

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of ___________________, 2010, between Grant Thornton Limited in its capacity as court-appointed receiver and not in its personal capacity (the “Receiver”) for Big Nevada, Inc., a Washington corporation (“Big Nevada”), Gameco, Inc., a Washington corporation (“Gameco”), Gaming Consultants, Inc., a Washington corporation (“Gaming Consultants”), Gaming Management, Inc., a Washington corporation (“Gaming Management”), Golden Nugget Tukwila, Inc., a Washington corporation (“Golden Nugget”), Hollydrift Gaming, Inc., a Washington corporation (“Hollydrift”), Little Nevada, Inc., a Washington corporation (“Little Nevada”), Mill Creek Gaming, Inc., a Washington corporation (“Mill Creek”), Royal Casino Holdings, Inc., a Washington corporation (“RCH”), and Silver Dollar Mill Creek, Inc., a Washington corporation (“Silver Dollar”, and together with Big Nevada, Gameco, Gaming Consultants, Gaming Management, Golden Nugget, Hollydrift, Little Nevada, Mill Creek, RCH, and Silver Dollar, each a “Company” and collectively the “Companies”), and NG Washington II, LLC, a Washington limited liability company (“Buyer”).

WHEREAS, this Bill of Sale and Assignment and Assumption Agreement is being executed and delivered pursuant to and in compliance with the consummation of the sale and purchase transaction contemplated in that certain Asset Purchase Agreement by Buyer and the Receiver, dated as of April __, 2010 (as the same may be amended or modified from time to time in accordance with its terms, the “Purchase Agreement”). Capitalized terms used but not otherwise defined in this Bill of Sale and Assignment and Assumption Agreement have the respective meanings set forth in the Purchase Agreement, the applicable terms of which are hereby incorporated by reference into this Bill of Sale and Assignment and Assumption Agreement; and

WHEREAS, pursuant to Sections 2 and 3 of the Purchase Agreement, Receiver has agreed to sell, assign, transfer, convey and deliver to Buyer, and Buyer has agreed to purchase and acquire, all of the Companies’ respective rights, titles and interests in and to the Purchased Assets, including without limitation the Assumed Real Property Leases and the Assumed Contracts; and

WHEREAS, pursuant to Section 3.2 of the Purchase Agreement, Buyer has agreed to assume the Assumed Liabilities; and

WHEREAS, pursuant to the Purchase Agreement and the Approval Orders, the Receiver has agreed to execute and deliver this Bill of Sale and Assignment and Assumption Agreement with respect to the Purchased Assets (including, but not limited to, the Assumed Real Property Leases and the Assumed Contracts) to be conveyed by the Receiver to Buyer at the Closing, and Buyer has agreed to execute and deliver this Bill of Sale and Assignment and Assumption. Agreement with respect to Buyer’s assumption of the Assumed Liabilities to be assumed by Buyer at the Closing;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, upon the terms and subject to the conditions set forth in the Purchase Agreement, the Canadian Approval Order and the U.S. Approval Order and in accordance with Section 365(k) of the U.S. Bankruptcy Code:

(i)           Receiver does hereby irrevocably and unconditionally sell, assign, transfer, convey and deliver to Buyer all right, title and interest of the Companies and each of them in and to the Purchased Assets, TO HAVE AND TO HOLD the same unto Buyer and its successors and assigns, to and for its or their use, forever, subject, however, to all terms, conditions and provisions in the Purchase Agreement, the Canadian Approval Order and the U.S. Approval Order and provided, however, that no, right, title or interest is being sold, assigned, transferred or delivered hereby in or to any Excluded Asset; and

(ii)           Buyer hereby assumes the Assumed Liabilities as set forth in Section 3.2 of the Purchase Agreement. Notwithstanding the foregoing, Buyer shall not assume and shall not be deemed by virtue of the execution and delivery of this Bill of Sale and Assignment and Assumption Agreement, or as a result of the consummation of the transactions contemplated by this Bill of Sale and Assignment and Assumption Agreement, to have assumed any liabilities or obligations of the Companies or any of them other than the Assumed Liabilities.

1 If not all of the Casinos are sold to Buyer pursuant to Section 2.6 of the Purchase Agreement, the Bill of Sale and Assignment and Assumption Agreement delivered at the initial Closing or any Extension Closing will be revised consistent with the Purchased Assets applicable to such Closing.

1

The Purchased Assets are sold and conveyed on an “AS-IS”, “WHERE-IS” basis and on the terms and conditions set forth in the Purchase Agreement, including Sections 7.2 and 8.4 thereof.

By its execution hereof, Buyer hereby accepts the foregoing sale, assignment, transfer, conveyance and delivery of the Purchased Assets.

The terms and provisions of this Bill of Sale and Assignment and Assumption Agreement shall be binding upon the Receiver and its successors and assigns, and shall inure to the benefit of Buyer and its successors and assigns.

Nothing in this Bill of Sale and Assignment and Assumption Agreement is intended to or shall confer upon any Person other than the parties, and their respective successors and assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Bill of Sale and Assignment and Assumption Agreement or any transaction contemplated by this Bill of Sale and Assignment and Assumption Agreement.

This Bill of Sale and Assignment and Assumption Agreement shall be governed by and construed and enforced in accordance with (i) the laws of the State of Washington, without regard to its conflict of laws, rules or principles and (ii) the U.S. Bankruptcy Code, to the extent applicable.

To the extent any term or provision herein is inconsistent with the Purchase Agreement, the terms and provisions of the Purchase Agreement shall control. To the extent that any term or provision herein or in the Purchase Agreement is inconsistent with the Canadian Approval Order or the U.S. Approval Order, the Canadian Approval Order or the U.S. Approval Order, as applicable, shall control.

This Bill of Sale and Assignment and Assumption Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original.

[SIGNATURE PAGE FOLLOWS]

2

IN WITNESS WHEREOF, the parties hereto have caused this Bill of Sale and Assignment and Assumption Agreement to be duly executed and delivered as of the date first set forth above.

RECEIVER:

GRANT THORNTON LIMITED in its capacity as court-appointed receiver and not in its personal capacity

By:
Name:
Title:

BUYER:

NG Washington II, LLC

By:
Name:
Title:

Exhibit C

Form of Trademark and Servicemark Assignment Agreement

(See Attached)

TRADEMARK AND SERVICEMARK ASSIGNMENT AGREEMENT1

THIS TRADEMARK AND SERVICEMARK ASSIGNMENT AGREEMENT (this “Assignment”), effective as of this ___ day of [______], 2010 (the “Effective Date”), is from Grant Thornton Limited in its capacity as court-appointed receiver and not in its personal capacity (the “Assignor”) for Big Nevada, Inc., a Washington corporation, Gameco, Inc., a Washington corporation, Gaming Consultants, Inc., a Washington corporation, Gaming Management, Inc., a Washington corporation, Golden Nugget Tukwila, Inc., a Washington corporation, Hollydrift Gaming, Inc., a Washington corporation, Little Nevada, Inc., a Washington corporation, Mill Creek Gaming, Inc., a Washington corporation, Royal Casino Holdings, Inc., a Washington corporation, and Silver Dollar Mill Creek, Inc., a Washington corporation (collectively the “Companies”), to NG Washington II, LLC, a Washington limited liability company (the “Assignee”).

WHEREAS, (i) certain Washington State Trademark Registrations, including the Washington State Trademark Registrations listed in the attached Schedule A, are used in connection with the Companies’ Businesses and (ii) certain phrases or words that may be common law trademarks, including those listed on the attached Schedule A, are used in connection with the Companies’ Businesses (collectively the “Assigned Marks”).

WHEREAS, Assignor and Assignee have entered into an Asset Purchase Agreement dated as of April __, 2010 (as the same may be amended or modified from time to time in accordance with its terms, the “Asset Purchase Agreement”), pursuant to which, among other things, Assignee will acquire all right, title and interest that Assignor may have in and to the Assigned Marks pursuant to Section 2 of the Asset Purchase Agreement.

WHEREAS, pursuant to the Asset Purchase Agreement and the Approval Orders, the Assignor has agreed to execute and deliver this Assignment with respect to the Assigned Marks to be assigned by Assignor to Assignee at the Closing.

Capitalized terms not otherwise defined in this Assignment, as used in this Assignment, will have the respective meanings set forth in the Asset Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, and intending to be legally bound hereby, upon the terms and subject to the conditions set forth in the Asset Purchase Agreement, the Canadian Approval Order and the U.S. Approval Order and in accordance with relevant section of the U.S. Bankruptcy Code, the Parties agree as follows:

1.
Assignor does hereby sell, assign, quitclaim and transfer to Assignee all right, title and interest it may have, if any, in and to the Assigned Marks, together with the goodwill connected with and symbolized by the Assigned Marks, or to which the Assigned Marks pertain, the same to be held and enjoyed by Assignee for its own use and enjoyment and the use and enjoyment of its successors, assigns or other legal representatives as assignee of its entire right, title and interest therein; any income, royalties, damages and payments now or hereafter due or payable with respect thereto; any causes of action (either in law or in equity) and the right to sue, counterclaim, and recover for past, present and future infringement of the rights assigned or to be assigned under this Assignment, all of the foregoing subject, however, to all terms, conditions and provisions in the Asset Purchase Agreement, the Canadian Approval Order and the U.S. Approval Order.

2.
Upon reasonable request by and at the expense of Assignee, Assignor will execute any additional documents and take other commercially reasonable actions to record or memorialize the assignments of the Assigned Marks set forth herein, in the State of Washington, and to vest in Assignee such right, title, and interest in and to the Assigned Marks as is granted to Assignee hereunder.

3.	This Assignment is binding upon, and inures to the benefit of, the parties and their respective legal representatives, successors and assigns.

1  If not all of the Casinos are sold to Buyer pursuant to Section 2.6 of the Asset Purchase Agreement, the Trademark Agreements delivered at the initial Closing or any Extension Closing will be revised consistent with the Purchased Assets applicable to such Closing.

4.	Assignor hereby requests the Secretary of State of Washington to record this Assignment, as to Washington State Trademark Registrations that are among the Assigned Marks herein referred to.

5.	It is understood that any finding of invalidity of one assignment as effected hereby shall not affect the assignment of other Assigned Marks.

6.
All questions concerning the construction, validity and interpretation of this Assignment and the performance of the obligations imposed by this Assignment shall be governed by (i) the laws of the State of Washington, without regard to its conflict of laws, rules or principles and (ii) the U.S. Bankruptcy Code, to the extent applicable.

7.
To the extent any term or provision in this Assignment is inconsistent with the Asset Purchase Agreement, the terms and provisions of the Asset Purchase Agreement shall control. To the extent that any term or provision herein or in the Asset Purchase Agreement is inconsistent with the Canadian Approval Order or the U.S. Approval Order, the Canadian Approval Order or the U.S. Approval Order, as applicable, shall control.

8.
The parties acknowledge and agree that Assignor makes no representation or warranty regarding the Assigned Marks, including without limitation, the validity of the Assigned Marks, or the ownership, title, use or exclusive use of any of the Assigned Marks by the Companies or any other person.  Assignee bears the entire risk of the use of, or inability to use, any Assigned Mark.

[Signatures on Following Page]

2

IN WITNESS WHEREOF, Assignor has caused this Assignment to be duly executed by its duly authorized representative as of the day and year first above written.

ASSIGNOR GRANT THORNTON LIMITED in its capacity as interim receiver and receiver and manager of the Companies, and not in its personal capacity

By:
Name:
Title:

STATE OF	)
) :ss
COUNTY OF	)

The foregoing instrument was acknowledged before me this ____ day of [________], 2010, by ________________________________ of [____________], as his/her act and deed, and the free act and deed of [_______________].

Notary Public:
My commission expires:

3

Schedule A

Washington State Trademark Registrations and Possible Common Law Trademarks

Washington State Trademark Registrations

Trademarks	Reg. No.	Owner

CLUB HOLLYWOOD CASINO	51666	WASHINGTON GAMING, INC.[3]
CLUB BC’S	51615	WASHINGTON GAMING, INC.[4]
SILVER DOLLAR CASINO	50959	WASHINGTON GAMING, INC.
GOLDEN NUGGET CASINO	50960	WASHINGTON GAMING, INC.[5]
WASHINGTON PLAYERS CLUB	50928	WASHINGTON GAMING, INC.

Possible Common Law Trademarks

Possible Common Law Trademarks	Associated Company

SHI-GOW	GAMECO INC.
SOMETHING’S WILD POKER	GAMECO INC.

SAP-SAM	GAMING CONSULTANTS, INC.
CRAZY 8’S BLACKJACK	GAMING CONSULTANTS, INC.
JACKS OR BETTER	GAMING CONSULTANTS, INC.

CLUB HOLLYWOOD CASINO
CLUB BC’S
SILVER DOLLAR CASINO
GOLDEN NUGGET CASINO
WASHINGTON PLAYERS CLUB

3 To be assigned upon the Closing with respect to the Club Hollywood Casino.

4 To be assigned upon the Closing with respect to the Millcreek Casino.

5  To be assigned upon the Closing of the GN Tukwila Casino.

4

Exhibit D

Form of Domain Name Transfer Agreement

(See Attached)

DOMAIN NAME TRANSFER AGREEMENT1

This DOMAIN NAME TRANSFER AGREEMENT (this "Agreement"), effective as of this ___ day of [_______], 2010 (“Effective Date”), is between Grant Thornton Limited in its capacity as court-appointed receiver and not in its personal capacity (the “Transferor”) for Big Nevada, Inc., a Washington corporation, Gameco, Inc., a Washington corporation, Gaming Consultants, Inc., a Washington corporation, Gaming Management, Inc., a Washington corporation, Golden Nugget Tukwila, Inc., a Washington corporation, Hollydrift Gaming, Inc., a Washington corporation, Little Nevada, Inc., a Washington corporation, Mill Creek Gaming, Inc., a Washington corporation, Royal Casino Holdings, Inc., a Washington corporation, and Silver Dollar Mill Creek, Inc., a Washington corporation (collectively the “Companies”), and NG Washington II, LLC, a Washington limited liability company (the “Transferee,” and together with Transferor, the “Parties”).

WHEREAS, certain domain names are used in connection with the Companies’ Businesses as defined in the Asset Purchase Agreement, including but not limited to, the domain names listed in the attached Schedule A (collectively the “Domain Names”).

WHEREAS, Transferor and Transferee have entered into an Asset Purchase Agreement, dated as of April __, 2010 (as the same may be amended or modified from time to time in accordance with its terms, the “Asset Purchase Agreement”), pursuant to which, among other things, Transferor has agreed to transfer and assign all right, title, and interest in and to the domain names to Transferee, on the terms and conditions of the Asset Purchase Agreement, the Approval Orders and this Agreement.

WHEREAS, Transferee desires to acquire, and Transferor desires to assign and transfer, pursuant to the Asset Purchase Agreement and the Approval Orders, any and  all rights it has in and to the Domain Names with respect to the Domain names to be transferred by Transferor to Transferee at the Closing.

Capitalized terms not otherwise defined in this Agreement, as used in this Agreement, will have the respective meanings set forth in the Asset Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, upon the terms and subject to the conditions set forth in the Asset Purchase Agreement, the Canadian Approval Order and the U.S. Approval Order and in accordance with relevant section of the U.S. Bankruptcy Code, the Parties agree as follows:

1.          Transferor hereby assigns, transfers and conveys to Transferee all rights, title and interest it has in and to the Domain Names.

2.          Transferor agrees to take all commercially reasonable efforts to cooperate with Transferee in affecting the transfer of the Domain Names. The transfer of the Domain Names shall be considered complete upon Transferee’s receipt of an e-mail from its registrar confirming the transfer, and the Transferee being listed as the “Registrant” in Network Solutions’ publicly available WHOIS database (accessed via the URL http://www.networksolutions.com/whois/index.jsp).

3           Transferor agrees to take any other additional commercially reasonable actions to effectuate the transfer of the Domain Names to Transferee, including, but not limited to, the execution of documents and responding to correspondence that seeks confirmation of the transfer.  Transferee shall bear all of the costs associated with effectuating the transfer of the Domain Names.

4.          This Agreement shall be governed by and construed and interpreted in accordance with (i) the laws of the State of Washington, without regard to its conflict of laws, rules or principles and (ii) the U.S. Bankruptcy Code, to the extent applicable.

5.          To the extent any term or provision in this Agreement is inconsistent with the Asset Purchase Agreement, the terms and provisions of the Asset Purchase Agreement shall control. To the extent that any term or provision herein or in the Asset Purchase Agreement is inconsistent with the Canadian Approval Order or the U.S. Approval Order, the Canadian Approval Order or the U.S. Approval Order, as applicable, shall control.

1 If not all of the Casinos are sold to Buyer pursuant to Section 2.6 of the Asset Purchase Agreement, the Trademark Agreement delivered at the initial Closing or any Extension Closing will be revised consistent with the Purchased Assets applicable to such Closing.

1

6.          This Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns in accordance with the Asset Purchase Agreement.  Neither of the Parties hereto intends that this Agreement shall benefit or be enforceable by any person other than the Parties hereto and their respective successors and permitted assigns.

[Signatures on Following Page]

2

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their duly authorized representatives as of the day and year first above written.

TRANSFEROR
GRANT THORNTON LIMITED in its capacity as interim receiver and receiver and manager of the Companies, and not in its personal capacity

By:
Name:
Title:

STATE OF	)
	)	:ss
COUNTY OF	)

The foregoing instrument was acknowledged before me this ____ day of [________], 2010, by ________________________________ of [____________], as his/her act and deed, and the free act and deed of [_______________].

Notary Public:
My commission expires:

TRANSFEREE
NG Washington II, LLC

By:
Name:
Title:

STATE OF	)
	)	:ss
COUNTY OF	)

The foregoing instrument was acknowledged before me this ____ day of [________], 2010, by ________________________________ of [____________], as his/her act and deed, and the free act and deed of [_______________].

Notary Public:
My commission expires:

3

Schedule A

www.silverdollarcasinos.com

www.clubhollywoodredcrane.com2

2 To be transferred upon the Closing with respect to the Club Hollywood Casino.

4

Schedule H
Businesses

Big Nevada operates the Silver Dollar Casino in Sea-Tac, Washington (the “Sea-Tac Casino”).

Golden Nugget operates the Golden Nugget Casino in Tukwila, Washington (the “GN Tukwila Casino”).

Hollydrift operates the Club Hollywood Casino (the “Club Hollywood Casino”) in Shoreline, Washington.

Little Nevada operates the Silver Dollar Casinos in Tukwila, Washington (the “SD Tukwila Casino”) and Renton, Washington (the “Renton Casino”).

RCH operates the Royal Casino Everett, Washington (the “Royal Casino”).

Silver Dollar operates the Silver Dollar Casino in Millcreek, Washington (the “Millcreek Casino”).  Assets owned by Mill Creek are utilized at the Millcreek Casino.

Each of the above-described casinos is a house-banked card room casino with restaurant and bar operations.  The Sea-Tac Casino, GN Tukwila Casino, Club Hollywood Casino, SD Tukwila Casino, Renton Casino, Royal Casino and Millcreek Casino are referred to collectively as the “Casinos” and individually as a “Casino”.

Each of Gameco, Gaming Management and Gaming Consultants distributes gaming-related products and supplies gaming-related services to the Companies and other subsidiaries of Evergreen.

Schedule 1.1
Defined Terms

“Actual Working Capital” – as defined in Section 3.4(d).

“Affiliate” – means, with respect to any Person, (i) any other Person directly or indirectly controlling, controlled by, or under common control with such Person, or (ii) any Person owning or controlling fifty percent (50%) or more of the outstanding voting interests of such Person.

“Agreed Accounting Principles” means U.S. generally accepted accounting principles as in effect on the Effective Date or as otherwise agreed by the parties.

“Allocation Schedule” – as defined in Section 3.6(a).

“Approval Orders” – means the Canadian Approval Order and the U.S. Approval Order.

“Assigned Marks” – as defined in Section 9.13(a).

“Assumed Claims” – means all rights, claims and causes of action against the Companies’ landlords, vendors and customers.

“Assumed Contracts” – as defined in Section 2.3(a).

“Assumed Liabilities” – as defined in Section 3.2.

“Assumed Real Property Leases” – as defined in Section 2.3(a).

“Assumption and Cure Motion” – as defined in Section 2.3(b).

“Audited Financial Statements” – means the consolidated financial statements of the Silver Dollar Group of Casinos for the year ended December 31, 2009, as audited by LeMaster & Daniels PLLC.

“Bankruptcy Court” – as defined in Recital C.

“Base Consideration Amount” – as defined in Section 3.

“Bidding Procedures Order” – as defined in Section 9.4(a).

“Big Nevada” – as defined in the Preamble.

“Bill of Sale and Assignment and Assumption Agreement” – as defined in Section 4.2(a).

“Breakup Fee” – as defined in Section 12.5.

“Business” – as defined in Recital H.

“Business Day” – means any day other than a Saturday, Sunday or statutory holiday in the State of Washington.

“Buyer” – as defined in the Preamble.

“Buyer Employees” – as defined in Section 9.7(a).

“Buyer’s Knowledge” – means the actual current knowledge of any of Robert B. Sturges and James Kohn, without any independent duty of investigation or inquiry.

“Canadian Approval Order” – as defined in Section 9.4(b).

“Canadian Court” – as defined in Recital A.

“Cash Payment” – as defined in Section 3.1(b)(ii).

“Casino” and “Casinos” – as defined in Schedule H.

“CCAA” – as defined in Recital A.

“CCAA Proceeding” – as defined in Recital A.

“Change Form” – as defined in Section 9.13(b).

“Close of Business” – as defined in Section 3.4(a).

“Closing” – as defined in Section 4.1.

“Closing Date” – as defined in Section 4.1.

“Closing Time” – means (i) as to the Sea-Tac Casino, 5:00 a.m.; (ii) as to the GN Tukwila Casino, 4:00 a.m.; (iii) as to the Club Hollywood Casino, 3:00 a.m.; (iv) as to the SD Tukwila Casino, 8:00 a.m.; (v) as to the Renton Casino, 6:00 a.m.; (vi) as to the Royal Casino, 9:00 a.m.; and (vii) as to the Millcreek Casino, 6:00 a.m. (with all times local).

“Club Hollywood Casino” – as defined in Schedule H.

“Company” – as defined in the Preamble.

“Consent” – means any approval, consent, ratification, waiver or other authorization.

“Contract” – means a lease, rental agreement, contract, license or similar binding obligation, but does not include a Real Property Lease.

“Current Assets” – means the current assets of the Companies determined in accordance with the Agreed Accounting Principles, in each case to the extent (and only to the extent) included in the Purchased Assets.

“Current Liabilities” – means the current liabilities of the Companies determined in accordance with the Agreed Accounting Principles, in each case to the extent (and only to the extent) included in the Assumed Liabilities.

“Deposit” – as defined in Section 3.1(a).

“Designation Deadline” – means the date that is ten (10) Business Days prior to the Bankruptcy Court’s scheduled hearing for approval of the U.S. Approval Order.

“Disputed Cure Costs” – as defined in Section 2.3(b).

“Domain Name Agreement” – as defined in Section 4.2(d).

“Drift on Inn Casino” – as defined in Section 9.11.

“EBITDA Adjustment Amount” – as defined in Section 3.5(b)(iii).

“EBITDA Difference Amount” – as defined in Section 3.5(a).

“EBITDA Threshold Amount” – as defined in Section 3.5(a).

“Effective Date” – as defined in the Preamble.

“Employee Obligations” – as defined in Schedule 2.6(d).

“ERISA” – means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Account” – as defined in Section 3.1(a).

“Escrow Agent” – as defined in the Escrow Agreement.

“Escrow Agreement” – means an escrow agreement among Buyer, the Receiver and the financial institution designated therein as the Escrow Agent, which escrow agreement shall be in substantially the from of Exhibit A attached hereto.

“Estimated Working Capital” – as defined in Section 3.4(a).

“Evergreen” – as defined in Recital A.

“Excluded Assets” – as defined in Section 2.2.

“Excluded Contracts” - as defined in Section 2.2.

“Excluded Liabilities” – as defined in Section 3.3.

“Executory Contract” – means any Contract that is “executory”, as such term is used in section 365 of the U.S. Bankruptcy Code.

“Expense Reimbursement” – as defined in Schedule 2.6(d).

“Extension Closing” – as defined in Section 2.6.

“Extension Closing Date” – as defined in Section 2.6.

“FCC” is defined in Recital E.

“FCC Lender” means FCC, its successors, assigns and/or affiliates.

“FCF” is defined in Recital E.

“FCO” is defined in Recital E.

“Final Working Capital” – as defined in Section 3.4(b).

“Force Majeure Event” – means the occurrence of any of the following events: (i) a change in any applicable Laws prohibiting, or restricting or limiting in any material manner, the conduct of the Business of a Casino and will continue to materially impair the ability of a Casino to conduct its Business for a material period of time, (ii) any physical damage, destruction or other casualty loss (whether or not covered by insurance) which materially impairs or limits the conduct of the Business of a Casino, whether as a result of fire, earthquake, flood, act of God or other event, for a material period of time and will continue to materially impair the ability of a Casino to conduct its Business for a material period of time (iii) the commencement of any action of eminent domain or similar proceedings by any Governmental Authority which materially impairs or limits the conduct of the Business of a Casino for a material period of time and will continue to materially impair the ability of a Casino to conduct its Business for a material period of time or (iv) any significant labor difficulties which materially impairs the ability of a Casino to conduct its Business for a material period of time and will continue to materially impair the ability of a Casino to conduct its Business for a material period of time; provided, however, except for any Force Majeure Event that has or will have a material financial effect on the condition or performance of the Business of a Casino, any of the Force Majeure Events set forth in clauses (i) through (iv) may be cured prior to the Closing by the Receiver, at its cost and expense, or at the election of Buyer and at Buyer’s sole cost and expense.

“Fortress” – as defined in Recital E.

“Fortress Accommodation” – as defined in Section 3.1(b)(iii).

“Fortress Loan Documents” – means those loan documents by and between Buyer (or an entity that directly or indirectly owns and controls Buyer) and FCC Lender  to be entered into at Closing in connection with the Fortress Accommodation.

“Gameco” – as defined in the Preamble.

“Gaming Consultants” – as defined in the Preamble.

“Gaming Management” – as defined in the Preamble.

“GN Tukwila Casino” – as defined in Schedule H.

“Golden Nugget” – as defined in the Preamble.

“Governmental Authority” – means any government or any agency, board, bureau, commission, court, department, official, political subdivision, quasi-governmental, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

“Hollydrift” – as defined in the Preamble.

“Independent Accountants” – means a nationally or regionally recognized firm of independent certified public accountants as Buyer and the Receiver shall mutually agree upon.

“Initial Period” – as defined in Schedule 2.6(d).

“Internal Revenue Code” – means the Internal Revenue Code of 1986.

“Law(s)” – means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States or Canada, or any state, county, city or other political subdivision or of any Governmental Authority.

“Liens” – means all pledges, liens, charges, claims, security interests, restrictions or other encumbrances of any kinds.

“Little Nevada” – as defined in the Preamble.

“Major Repair Item” – as defined in Section 9.12.

“Mill Creek” – as defined in the Preamble.

“Neutral Party” – as defined in Section 3.7.

“Objection Notice” – as defined in Section 3.4(c).

“Order” – means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Authority.

“Original Monitor” – as defined in Recital A.

“Other Offer” – as defined in Section 9.4(d).

“Outside Closing Date” – as defined in Section 12.1(a)(iii).

“Person” – means any individual, corporation, partnership, limited liability company, joint venture, estate, trust, association, labor union, or other entity or governmental body.

“Plan” - means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any “employee benefit plan” within the meaning of Section 3(3) of ERISA or any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA.

“Player Supported Jackpots” – as defined in Washington Administrative Code Section 230-15-360.

“Prequalification Questionnaire” – as defined in Section 6.

“Proceeding” – means any action, arbitration, audit, hearing, investigation, litigation, or suit commenced, brought, conducted, or heard by or before, or otherwise involving, any governmental body or arbitrator.

“Purchase Price” – as defined in Section 3.

“Purchased Assets” – as defined in Section 2.1.

“RCH” – as defined in the Preamble.

“Receiver” – as defined in the Preamble.

“Receiver’s Knowledge” – means the actual current knowledge of Mark Wentzell acting on behalf of the Receiver, without any independent duty of investigation or inquiry.

“Receivership Order”– as defined in Recital E.

“Receivership Order Date”– as defined in Recital F.

“Repair Item” – as defined in Section 9.12.

“Repair Notice” – as defined in Section 9.12.

“Repair Objection Notice” – as defined in Section 9.12.

“Required Governmental Approvals” – as defined in Section 4.3(e).

 “Representative” – means with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

“Royal Casino” – as defined in Schedule H.

“Sea-Tac Casino” – as defined in Schedule H.

“Service Supplier” – as defined in Section 2.6(d).

“Service Supplier Agreement” – as defined in Section 2.6(d).

“Services” – as defined in Schedule 2.6(d).

“Silver Dollar”– as defined in the Preamble.

“Tangible Personal Property” – means office, casino, restaurant and bar equipment; gaming tables, gaming chips and gaming paraphernalia, player-tracking systems, counting equipment and gauge systems; video cameras, recording devices and security surveillance equipment; machinery, equipment, tools and tooling (including expendable tooling), furniture, fixtures, leasehold improvements, motor vehicles, point of sale equipment, signs and signage, uniforms, laundry and linens, silverware, glassware, chinaware, pots, pans and utensils and merchandise.

“Tax Returns” – means, collectively, all returns, reports and similar statements (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to any Governmental Authority relating to Taxes.

“Tax” or “Taxes” – means any taxes, charges, fees or other assessments imposed by any Governmental Authority, including all Federal, state, local, foreign and other income, gross receipts, franchise, capital stock, withholding, payroll, social security, unemployment, disability, real property, personal property, sales, use, ad valorem, excise, transfer, profits, license, customs, estimated, severance, stamp, occupation, value added and corporation and any other taxes, including any interest, penalties or additions on or to the foregoing.

“Third Party Transaction” – as defined in Section 12.5.

“Trademark Agreement” – as defined in Section 4.2(c).

“Transfer Taxes” – as defined in Section 9.6(a).

“Unaudited EBITDA Amount” – as defined in Section 3.5(a).

“Undisputed Cure Costs” – means those monetary amounts that must be paid and nonmonetary obligations that otherwise must be satisfied, including pursuant to Section 365(b)(1)(A) and (B) of the U.S. Bankruptcy Code, in order for Buyer to assume those Executory Contracts, if any, specified in the EC Notice and the Assumed Real Property Leases.

“U.S. Approval Order” – as defined in Section 9.4(c).

“U.S. Bankruptcy Code” – as defined in Recital C.

“U.S. Proceeding” – as defined in Recital C.

“Use Tax Return” – as defined in Section 9.6(a).

“WARN Act” – means the Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable state or local Law requiring notice to employees in the event of a closing or layoff.

“WGI” – as defined in Recital B.

“Working Capital Adjustment Amount” – as defined in Section 3.4(e).

“Working Capital” – means Current Assets minus Current Liabilities.

“WSGC” – means the Washington State Gambling Commission.

“WSLCB” – means the Washington State Liquor Control Board.

Schedule 2.1

Purchased Assets

(See Attached)

SCHEDULE 2.1

Inventory of Selected Tangible Assets	Revised 4-13-2010

GCI Offices

Office Furniture	Cubicle Setups	16
	Office Desks	18
	Board Room Table	1
	Kitchen Table	1
	Dishwasher for office	1
	Refrigerator	1
	overhead projectors	3
	Laptop Computers	8
IT Room
	Laptops in IT room(old)	5
	Computers (some not working)	12
	Main Servers	2
	Storage Computers	5
	Network switches	6
	Network Server Rack	1

Scrap area
	Computer towers	25
	Posiflex Aloha Terminals	4
	Javelin Aloha Terminals	1
	DVR-	1
	ADP Hand recognition scanner	2
	Sonoma Player Tracking PC's	2
	Dead printers	4
	Dead Monitors	7

Offices and Cubicles
	Computers	18
	Phone System
	Cannon Printer for posters	1
	Printers for desks	7

	Flat Panel TV 42"	1
	Three Card Poker Sign	1

Vehicles
	2001 Chrysler Voyager van	1	dead battery
	1997 Ford Econoline Van	1	255K Miles
	2005 Chevy PU facilities truck	1	61k miles
	1999 F-350 Bucket Truck	1	176k miles

Silver Dollar Renton
Offices	Computers	3
	Printers	3
	Desks and Chairs	4
	Filing cabinets	8
Surveillance Room
	Computers	1
	Matrix-Pelco	1
	VCR's	69

SCHEDULE 2.1

	Surveillance monitors	10
	Multiplexors	4
	cameras	51
	PTZ Cameras	12

Public areas
	Poker Tables	4
	Poker chairs	36
	Poker Carts for beverages	19
Gaming Tables: 11	Baccarat	2
	Spanish 21	3
	Emperors Challenge Pai Gow	3
	Four Card Poker	1
	Ultimate Texas Holdem	1
	Blackjack	1
	Sit Down gaming chairs	26
	Gaming Stools	49

	Bar Stools	65
	Dining room chairs same as gaming	29
	Bar High top tables	13
	Bar dining tables	4

	Flat Panel TV's-various sizes	12
	ATM's	2
	Pull Tab PC	1
	Aloha Terminals	3	need replacing
	Sonoma Tracking system	2
	card printer for player system	1
	Large Fish Tank	1

Kitchen area
	6 burner range	1
	Fryer	1
	Grill	1
	Slicer	1
	Dishwashing equipment	1
	Ice machine	1
	Freezer-One door unit	1
	Freezer-2 door unit	1
	refrigerator-4 door unit under counter	1
	refrigerator-2 door unit under counter	1

Outdoor storage shed
	Drop Box Trolley cart	1

Silver Dollar SeaTac

Offices
	Computers	4
	Fax Scanner Printer	1
	Desks and Chairs	4
	Filing cabinets	4

Surveillance Room
	DVR- GE 16 channel	5
	Monitors	16

SCHEDULE 2.1

	VCR's	14
	Matrix-Pelco	1
	Cameras fixed	62
	PTZ 13 interior and 1 exterior (exterior not working)	14

Public areas
	Poker Tables	3
	Poker chairs	36
	Poker Carts for beverages	14
Gaming Tables: 12
	Spanish 21	4
	Emperors Challenge Pai Gow	3
	Four Card Poker	1
	Ultimate Texas Holdem	1
	Three card Poker	1
	Lucky Ladies BJ	1
	Blackjack	1
	Gaming Chairs	64

	Bar High back stools	44
	High top tables in bar	6
	High Top Round Tables in bar	2
	regular dining tables	3
	regular dining chairs	4

	Pull tab computer	1

	Flat Panel TV's	10
	CRT Tube TV	1
	Broken projector or burnt out	1
	Projector screen 8 foot roughly	1
	Sonoma Tracking Computer	2
	aloha F&B Terminals	3
	Player card printer	1
	ATM's	2
	Large Fish Tank	1

Kitchen area
	Wok Range	1
	Fryers	2
	Broiler	1
	Grill	1
	6 Star Burner Range	1
	Under counter coolers	3
	Convection Oven	1
	Small Slicer	1
	Ice machines	2
	Dish area with washer	1

	Bar glass washer	1

Old Daves Diner
	misc. tools and power tools in building
	Lots of parted out equipment used for repairs

SCHEDULE 2.1

Golden Nugget Tukwila

Offices
	Computers	2
	Fax Scanner Printer	1
	Desks and Chairs	2

Surveillance Room
	DVR- GE 16 channel One out for repair(4 total)	3	plus 1 out for repair
	Monitors	8
	VCR's	20
	Matrix-Pelco	1
	Cameras fixed	56
	PTZ cameras	8
	Computer for operator	1

Public areas
	Poker Tables	4
	Poker chairs	39
	Poker Carts for beverages	15

Gaming Tables:10
	Baccarat	2
	Emperors Challenge Pai Gow	4
	Spanish 21	2
	Four Card Poker	1
	Luck Ladies BJ	1
	Sit Down gaming chairs	15
	Gaming Stools	46
	Sonoma Computers	3

	Bar High Back stools	21
	High Tops dining tables	4
	Dining room tables	3
	Dining Room Chairs	6
	Kitchen Dining Counter wood chairs	5
	Flat Panel TV's	7
	CRT TV	1

Kitchen area
	Grill 36"	1
	4 Burner Range with oven	1
	Double Wok Range	1
	Fryer	1
	Ice machine	1
	Dishwasher	1
	Freezer 2 door	1
	Freezer 4 door	1
	Reach in cooler	1
	Meat slicer	1

Silver Dollar Tukwila

Offices
	Computers	7
	Fax Scanner Printer	1

SCHEDULE 2.1

	Desks and Chairs	4

Surveillance Room
	VCR's	54
	Monitors	12
	Matrix-Pelco	1
	Cameras fixed	74
	PTZ cameras	8
	Computer for operator	1

Public areas
Gaming Tables:10
	Emperors Challenge Pai Gow	3
	Spanish 21	3
	Three Card Poker	1
	Four Card Poker	1
	Match the Dealer BJ	1
	Blackjack	1
	Gaming Chairs	62

	Bar High Back stools	33
	High Tops dining tables	5
	Dining room tables	6
	Dining Room Chairs	28
	High Tops Round	6
	Flat Panel TV's	4
	CRT TV	3
	Fish Tank Smaller than other locations	1

Kitchen area
	Flat Grill	1
	Broiler	1
	6 Star Burner Range	1
	fryer	1
	Under counter cooler refer units	2
	Wok range	1
	Stand up freezer	1
	Stand up Cooer	1
	Ice machine	1
	slicer	1

Royal Casino

Offices
	Computers	5
	Printers	2
	Desks and Chairs	1

Surveillance Room
	VCR's	56
	Monitors	20
	Matrix-	1
	Computer for operator	1

Public areas
	Poker Tables	4

SCHEDULE 2.1

	Poker chairs	36
	Poker Carts for beverages	28

Gaming Tables:11
	Baccarat	2
	Emperors Challenge Pai Gow	2
	Spanish 21	2
	Four Card Poker	1
	Luck Ladies BJ	1
	Ultimate Texas Holdem	1
	Match the Dealer BJ	1
	Three Card Poker	1
	Gaming stools	77
	High bar chairs	25
	Sonoma Player tracking	2

	Bar High Back stools	29
	High Tops dining tables	3
	Dining room tables	15
	Dining Room Chairs	39
	High Tops Round	3
	Flat Panel TV's	9
	Projection TV's	3
	Pool Tables	2

Kitchen area
	6 star burner range	1
	Flat Grill	1
	Fryers	2
	Broiler	1
	Wok range	1
	Pizza table	1
	Slicer	1
	Mixer	1
	ice machine	1

Club Hollywood

Offices
	Computers	4
	Printers	1

Surveillance Room
	VCR's	89
	Monitors	17
	Matrix-	1
	Computer for operator	1
	Cameras	84

Public areas
	Poker Tables	4
	Poker chairs	127
	Poker Carts for beverages	37

SCHEDULE 2.1

Gaming Tables:11
	Baccarat		3
	Emperors Challenge Pai Gow		3
	Spanish 21		2
	Four Card Poker		1
	Luck Ladies BJ		2
	Gaming stools		69
	High bar chairs		14
	Sonoma Player tracking		2
	Big Screen projectors		3
	Screens		3
	Aloha POS		2

Upstairs Bar and dining area
	Wood Fireplace		1
	Aloha POS units		3
	Couches		19
	Dance Floor lighting system		1
	DJ Booth		1
	Big Screen Projector		1
	Screen		1
	Cocktail Tables		37
	White Oyster Chairs		72
	High Back Red Stools		18
	Tables		35
	Bar Tables		7
	Baby Grand Piano		1
	gaming stools		18

Video game area
	Pool Table		1

Kitchen area
	10 star burner range		1
	Flat Grill		1
	Fryers		8
	Broiler		1
	Wok range		5
	Pizza table
	Convection Oven		1
	Salamander		2
	ice machine		2

Foyer
	Cadillac limo		1
	Multiple Movie posters,Hollywood memoribillia and
	Hollywood themed decorative items throughout bldg.

Silver Dollar Mill Creek

Offices
	Computers		6
	Printers		3
	Desks and Chairs		6

Surveillance Room
	VCR's	working	60

SCHEDULE 2.1

	Monitors		14
	Matrix-		1

Public areas
	Poker Tables		3
	Poker chairs		31
	Poker Carts for beverages		20
	Sonoma Tracking system		1

Gaming Tables:11
	Ultimate Texas Holdem		1
	Emperors Challenge Pai Gow		2
	Spanish 21		3
	Four Card Poker		1
	Luck Ladies BJ		2
	Three Card Poker		1
	Double Action BJ		1
	Match the Dealer BJ		1
	Sonoma Player tracking		2
	Televisions		11
	ATMs		2
Bar Area
	Pool table		2
	Flat Panel TV		4
	Aloha POS		1
	Tab Wizard		1
	Large Fish Tank		1

Night Club Storage Area
	Many different Gaming chairs approximate number only		800
	ATM		1
	Décor	Palm Trees	2
	couch		1

Gameco Storage area in Mountlake Terrace

	Poker Table Tops		21
	Gaming Table Tops		61
	Poker Table Bases		12.5
	Gaming Table Bases		50
	Poker Table Rails		22
	Gaming Table Rails		63
	gaming table games signage		28
	ATM's Disassembled		5
	Mirrored Gaming Table Base		9
	Table Lids and Trays		22
	Drop boxes		85
	Card Cutter		1
	Various Misc. Gaming items(Lamers, buttons etc.)
	Video Monitors for Surveillance		19
	Pelco Keyboard		1
	Power supplies		10
	Pelco Camera back cans		30

Schedule 2.2

Additional Excluded Assets

1.	Progressive jackpot funds held by any of the Companies pursuant to Sections 230-15-680 through 230-15-720 of the Washington Administrative Code.

2.	Any other bonus jackpots in connection with any game at any Casino.

3.	Current Assets that the Receiver and Buyer mutually agree to exclude from the calculation of the Working Capital for any Casino.

Schedule 2.3(a)

List of Assumed Real Property Leases

Casino/Company	Assumed Real Property Lease(s)	Known Cure Cost
Sea-Tac Casino	192nd Pacific Properties Lease, effective June 1, 2002, between 192nd Pacific Properties L.L.C. and Roy R. Toland and Audrey V. Toland and Big Nevada, Inc. d/b/a “The Silver Dollar Casino”.	$0.00
GN Tukwila Casino	Golden Nugget Casino Lease, dated November 29, 2004, between Bruce Fehling and Yong Hui Fehling and Golden Nugget Tukwila, Inc. (formerly Vormsberg Company).	$0.00
Millcreek Casino
Lease Agreement, dated December 3, 2001, between Colin W. & Merlyna M. Radford and Tri-Western Syndicated Investment Co. dba Tri West North Creek Partnership and Timothy B. and Michael E. Iszley dba Golden Nugget Casino, as modified by Addendum A to Lease, dated December 3, 2001, First Amendment to Lease, dated April 15, 2002, Second Amendment to Lease, undated, Third Amendment to Lease, undated, Fourth Amendment to Lease, dated August 15, 2003, and Fifth Lease Amendment, dated June 3, 2004, between Tri West North Creek Partnership and Timothy B. Iszley and Michael Iszley d/b/a Golden Nugget Casino.  (Wallace Properties - Mill Creek, LLC, is successor in interest to original landlord and Silver Dollar Mill Creek, Inc. is successor in interest to original tenant.)
		$0.00
Club Hollywood Casino	Commercial Premises Lease, dated March 5, 2007, between Old 99 Property Group, L.L.C. and Hollydrift Gaming, Inc. d/b/a Club Hollywood. Commercial Premises Lease (Parking Lot), dated March 5, 2007, between Old 99 Property Group, L.L.C. and Hollydrift Gaming, Inc. d/b/a Club Hollywood.	$2,386.32	[1]
Renton Casino	Lease Agreement, dated March 8, 2004, between Little Family, LLC and Little Nevada, Inc. Sublease Agreement, dated December 21, 2007, between Little Nevada, Inc. and Ruth Dykeman Children’s Center, as amended by Amendment to Sublease Agreement, effective December 1, 2008.	$0.00
Royal Casino	Commercial Premises Lease, dated December 22, 2006, between Allen and Sharon Hemmat and Royal Casino Holdings, Inc.	$0.00
SD Tukwila Casino	Real Estate Lease, effective June 1, 2000, between Tukwila Land Corp. and Little Nevada, Inc.	$0.00

1 To be allocated between the two leases for Club Hollywood Casino.

Schedule 2.6(b)

Payment of Balance of Base Consideration Amount

1.           If an initial Closing occurs and the Purchased Assets sold to Buyer at such Closing do not include all of the Purchased Assets, then the amount payable by Buyer at such initial Closing pursuant to Section 3.1(b) shall be reduced by the following amount or amounts:

(a)           If the Purchased Assets sold at such initial Closing do not include the Purchased Assets relating to the Sea-Tac Casino, then the amount payable by Buyer at the initial Closing shall be reduced by $4,500,000 (i.e., 40.6540% of the Base Consideration Amount).

(b)           If the Purchased Assets sold at such initial Closing do not include the Purchased Assets relating to the GN Tukwila Casino, then the amount payable by Buyer at the initial Closing shall be reduced by $1,500,000 (i.e., 13.5501% of the Base Consideration Amount).

(c)           If the Purchased Assets sold at such initial Closing do not include the Purchased Assets relating to the Millcreek Casino, then the amount payable by Buyer at the initial Closing shall be reduced by $1,300,000 (i.e., 11.7435% of the Base Consideration Amount).

(d)           If the Purchased Assets sold at such initial Closing do not include the Purchased Assets relating to the Renton Casino, then the amount payable by Buyer at the initial Closing shall be reduced by $299,996 (i.e., 2.7100% of the Base Consideration Amount).

(e)           If the Purchased Assets sold at such initial Closing do not include the Purchased Assets relating to the Royal Casino, then the amount payable by Buyer at the initial Closing shall be reduced by $900,000 (i.e., 8.1301 % of the Base Consideration Amount).

(f)           If the Purchased Assets sold at such initial Closing do not include the Purchased Assets relating to the Club Hollywood Casino, then the amount payable by Buyer at the initial Closing shall be reduced by $2,570,000 (i.e., 23.2159% of the Base Consideration Amount).

(g)           If the Purchased Assets sold at such initial Closing do not include the Purchased Assets relating to the SD Tukwila Casino, then the amount payable by Buyer at the initial Closing shall be reduced by $1 (i.e., 0% of the Base Consideration Amount).

(h)           If the Purchased Assets sold at such initial Closing do not include the Purchased Assets relating to the Gaming Consultants, then the amount payable by Buyer at the initial Closing shall be reduced by $1 (i.e., 0% of the Base Consideration Amount).

(i)           If the Purchased Assets sold at such initial Closing do not include the Purchased Assets relating to the Gameco, then the amount payable by Buyer at the initial Closing shall be reduced by $1 (i.e., 0% of the Base Consideration Amount).

(j)           If the Purchased Assets sold at such initial Closing do not include the Purchased Assets relating to the Gaming Management, then the amount payable by Buyer at the initial Closing shall be reduced by $1 (i.e., 0% of the Base Consideration Amount)

2.           If and at each such time as an Extension Closing occurs with respect to the Purchased Assets associated with a Casino or Casinos (or applicable Company or Companies) that were not transferred to Buyer at the initial Closing, then Buyer shall pay to the Receiver, at such Extension Closing and as to each Casino being transferred to Buyer at such Extension Closing, an amount equal to the amount by which the Base Consideration Amount paid to the Receiver at the initial Closing was reduced with respect to such Casino pursuant to Section 1 of this Schedule 2.6; provided, however, that for the avoidance of doubt, the total Base Consideration Amount payable by Buyer pursuant to this Agreement shall not exceed Eleven Million Seventy Thousand Dollars ($11,070,000).

Schedule 2.6(d)

Summary of Terms of Service Supplier Agreement

Services to be Provided

Buyer or an affiliate of Buyer approved by the Receiver (it being understood that Nevada Gold & Casinos, Inc. has been approved by the Receiver) will serve as an independent contractor of the Receiver for purposes of providing expert advice as a fiduciary to the Receiver with respect to the Receiver’s operation and management of the Casinos, and providing the Receiver with assistance in the day-to-day operation of the Casinos.  This arrangement shall be contingent upon approval of any applicable regulatory authorities and termination of any arrangement with parties who are currently providing equivalent arrangements to Receiver at the Casinos.  The Receiver shall retain primary responsibility and liability for compliance with all applicable extrajursdictional, federal, state and local laws, rules and regulations; provided, that the Service Supplier shall be responsible and liable for maintaining the licenses and other regulatory or governmental approvals, consents or permits required to lawfully perform the Service Supplier’s obligations and duties to the Receiver hereunder. At the Receiver’s request, the duties of Service Supplier (the “Services”) shall include the following:

•	Providing advice and assistance in securing cash generated by operations of the Casinos.
•
Providing general services, including: (1) recommending to the Receiver reasonable and effective measures for the continuing orderly administration, management, and operation of the Casinos; and (2) performing the following services, which will be more fully described in the Service Supplier Agreement:

o	Observing, monitoring and reporting on the operations of the Casinos
o	Regulatory compliance
o	Providing surveillance at the Casinos
o	Working with the Receiver on periodic financial reviews of the Casinos
o	And any other activities reasonably related to the operations of the Casinos and preservation of any applicable operating licenses
•	In-person operational assistance from time to time on the premises of each Casino
•	Maintaining operating hours of the Casinos
•	Making recommendations to the Receiver with respect to reasonable changes to the advertising strategy for the Casinos
•	Providing advice and in-person assistance from time to time relating to inventory and food and beverage service
•	Assisting the Receiver in its production and analysis of financial information
•	Making recommendations to the Receiver with respect to Player-Supported Jackpots in accordance with WSGC regulations

Licenses; Standard of Care; Insurance

The Service Supplier has and shall maintain all licenses necessary to lawfully perform the services (including, without limitation, a service supplier license issued to it by the WSGC).  All services will be rendered by the Service Supplier in a professional manner, consistent with the highest fiduciary standards of skill and care.  Service Supplier shall, at its own expense, maintain adequate liability insurance acceptable to the Receiver, and the Receiver shall be named a co-insured on such policy.

Fees

(a)           For the period commencing on the date the Services Supplier Agreement is entered into though and including the earlier of (A) the date of termination of the Agreement or (B) December 31, 2010 (the “Initial Period”), Service Supplier shall be entitled to receive a fee, payable by the Receiver, in an amount equal to (i) three percent (3%) of the gross revenues of the Companies for which the Service Provider is providing the Services, as determined by the Independent Accountants plus (ii) the out-of-pocket expenses including travel, lodging, meal and car rental and other expenses incurred by the Service Provider in the performance of Services for the benefit of the Companies (the “Expense Reimbursement”), which expenses shall be documented by the Service Supplier and sent to the Receiver and shall be reduced by a pro rata percentage after taking into account services provided to (x) those Companies whose assets have previously been acquired by the Service Provider or its affiliate and (y) those three casinos owned by NG Washington, LLC, an affiliate of Service Provider, doing business as Crazy Moose Casino, Coyote Bob’s Casino and Crazy Moose Casino II.

(b)           From and after the Initial Period and so long as the Services Supplier Agreement has not been terminated, Service Supplier shall be entitled to receive (i) commercially reasonable fees consistent with then-existing market standards for projects of comparable scope and complexity, as shall be mutually agreed upon by the parties, plus (ii) the Expense Reimbursement.

Confidentiality

The Service Supplier Agreement will contain confidentiality provisions customarily found in agreements with service suppliers on projects of comparable scope and complexity and others appropriate to this specific transaction.

Non-Solicitation; Non-Interference; Non-Disparagement

Service Supplier shall agree that Service Supplier will not, directly or indirectly, do any of the following (collectively, the “Employee Obligations”):

•
Employ, solicit for employment, or otherwise seek to employ or retain any employee of or applicant or candidate for employment with the Companies, or in any way assist or facilitate any such employment, solicitation, or retention effort;

•
Engage in any conduct intended or reasonably calculated to induce or urge any employee of or applicant or candidate for employment with the Companies to discontinue or not enter into, in whole or in part, an employment relationship with the Companies;

•
Initiate contact or have any contact or communication of any nature with any employee of or applicant or candidate for employment with the Companies for the purpose of employing, soliciting for employment, or otherwise seeking to employ or retain any such employee of or applicant or candidate for employment with the Companies;

provided, however, that the foregoing Employee Obligations of Service Supplier shall only apply to Companies that have not yet been transferred to Buyer pursuant to a Closing under the Agreement.

Notwithstanding anything to the contrary set forth above, the Employee Obligations shall not prohibit the Service Supplier from hiring an employee of any of the Companies who responds to a general solicitation through a public medium or general or mass mailing by the Service Supplier or its affiliates which is not directly or indirectly targeted to such employees.

All of the Employee Obligations shall terminate at the earlier of (a) twelve (12) months following termination or expiration of the Service Supplier Agreement, and (b) upon the purchase by Buyer of all of the Casinos described in the Agreement (whether pursuant to one Closing, or multiple Extension Closings).

The Service Supplier Agreement shall contain mutual customary non-disparagement provisions in favor of the Casinos, the Companies, the Receiver, Fortress and their affiliates, on the one hand, and in favor of the Service Supplier and its affiliates, on the other hand.

Term and Termination

The Service Supplier Agreement: (i) may be terminated immediately by Receiver pursuant to any order or direction from the WSGC or the WSLCB, (ii) may be terminated by mutual written agreement of the Receiver and the Service Supplier, (iii) shall be automatically terminated if a Closing occurs for any Casino without further action by either party upon such Closing with respect to such Casino, (iv) may be terminated by the Receiver, at the Receiver’s election, if the Canadian Court or the Bankruptcy Court approves a transaction by the Receiver with a party other than an affiliate of the Service Supplier, (v) may be terminated by either party if the consummation of the Service Supplier Agreement would violate any non-appealable final order, decree, or judgment of any court or Governmental Authority having jurisdiction (provided, however, that if such order, decree or judgment was not due to a material breach of the party that is seeking to terminate the Service Supplier Agreement pursuant to this clause); (vi) may be terminated by either party after a material breach of the Service Supplier Agreement and expiration of the cure period; (vii) may be terminated during the Initial Period, by the Receiver upon thirty (30) days’ prior written notice to the Service Supplier; or (viii) may be terminated following the Initial Period, by either party upon thirty (30) days’ prior written notice to the other party.

Schedule 3.2

Certain Assumed Liabilities

1.           Current Liabilities that the Receiver and Buyer mutually agree to include in the calculation of the Working Capital for any Casino.

Schedule 3.4(a)

Working Capital Adjustment Amount
Methodology of Computation

The following balance sheet items will be included in the computation of working capital:

Cash:
Cash at the Casinos, i.e. “Cash in Bank-Casino” will be counted by and mutually agreed to by the Receiver and the Buyer on the Closing Date. The Cash will be an addition to the Working Capital.

ATM Cash:
Cash in the ATM machines operated, whether leased or owned, by the Casinos will be counted by and mutually agreed to by the Receiver and the Buyer on the Closing Date.  The ATM Cash will be an addition to the Working Capital. Cash in transit (i.e. cash not physically in the machines on the Closing Date) will not be included.

Chips on Hand, Chips Contra Account and Chips Outstanding:
The Receiver shall provide Buyer with documentation of the gross amount of “Chips on Hand” per the balance sheet.  The Buyer will acknowledge the amount or advise the Receiver of any difference.  On the Closing Date the Receiver and the Buyer will count all chips at the Casinos, (“Chip Float”).  Upon mutual agreement of the Receiver and the Buyer regarding the amount of the Chip Float, the Chip Float will be subtracted from the Chips on Hand to determine the “Chips Outstanding” liability amount. The value of the Chips Outstanding will be a reduction of the Working Capital.

Prepaid Expenses:
Receiver shall provide to the Buyer a detailed list and description of prepaid expenses.  Upon review of the list the Buyer, in consultation with the Receiver, will determine which prepaid expenses can be assumed by the Buyer and will benefit the Buyer subsequent to the Closing Date.  Some prepaid expenses may be required to be prorated based upon the type of prepaid expense. The Buyer will inform the Receiver which prepaid expenses are to be transferred as of the Closing Date. The value of the transferred Prepaid Expenses will be an addition to the Working Capital.

Inventory:
Food, liquor, uniform, gift cards, logo merchandise and other agreed upon inventory items, excluding the Hollywood Casino memorabilia, permitted by law to be transferred to the Buyer will be counted by and mutually agreed to by the Receiver and the Buyer on the Closing Date. The value of the transferable inventory items will be an addition to the Working Capital.

Accounts Payable:
Receiver shall provide to the Buyer a detailed list and description of accounts payable items.  Upon review of the list the Buyer will determine which accounts payable items are to be assumed by the Buyer.  Unclaimed Balances Payable, Stale Dated Checks, and Accrued A/P, currently listed as part of Accounts Payable are to be excluded. The Buyer will inform the Receiver which accounts payable items are to be transferred to the Buyer as of the Closing Date. The value of the transferred Accounts Payables will be a reduction of the Working Capital.

Accounts Receivable:
Accounts Receivables are to be excluded from the Working Capital computation. The Buyer will continue to collect Accounts Receivables on behalf of the Receiver and submit collected funds to the Receiver’s nominated bank account, along with a detailed list of who the funds were collected from, to the Receiver on a monthly basis.

Dispute Resolution:
In the event that there is a dispute with regard to the computation of the working capital, the Buyer and the Receiver will endeavor to resolve all disagreements in good faith as soon as practicable. If such parties do not obtain a final resolution within thirty (30) days after the notice of the disagreement has been received by the respective parties, then the issues in dispute will be submitted to the Independent Accountants for resolution.

Schedule 3.4(c)

Dispute Resolution Procedures

If Receiver and Buyer do not obtain a final resolution of any dispute with respect to the calculation of Final Working Capital or the EBITDA Difference Amount within 30 days after the Receiver has received an Objection Notice, Buyer and the Receiver shall submit the matter for resolution to the Independent Accountants to resolve any remaining disagreements; provided, however, that if Buyer and the Receiver cannot agree upon the identity of the Independent Accountants within 10 days after either Buyer or the Receiver first proposes to the other a firm to serve in such capacity, then Buyer and the Receiver within five days thereafter each designate a firm of independent certified public accountants and the firms so designated by Buyer and the Receiver shall, within 10 days after such designation, choose the Independent Accountants; provided, further, that if at such time either Buyer or the Receiver shall discover a bona fide conflict with respect to the Independent Accountants, the parties shall submit the matter to another mutually agreeable independent accounting firm of national or regional reputation to resolve the remaining matters in dispute, and such firm shall be the Independent Accountants for all purposes of this Agreement.

Buyer on the one hand and the Receiver on the other hand will direct the Independent Accountants to use their reasonable best efforts to render a determination within 30 days after submitting the matters set forth in the Objection Notice to the Independent Accountants for resolution and the Receiver, Buyer and their respective representatives will cooperate with the Independent Accountants during their resolution of any disagreements included in the Objection Notice.  The Independent Accountants will consider only those items and amounts set forth in the Objection Notice that Buyer and the Receiver are unable to resolve.  The fees and expenses of the Independent Accountants shall be paid one-half by Buyer and one-half by the Receiver.  The determination of the Independent Accountants as to any disputed matters shall be set forth in a written statement delivered to Buyer and the Receiver and shall be final, conclusive and binding on the parties.  The parties agree that judgment may be entered upon the arbitral award of the Independent Accountants in any court having jurisdiction pursuant to the terms of this Agreement.

Schedule 3.5(a)

Unaudited EBITDA Amount

Company	Name of Casino/Description of Business	2009 EBITDA ($)
Silver Dollar Mill Creek, Inc.	Millcreek Casino	689,891
Big Nevada, Inc.	Sea-Tac Casino	1,460,417
Hollydrift Gaming, Inc.	Club Hollywood Casino	984,433
Little Nevada, Inc.	SD Tukwila Casino	(370,816)
Royal Casino Holdings, Inc.	Royal Casino	464,021
Little Nevada, Inc.	Renton Casino	178,238
Golden Nugget Tukwila, Inc.	GN Tukwila Casino	786,632
Gaming Consultants, Inc.	Management Company	(1,185,428)
Gaming Management, Inc.	Management Company	(685)
Gameco, Inc.	Management Company	3,122
Mill Creek Gaming, Inc.	Dormant Company	-
	TOTAL	3,009,825

Schedule 3.5(f)

Example of Calculation of EBITDA Adjustment Amount

EBITDA Threshold	$250,000
Variance	10%
Multiple	5	x

AUDITED #'s $250,000 LESS THAN PROVIDED
2009 Unaudited EBITDA	$2,500,000

2009 Audited EBITDA	$2,250,000
Variance	$250,000

Amount Due To/From Buyer	$-

AUDITED #'s $500,000 LESS THAN PROVIDED
2009 Unaudited EBITDA	$2,500,000

2009 Audited EBITDA	$2,000,000
Variance	$(500,000)

Amount Due To Buyer	$(1,250,000)

AUDITED #'s $250,000 MORE THAN PROVIDED
2009 Unaudited EBITDA	$2,500,000

2009 Audited EBITDA	$2,750,000
Variance	$250,000

Amount Due To/From Buyer	$-

AUDITED #'s $500,000 MORE THAN PROVIDED
2009 Unaudited EBITDA	$2,500,000

2009 Audited EBITDA	$3,000,000
Variance	$500,000

Amount Due From Buyer	$1,250,000

Schedule 3.6

Allocation Schedule for each Company

The Parties agree that the applicable portion of the Purchase Price attributable to the various assets comprising the Purchased Assets of each Company shall be allocated in accordance with Treasury Regulation Section 1.1060-1 in accordance with the following methodology:

Class I Assets

Cash & Cash Equivalents	As determined as of the Close of Business on the Closing Date in connection with the determination of Final Working Capital

Class II Assets

Actively Traded Personal Property and Certificates of Deposit	As determined as of the Close of Business on the Closing Date in connection with the determination of Final Working Capital

Class III Assets

Accounts Receivable and Other Class III Assets	As determined as of the Close of Business on the Closing Date in connection with the determination of Final Working Capital

Class IV Assets

Inventories and Supplies	As determined as of the Close of Business on the Closing Date in connection with the determination of Final Working Capital

Class V Assets

Furniture, Fixtures and Equipment, Leasehold Improvements and other Class V Assets	To be determined in accordance with Section 3.6 of the Agreement.

Class VI Assets

Licenses, permits, trade name and other Section 197 Intangibles (excluding goodwill and going concern value)	To be determined in accordance with Section 3.6 of the Agreement.

Class VII Assets

Goodwill and Going Concern Value	The remaining portion, if any, of the Purchase Price after the allocations to assets in Classes I through VI above.

Schedule 9.4(a)

Form of Bidding Procedures Order

(See Attached)

The Honorable Samuel J. Steiner
Chapter 15
Hearing Date:
Hearing Time:
Hearing Location: Seattle – Room 8206
Response Date:

UNITED STATES BANKRUPTCY COURT
WESTERN DISTRICT OF WASHINGTON
AT SEATTLE

In re
Case No. 09-13569 (SJS)
BIG NEVADA, INC., et al.,
(Jointly Administered)
Debtors in a Foreign Proceeding.

ORDER (1) APPROVING FORM OF PURCHASE AGREEMENT, (2) APPROVING PROCEDURES FOR SALE OF DEBTORS’ ASSETS (INCLUDING SCHEDULING A BID DEADLINE, AUCTION DATE AND SALE HEARING), (3) ESTABLISHING ASSUMPTION AND ASSIGNMENT PROCEDURES, (4) APPROVING NOTICE PROCEDURES AND FORMS OF NOTICE, AND (5) GRANTING OTHER RELIEF

THIS MATTER comes before the Court on the motion (the “Motion”) filed by Grant Thornton Limited, as receiver and foreign representative (the “Receiver”), for entry of an order (1) approving the form of Asset Purchase Agreement attached hereto as Exhibit A (the “Purchase Agreement”), including the break-up fee provided for therein, (2) approving the proposed sale procedures attached hereto as Exhibit B, including scheduling a bid deadline, auction date, and sale hearing date (the “Sale Procedures”), (3) establishing procedures for assuming and assigning executory contracts and unexpired leases (the “Assumption and Assignment Procedures”), (4) fixing notice procedures and approving forms of notice, and (5) granting other relief.  The Motion is filed in connection with the jointly-administered chapter 15 cases of each of the following Washington corporations for which Grant Thornton is serving as Receiver:

Big Nevada, Inc.
Gameco, Inc.

ORDER APPROVING FORM OF ASSET PURCHASE AGREEMENT AND GRANTING OTHER RELIEF - 1 DWT 13820087v11 0090149-000001	Davis Wright Tremaine LLP Law Offices Suite 2200 • 1201 Third Avenue Seattle, Washington 98101-3045 (206) 622-3150 • Fax: (206) 757-7700

Gaming Consultants, Inc.
Gaming Management, Inc.
Golden Nugget Tukwila, Inc.
Hollydrift Gaming, Inc.
Little Nevada, Inc.
Little Nevada II, Inc.
Little Nevada III, Inc.
Mill Creek Gaming, Inc.
Royal Casino Holdings, Inc.
Shoreline Gaming, Inc.
Shoreline Holdings, Inc.
Silver Dollar Mill Creek, Inc.
Snohomish Gaming, Inc.

(collectively, the “Washington Subsidiaries”).  The Court has considered the Motion, the Declarations of Mark Wentzell and [Nevada Gold representative] filed in support of the Motion, and all other papers filed in support of or opposition to the Motion, and has reviewed and considered the files and records herein as well as the argument and statements of counsel presented at the hearing.  Capitalized terms not otherwise defined in this Order shall have the same meanings as set forth in the Purchase Agreement.

BASED ON THE FOREGOING, the Court makes the following findings of fact and conclusions of law:

A.          This Court has jurisdiction over these chapter 15 cases and the parties and properties affected thereby pursuant to 28 U.S.C. § 1334.  Consideration of the Motion is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(M), (N), (O), and (P).  Venue is properly located in this district pursuant to 28 U.S.C. § 1410.  The assets of the Washington Subsidiaries that are the subject of the Motion are located within the territorial jurisdiction of the United States and accordingly, §§ 363, 549 and 552 of the Bankruptcy Code are applicable to the transfer of such assets.

B.           Due, sufficient, and adequate notice of the relief requested in the Motion and granted herein has been given to parties in interest.

ORDER APPROVING FORM OF ASSET PURCHASE AGREEMENT AND GRANTING OTHER RELIEF - 2 DWT 13820087v11 0090149-000001	Davis Wright Tremaine LLP Law Offices Suite 2200 • 1201 Third Avenue Seattle, Washington 98101-3045 (206) 622-3150 • Fax: (206) 757-7700

C.           In the Motion and supporting papers, the Receiver has established good and sufficient reasons for (1) approving the form of the Purchase Agreement, (2) authorizing payment of a break-up fee in the amount of $1,000,000 (the “Break-Up Fee”) payable to NG Washington II, LLC (“Nevada Gold”) pursuant and subject to the terms of the Purchase Agreement, (3) approving the Sale Procedures, (4) approving the Assumption and Assignment Procedures, (5) fixing notice procedures and approving forms of notice, and (6) granting the other relief provided for herein.  Among other things, the Receiver has engaged in an extensive process to market the assets of the Washington Subsidiaries to third parties over a period of several months.  Nevada Gold is one of the potential purchasers identified by the Receiver as part of its process.  The Receiver has engaged in arms-length negotiations with Nevada Gold concerning the terms of the Purchase Agreement.  Fortress has participated in those negotiations, and both the Receiver and Fortress believe that the transactions contemplated in the Purchase Agreement are fair and reasonable under the circumstances.  In addition, both the Receiver and Fortress believe that given the extensive marketing effort to date, the proposed Sales Procedures, Assumption and Assignment Procedures, notice procedures and other relief sought in the Motion are reasonable under the circumstances, and in the best interests of the Washington Subsidiaries.

D.           The Sale Procedures are reasonably calculated to produce an arms’-length bidding process for obtaining the highest and best bid available from a good-faith purchaser.  Any Successful Bidder (as defined below) that complies in good faith with the Sale Procedures shall be deemed by the Court at the Sale Hearing (as defined below) to be a good faith purchaser within the meaning of section 363(m) of the Bankruptcy Code, and entitled to all of the protections thereof.

E.           Fortress Credit Funding II, L.P. (“Fortress”) has consented to entry of this Order, including all the relief provided for herein.

F.           To the extent that Nevada Gold becomes entitled to receive payment of the Break-Up Fee pursuant to the Purchase Agreement, such expense shall be (i) an actual and necessary cost and expense of preserving the Washington Subsidiaries’ estates, within the meaning of section 503(b) of the Bankruptcy Code, (ii) of substantial benefit to the Washington Subsidiaries’ estates, (iii) reasonable and appropriate considering, among other things, the size and nature of the proposed sale of assets pursuant to the Purchase Agreement (the “Sale”), the efforts that have been and will be expended by Nevada Gold notwithstanding that the proposed Sale is subject to higher or better offers for the assets to be sold pursuant to the Purchase Agreement (the “Acquired Assets”), and the prevailing custom and practice applicable to non-bankruptcy sale transactions of similar type and size, and (iv) necessary to ensure that Nevada Gold will continue to pursue its proposed acquisition of the Acquired Assets.  Absent further order of this Court, no Qualified Bidder (as defined below) other than the Nevada Gold shall be entitled to a break-up fee or similar payment.

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G.           The bid procedures and overbid protections afforded to Nevada Gold under the Purchase Agreement are reasonable and appropriate and represent the best method for maximizing the return for the Acquired Assets.

H.          The Assumption and Assignment Procedures, including procedures for addressing objections to assumption and assignment and proposed cure amounts, are reasonable and appropriate.

I.            This Order constitutes a final order within the meaning of 28 U.S.C. § 158(a).

NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

1.           All objections to the Motion or the relief requested therein that have not been withdrawn, waived, or settled, and all reservations of rights included therein, hereby are overruled on the merits and denied.

2.           Pursuant to sections 105, 363, 365, 1520, and 1525 of the Bankruptcy Code, as supplemented by Bankruptcy Rules 6002, 6004, 6006, 9007, and 9029, the Motion is granted.

Form of Purchase Agreement/Sale Procedures

3.           The form of the Purchase Agreement attached hereto as Exhibit A is hereby approved and shall be used by all Qualified Bidders, as defined in the Sale Procedures, provided however, that Fortress will not be required to provide financial accommodations to any Qualified Bidder other than Nevada Gold, and ¶3 of the Purchase Agreement shall be modified to reflect that the Purchase Price shall be all cash absent the express written consent of Fortress to provide financing in connection with a Qualified Alternative Bid.

4.           The Sale Procedures attached hereto as Exhibit B are hereby approved and shall govern all bids and sale procedures relating to the Sale.  The Receiver is authorized to take any and all actions necessary or appropriate to implement the Sale Procedures.

5.           Unless the Receiver notifies this court on or before [_] 2010 that it wishes to terminate the Sale, the Court shall conduct a hearing to consider approving the Sale (the “Sale Hearing”) on [_], 2010, at ______ _.m. (Pacific time).

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Assumption and Assignment Procedures

6.           Section 365(a), (b) and (f) of the Bankruptcy Code are hereby made applicable to these cases.  The Assumption and Assignment Procedures attached hereto as Exhibit C shall govern the assumption and assignment of executory contracts and unexpired leases in connection with the Sale.

Notices

7.           The notice of the Sale Hearing (the “Sale Notice”), substantially in the form attached hereto as Exhibit D, is hereby approved as reasonably calculated to provide creditors and parties in interest with proper notice of the proposed Sale Procedures and Sale.

8.           The Assumption and Assignment Notice, substantially in the form attached hereto as Exhibit E (the “Assumption and Assignment Notice”), is hereby approved as reasonably calculated to provide all counterparties to the Assumed Contracts and Assumed Leases with proper notice of the assumption and assignment of their respective executory contracts or unexpired leases, the amount, timing and nature of any cure relating thereto, the conditions for provision of adequate assurance of future performance, and the Assumption and Assignment Procedures.

9.           The notices described in paragraphs 7 and 8 are approved and shall be good and sufficient, and no other or further notice shall be required if given as follows:

(a)           The Receiver files with the Court and serves through the Court’s ECF system copies of the Sale Notice, the Sale Motion (and all papers filed in support of the Sale Motion), and the Assumption and Assignment Notice on all parties appearing electronically in these cases, including without limitation, the United States Trustee;

(b)           The Receiver serves, within three days after entry of this Order (the “Mailing Deadline”), by first-class mail, postage prepaid, or other method reasonably calculated to provide notice copies of the Sale Notice on (i) all parties known to the Receiver who previously expressed an interest in acquiring the assets (or stock) of one or more of the Washington Subsidiaries, and (ii) each person identified on the master mailing list kept by the clerk of the Court in these Cases pursuant to Local Bankruptcy Rule 2002-1(a), including without limitation all known creditors of the Washington Subsidiaries and all persons requesting special notice pursuant to Bankruptcy Rule 2002(i), provided however that the Receiver shall not be required to separately mail copies of the Sale Notice to any party that receives electronic notice through the Court’s ECF system;

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(c)           The Receiver serves on or before the Mailing Deadline by first-class mail, postage prepaid, or other method reasonably calculated to provide notice, copies of the Sale Notice, the Sale Motion (and all papers filed in support of the Sale Motion), and the Assumption and Assignment Notice, on (i) all parties known by the Receiver to claim any lien against or interest in any property of the Washington Subsidiaries being sold, (ii) the United States attorney for the Western District of Washington, and (iii) all non-debtor parties to the Assumed Contracts or the Assumed Leases, provided however, that the Receiver shall not be required to separately mail copies of the foregoing to any party that receives electronic notice through the Court’s ECF system.

(d)           Within three days after the identification by the Receiver of a Successful Bidder other than Nevada Gold, the Receiver files with the Court and serves by first-class mail, postage prepaid, or other method reasonably calculated to provide notice, an amended Assumption and Assignment Notice (identifying the Successful Bidder other than Nevada Gold) on the non-debtor parties to the Assumed Contracts and Assumed Leases to be assumed and assigned to the Successful Bidder pursuant to the Purchase Agreement, provided however, that the Receiver shall not be required to separately mail copies of the foregoing to any party that receives electronic notice through the Court’s ECF system.

Other Relief

10.         The failure of any objecting person or entity to timely file its objection shall be a bar to the assertion, at the Sale Hearing or thereafter, of any objection to the Motion, to the consummation and performance of the Sale, or the assumption and assignment of any executory Contract or unexpired lease, upon the terms and conditions set forth in the Assumption and Assignment Notice.

11.         To the extent that Nevada Gold shall become entitled to receive payment of the Break-Up Fee pursuant to the Purchase Agreement, such Break-Up Fee shall be payable from the proceeds of sale following closing of the sale to the Successful Bidder and shall have priority over and be paid prior to any distribution to Fortress.

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12.         The U.S. trustee shall appoint a consumer privacy ombudsman pursuant to sections 332 and 363(b)(1) of the Bankruptcy Code as soon as practicable.

13.         The Receiver is authorized and directed to reimburse Nevada Gold for its expenses as set forth in the Purchase Agreement.

14.         As provided in Bankruptcy Rules 6004(l) and 6006(d), and notwithstanding Bankruptcy Rule 7062, this Order shall be effective and enforceable immediately upon entry.  Time is of the essence in obtaining the highest and best value for the assets of the Washington Subsidiaries.  Therefore, the stays provided for under Bankruptcy Rules 6004(h), 6006(d), and 7062 shall not apply.

15.         The provisions of this Sale Order are non-severable and mutually dependent.

DATED this ______ day of ________________, 2010.

UNITED STATES BANKRUPTCY JUDGE

Presented by:

Davis Wright Tremaine LLP
Attorneys for Grant Thornton Limited, as
Receiver and Foreign Representative
of the Washington Subsidiaries

By
Ragan L. Powers, WSBA #11935
C. Keith Allred, WSBA #6566
Hugh R. McCullough, WSBA #41435

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EXHIBIT A

Form of Purchase Agreement

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Exhibit B

Sales Procedures

1.           Alternative Bids.  The Receiver will consider bids (each, an “Alternative Bid”) submitted by interested parties, subject to the qualifications and procedures below.  The Receiver may amend or alter these procedures if it deems such amendments or modifications to be in the best interests of the Washington Subsidiaries’ estates, provided that the Receiver shall provide notice of such modifications to any parties who express continuing interest in purchasing the assets of the Washington Subsidiaries following receipt of the Sale Notice.

2.           Alternative Bid Deadline.  All Alternative Bids must be received not later than 11:00 a.m. (PDT) on the ___ day of May 2010 (the “Alternative Bid Deadline”) by counsel for the Receiver [one week prior to the Sale Hearing]:

Ragan L. Powers
Davis Wright Tremaine LLP
Suite 2200
1201 Third Avenue
Seattle, Washington 98101

Receiver’s counsel shall immediately distribute a copy of each such Alternative Bid received to counsel for Nevada Gold and counsel for Fortress Credit Funding II, L.P. (“Fortress”).

3.           Qualified Alternative Bid.  The Receiver will consider an Alternative Bid only if the Alternative Bid is a “Qualified Alternative Bid.”  To be a Qualified Alternative Bid, the Alternative Bid must:

(a)           identify the proponent of the Alternative Bid and an officer who is authorized to appear, act on behalf of and bind the bidder;

(b)           agree in writing to execute the Purchase Agreement, subject only to modification of the Purchase Price (as described below) and elimination of the provisions with respect to the Break-Up Fee with respect to such bidder;

(c)           agree that the Purchase Price pursuant to paragraph 3 of the Purchase Agreement shall be at least $12,170,000 (i.e., $1,100,000 more than the Purchase Price contained in Section 3 of the Purchase Agreement executed by Nevada Gold, with Purchase Price being allocated among the Businesses based on the percentages shown on Schedule 2.6(b) to the Purchase Agreement), and that the Purchase Price shall be paid in cash absent the express written consent of Fortress to provide financial accommodations in connection with a Qualified Alternative Bid;

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(d)           be accompanied by a deposit in the form of cash, cashier’s check or letter of credit issued by a federal or state chartered domestic bank in the amount of $2,000,000, refundable in the event the bidder is not the Successful Bidder at the Auction (as defined below);

(e)           be accompanied by financial information for the bidder sufficient to enable the Receiver or Fortress to determine such bidder’s creditworthiness and ability to close a sale of the Acquired Assets (including information sufficient to demonstrate the bidder’s ability to provide adequate assurance of future performance of obligations under any executory contracts or leases to be assumed and assigned to the bidder);

(f)            not be conditional on the outcome of any unperformed due diligence by the bidder, the receipt of equity or debt financing, or the approval of the bidder’s Board of Directors, shareholder, or other corporate approval; and

(g)           by its terms, remain open and irrevocable through the conclusion of the Sale Hearing, unless extended by agreement of the parties.

4.           Auction, Bidding Increments, and Bids Remaining Open.  If Receiver receives a Qualified Alternative Bid, the Receiver shall conduct an auction (the “Auction”) at the offices of Davis Wright Tremaine LLP, Suite 2200, 1201 Third Avenue Seattle, Washington, on the Business Day immediately prior to the Sale Hearing, beginning at 9:00 am PDT or such later time and/or other place as the Receiver shall notify all bidders who have submitted Qualified Alternative Bids (such persons are referred to as “Qualified Bidders”).  The following procedures will apply:

(a)           Only the Receiver, Nevada Gold, any representative of Fortress, and Qualified Bidders shall be entitled to attend the Auction, and only Nevada Gold and Qualified Bidders shall be entitled to participate and make any additional bids (“Subsequent Bids”) at the Auction.

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(b)           All Qualified Bidders shall be entitled to be present for all bidding with the understanding that the true identity of each bidder shall be fully disclosed to all other bidders and that all material terms of each bid will be fully disclosed to all other bidders throughout the entire Auction.

(c)           At least four days prior to the Auction, the Receiver will give Nevada Gold, Fortress and all other Qualified Bidders a copy of the highest and best Qualified Alternative Bid received and copies of all other Qualified Alternative Bids.  In addition, the Receiver will inform Nevada Gold, Fortress and each Qualified Bidder who has expressed its intent to participate in the Auction of the identity of all Qualified Bidders that may participate in the Auction.

(d)           Prior to start of the Auction, the Receiver may announce at the Auction additional procedural rules that it determines to be reasonable under the circumstances (e.g., the amount of time allotted to make subsequent alternative bids) for conducting the Auction so long as such rules are not inconsistent with these Bidding Procedures.

(e)           At the Auction, bidding shall begin with the highest Qualified Alternative Bid and continue in minimum increments of at least $25,000 higher than the previous highest bid.

(f)            The Auction shall continue in one or more rounds of bidding and shall conclude after each participating bidder has had the opportunity to submit an additional Subsequent Bid with full knowledge and written confirmation of the then-existing highest bid, signed by the Receiver’s counsel and identifying the party making the then highest bid.

(g)           For the purpose of evaluating the value of the consideration provided by each Subsequent Bid (including any Subsequent Bid by Nevada Gold), the value shall be the net consideration payable to the Receiver after giving effect to the Break-Up Fee that may be payable to Nevada Gold under the Purchase Agreement.

(h)           At the conclusion of the bidding, the Receiver shall announce its determination as to the bidder submitting the successful bid (the “Successful Bidder”), which shall be submitted to the Bankruptcy Court for approval at the Sale Hearing.  Nevada Gold shall be deemed a party-in-interest with standing to appear and be heard in connection with any motions, hearings, or other proceedings relating to the Purchase Agreement and any Qualified Alternative Bid or Subsequent Bid.

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(i)            The Receiver, in consultation with its professionals, shall determine in its sole discretion whether an Alternative Bid meets the qualifications described herein and in the order approving these procedures and whether a Qualified Alternative Bid or Subsequent Bid constitutes the highest and/or best offer for the Acquired Assets.

(j)            The highest and/or best offer as determined by the Receiver shall be submitted to the Bankruptcy Court for approval at the Sale Hearing.

(k)           If the Receiver does not receive any Qualified Alternative Bids, no Auction will be held, Nevada Gold will be declared the Successful Bidder, and the Receiver will report the same to the Bankruptcy Court and will present the Sale Order for entry by the Court at the Sale Hearing, approving the sale of the Acquired Assets to Nevada Gold in accordance with the terms of the Purchase Agreement.  No potential purchaser of any of the Washington Subsidiaries’ assets will be entitled to object to entry of the Sale Order at the Sale Hearing unless such potential purchaser timely submitted a Qualified Alternative Bid.

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Exhibit C
Assumption and Assignment Procedures

1.           Pursuant to the Purchase Agreement, Nevada Gold will, within five business days of execution of the Purchase Agreement, submit to the Receiver the list of the executory contracts and leases that it proposes that the Receiver assume and assign to it; and each bidder submitting an Alternative Bid shall submit with its Alternative Bid on or before the Alternative Bid Deadline, the list of the executory contracts and leases that it proposes that the Receiver assume and assign to it (collectively, the “Executory Contract Designation Deadline”).  The Receiver shall maintain a schedule (the “Schedule”) of executory contracts (the “Assumed Contracts”) and unexpired leases (the “Assumed Leases”) that Nevada Gold or a Successful Bidder (if applicable) designates for assumption and assignment.

2.           For each Assumed Contract and Assumed Lease, the date on which Nevada Gold (or a Successful Bidder, if applicable) shall seek to have the assumption and assignment become effective shall be the closing date pursuant to the terms of the Purchase Agreement (the “Proposed Assumption Effective Date”).

3.           On or before the Mailing Deadline, the Receiver shall provide notice (the “Assumption and  Assignment Notice”) to each non-debtor counterparty to an Assumed Lease or Assumed Contract that Nevada Gold designates for assumption and assignment, substantially in the form attached hereto as Exhibit E, that (i) identifies the proposed amount to be paid to such counterparty to cure all defaults under such agreement that are required to be cured pursuant to section 365 of the Bankruptcy Code as a prerequisite to assumption (together with the timing of such payments, if any), and (ii) describes the procedures for objecting to the proposed assumption and assignment of the agreement.

4.           Objections, if any, to the proposed assumption and assignment of any Assumed Contract or Assumed Lease to Nevada Gold must be made in writing, filed with the Court, and served on the Receiver so as to be received no later than __________ (the “Nevada Gold Contract Objection Deadline”).

5.           Unless a Contract Objection is filed and served before the Nevada Gold Contract Objection Deadline, such counterparty shall be deemed to have consented to the assumption and assignment of its respective Assumed Contract or Assumed Lease to Nevada Gold and the respective cure of existing defaults and shall be forever barred from objecting to the cure and from asserting any additional cure or other amounts against the Receiver, the Washington Subsidiaries, their estates, or Nevada Gold.  In such event, the Receiver and Nevada Gold shall be entitled to provide in the Sale Order for the assumption and assignment of the applicable Assumed Contract or Assumed Lease to Nevada Gold, and for payment of the cure amount, if any, specified in the Assumption and Assignment Notice, all without further notice to such counterparty.

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6.           If Qualified Alternative Bids are received by the Receiver, and Nevada Gold is not the Successful Bidder at the Auction, the Receiver shall provide an amended Assumption and Assignment Notice to each non-debtor counterparty to an Assumed Contract or Assumed Lease designated by the Successful Bidder for assumption and assignment, identifying the Successful Bidder, and providing information to the non-debtor counterparties regarding the ability of the Successful Bidder to provide adequate assurance of future performance as required by 11 U.S.C. § 365.  Objections, if any, to the proposed assumption and assignment of any Assumed Contract or Assumed Lease to a Successful Bidder (other than Nevada Gold) must be made in writing, filed with the Court, and served on the Receiver on a date to be established by the Court.

7.           If a timely Contract Objection is filed solely as to the proposed cure (a “Cure Objection”), and Nevada Gold is the purchaser, the Cure Amount shall be determined by the Court at the Sale Hearing, unless otherwise agreed by the Receiver and Nevada Gold.  If a timely Cure Objection is filed and Nevada Gold is not the purchaser, then the agreement may nevertheless be assumed and assigned to the Successful Bidder on the Proposed Assumption Effective Date, and the Successful Bidder shall pay the undisputed portion of the cure on or as soon as reasonably practicable after the Proposed Assumption Effective Date, and the disputed portion of the cure shall be determined as follows and paid as soon as reasonably practicable following resolution of such disputed cure.  To resolve the Cure Objection, the Receiver, the Successful Bidder, and the objecting party may confer in good faith to attempt to resolve any such objection without Court intervention.  If the Receiver determines that the Cure Objection cannot be resolved without judicial intervention, then the cure will be determined as follows: (i) with respect to Assumed Contracts and Assumed Leases pursuant to which the counterparty has agreed to an alternative dispute resolution procedure, then, according to such procedure; and (ii) with respect to all other executory contracts and unexpired leases, by the Court at the discretion of the Receiver either at the Sale Hearing or such other date as determined by the Court.

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8.           If a timely Contract Objection is filed that objects to the assumption and assignment on a basis other than the proposed cure, the Receiver, the Successful Bidder, and the objecting counterparty shall confer in good faith to attempt to resolve any such objection without Court intervention.  If the Receiver determines that the objection cannot be resolved without judicial intervention, then, if Nevada Gold is the purchaser, the objection shall be resolved by the Court at the Sale Hearing unless otherwise agreed by the Receiver and Nevada Gold.  If the Successful Bidder is not Nevada Gold, at the discretion of the Receiver and the Successful Bidder, the objection shall be determined by the Court at the Sale Hearing or such other date as determined by the Court.  If the Court determines at such hearing that the executory contract or unexpired lease should not be assumed and assigned, then such agreement shall no longer be considered an Assumed Contract or Assumed Lease.

9.           Each Assumed Contract and Assumed Lease will be assumed and assigned to Nevada Gold or the Successful Bidder (as applicable) on the date (the “Assumption Effective Date”) that is the later of (i) the Proposed Assumption Effective Date, and (ii) the Assumption Resolution Date (as defined below).  The “Assumption Resolution Date” shall be, (i) if no Contract Objection has been filed on or prior to the Contract Objection Deadline, the business day after the Contract Objection Deadline, or (ii) if a Contract Objection has been filed on or prior to the Contract Objection Deadline, the date of the Assumption Resolution Stipulation or the date of a Court order authorizing the assumption and assignment to Nevada Gold or the Successful Bidder (as applicable) of the Assumed Contract or Assumed Lease.

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Exhibit D

Form of Notice of Sale Hearing

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Exhibit E

Form of Assumption and Assignment Notice

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Schedule 9.4(c)

Form of U.S. Approval Order

(See Attached)

The Honorable Samuel J. Steiner
Chapter 15
Hearing Date:
Hearing Time:
Hearing Location: Seattle – Room 8206
Response Date:

UNITED STATES BANKRUPTCY COURT
WESTERN DISTRICT OF WASHINGTON
AT SEATTLE

In re BIG NEVADA, INC., et al., Debtors in a Foreign Proceeding. [1]

Case No. 09-13569 (SJS)

(Jointly Administered)

NOTICE OF MOTION FOR ORDER (1) AUTHORIZING SALE OF ASSETS FREE AND CLEAR OF INTERESTS, (2) AUTHORIZING THE ASSUMPTION AND ASSIGNMENT OF CONTRACTS AND LEASES, (3) WAIVING ANY TEMPORARY STAY OF RELIEF, AND (4) GRANTING OTHER RELIEF

1.  Canadian Receivership/U.S. Chapter 15 Proceedings.  On April 15, 2009 (the “Commencement Date”), Evergreen Gaming Corporation (“Evergreen”) and nineteen of its Canadian and U.S. affiliates filed petitions in the Vancouver Registry of the Supreme Court of British Columbia (the “Canadian Court”) under the Companies’ Creditors Arrangement Act, R.S.C. 1985, c.C-36 and C-44, and the Business Corporations Act, S.B.C. 2002, c.57 (the “CCAA Proceeding”).  Concurrently with the filings in Canada, Deloitte & Touche, Inc. (“Deloitte”) filed chapter 15 petitions on behalf of Evergreen, Washington Gaming, Inc. (“Washington Gaming”), and certain of their affiliates in the United States Bankruptcy Court for the Western District of Washington (the “U.S. Court”).  Pursuant to an order dated July 3, 2009, the Canadian Court appointed Grant Thornton Limited to serve as receiver (the “Receiver”) for certain of the Washington subsidiaries of Washington Gaming, Inc. (collectively, the “Washington Subsidiaries”),2 and terminated Deloitte’s role as the monitor for the Washington Subsidiaries.  On July 6, 2009, the U.S. Court entered orders (a) recognizing the CCAA Proceeding as a foreign main proceeding under section 1515 of the U.S. Bankruptcy Code, (b) recognizing the Receiver as the foreign representative of the Washington Subsidiaries, and (c) retaining Deloitte as foreign representative of Evergreen and Washington Gaming (the “U.S. Recognition Order”).  Since entry of the U.S. Recognition Order, the Receiver has been operating the businesses of the Washington Subsidiaries.

1 The debtors are Big Nevada, Inc. (tax ID x____), Gameco, Inc. (tax ID x____), Gaming Consultants, Inc. (tax ID x____), Gaming Management, Inc. (tax ID x____), Golden Nugget Tukwila, Inc. (tax ID x____), Hollydrift Gaming, Inc. (tax ID x____), Little Nevada, Inc. (tax ID x____), Little Nevada II, Inc. (tax ID x____), Little Nevada III, Inc. (tax ID x____), Mill Creek Gaming, Inc. (tax ID x____), Royal Casino Holdings, Inc. (tax ID x____), Shoreline Gaming, Inc. (tax ID x____), Shoreline Holdings, Inc. (tax ID x____), Silver Dollar Mill Creek, Inc. (tax ID x____), and Snohomish Gaming, Inc. (tax ID x____).  Each debtor is a corporation organized under the laws of the State of Washington.  [No debtor has used any other name within the last eight years.]
2 Since the chapter 15 cases of Evergreen and Washington Gaming are closed, the debtors are all Washington Subsidiaries.  The “Washington Subsidiaries” do not include Mountlake Gaming, Inc. and Riverside Casino, Inc., both of which are direct or indirect subsidiaries of Washington Gaming.

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2.  Asset Purchase Agreement with Nevada Gold.  On or about April ___, 2010, the Receiver entered into an Asset Purchase Agreement (the “Purchase Agreement”) with NG Washington II, LLC (“Nevada Gold”).  Subject to the approval by the Canadian Court in the CCAA Proceeding and the U.S. Court in these chapter 15 cases, the Purchase Agreement provides for the sale of substantially all of the assets of the Washington Subsidiaries to Nevada Gold.

3.  Procedures Order.  On or about April __, 2010, the Receiver filed a Motion For Order (1) Approving Form Of Purchase Agreement, (2) Approving Procedures For Sale Of Debtors’ Assets, (3) Establishing Assumption And Assignment Procedures, (4) Approving Notice Procedures And Forms Of Notice, And (5) Granting Other Relief.  On April ___, 2010, the U.S. Court entered its Order (1) Approving Form Of Purchase Agreement, (2) Approving Procedures For Sale Of Debtors’ Assets, (3) Establishing Assumption And Assignment Procedures, (4) Approving Notice Procedures And Forms Of Notice, And (5) Granting Other Relief (the “Procedures Order”).  A copy of the Procedures Order is attached hereto as Exhibit A.  Pursuant to the Procedures Order, the Receiver is authorized to accept qualified bids for the purchase of the assets of the Washington Subsidiaries.  All bids must comply with the Procedures Order and be submitted so as to be received by counsel for the Receiver by no later than _____________________________, 2010.

4.  Motion to Sell the Assets of the Washington Subsidiaries Free and Clear of Interests and for Other Relief. Pursuant to the Procedures Order, the Receiver has filed with the U.S. Court a Motion For Order (1) Authorizing Sale Of Assets Free And Clear Of Interests, (2) Authorizing The Assumption And Assignment Of Contracts And Leases, (3) Waiving Any Temporary Stay Of Relief, And (4) Granting Other Relief (the “Sale Motion”).  The Sale Motion, if granted, would:

(i)
authorize the Receiver to sell substantially all of the assets of the Washington Subsidiaries out of the ordinary course of business pursuant to section 363 of the Bankruptcy Code, including pursuant to a Purchase Agreement attached to the Sale Motion;

(ii)	authorize the Receiver to assume and assign various executory contracts and unexpired leases that are the property of the Washington Subsidiaries;

(iii)	waive any temporary stay of relief under Bankruptcy Rules 6004(h), 6006(d), and any other applicable Bankruptcy Rules with respect to the relief sought; and

(iv)	grant other relief identified in the Sale Motion.

The assets sold include personally-identifiable information, [consistent with existing policies regarding the transfer of such information].  The U.S. Court has ordered the appointment of a consumer privacy ombudsman who may provide the U.S. Court with information to assist the U.S. Court in its consideration of the facts, circumstances, and conditions of the proposed sale.

4.  Hearing On The Sale Motion.  The U.S. Court has scheduled a hearing on the Sale Motion on ______________________, 2010 at _________ a.m. (prevailing Pacific Time) before the Honorable Samuel J. Steiner, United States Courthouse, 700 Stewart Street, Room 8206, Seattle, WA 98101 (the “Hearing”).

5.  Objections To The Motion.  Any party in interest wishing to submit a response or objection to the Sale Motion must do so pursuant to the U.S. Bankruptcy Code and the Local and Federal Rules of Bankruptcy Procedure.  Such response or objection must be in writing and must set forth the basis of the objection and the nature and extent of the respondent’s interests in the estates of the Washington Subsidiaries.  Such response or objection must be filed with the Office of the Clerk of the United States Bankruptcy Court for the Western District of Washington, United States Courthouse, 700 Stewart Street, Seattle, WA 98101, U.S.A., and served on the attorneys for the Receiver, Davis Wright Tremaine LLP, 1201 Third Avenue, Suite 2200, Seattle, Washington 98101, U.S.A., attention Ragan L. Powers and Hugh R. McCullough, so as to be received by them no later than 4:00 p.m. (prevailing Pacific Time) on _____________, 2010.

All parties in interest opposed to the Sale Motion must file and serve a written objection and appear at the Hearing at the time and place set forth above to have their objection heard. If no response or objection is timely filed and served as provided above, the U.S. Court may grant the Sale Motion without further notice or hearing.  Any person that does not file a timely objection shall be deemed to consent to the Sale Motion and all relief requested therein, and the failure to file a timely objection shall be a bar to the assertion, at the Hearing or thereafter, of any objection to the Sale Motion or the transactions described therein and contemplated thereby.

NOTICE OF SALE MOTION - 2 (09-13569) DWT 13623330v3 0090149-000001	Davis Wright Tremaine LLP Law Offices Suite 2200 • 1201 Third Avenue Seattle, Washington 98101-3045 (206) 622-3150 • Fax: (206) 757-7700

This notice provides only a partial summary of the relief sought in the Sale Motion and the terms of the proposed sale.  Copies of the Sale Motion, the Procedures Order, and related documents will be made available upon request to the office of the Receiver’s counsel, Davis Wright Tremaine LLP, 1201 Third Avenue, Suite 2200, Seattle, Washington 98101 U.S.A., attention Matthew Teagarden.

Dated: _____________, 2010.	Davis Wright Tremaine LLP
Seattle, Washington

By
Ragan L. Powers, WSBA #11935
C. Keith Allred, WSBA #6566
Hugh R. McCullough, WSBA #41453
1201 Third Avenue, Suite 2200
Seattle, Washington 98101

Attorneys for Grant Thornton Limited

NOTICE OF SALE MOTION - 3 (09-13569) DWT 13623330v3 0090149-000001	Davis Wright Tremaine LLP Law Offices Suite 2200 • 1201 Third Avenue Seattle, Washington 98101-3045 (206) 622-3150 • Fax: (206) 757-7700

Schedule 9.7(e)

Employees with Retention Bonuses

Last Name	First Name	Amount
Francis	Christy	$10,000.00
Clark	Randy	$10,000.00
Linnevers	Mark	$10,000.00
McCarthy	Mike	$10,000.00
Patterson	Matt	$2,000.00
Herrmann	Robert	$1,500.00
Dirks	Kathy	$5,000.00
Aman	Khristie	$10,000.00
Webb	Ann	$10,000.00

	Total	$68,500.00

Schedule 9.13(a)

Assigned Marks

Trademarks Registered in Washington State	Reg. No.

CLUB HOLLYWOOD CASINO	51666
CLUB BC’S	51615
SILVER DOLLAR CASINO	50959
GOLDEN NUGGET CASINO	50960
WASHINGTON PLAYERS CLUB	50928

Possible Common Law Trademarks	Associated Company
SHI-GOW	GAMECO INC.
SOMETHING’S WILD POKER	GAMECO INC.

SAP-SAM	GAMING CONSULTANTS, INC.
CRAZY 8’S BLACKJACK	GAMING CONSULTANTS, INC.
JACKS OR BETTER	GAMING CONSULTANTS, INC.

CLUB HOLLYWOOD CASINO
CLUB BC’S
SILVER DOLLAR CASINO
GOLDEN NUGGET CASINO
WASHINGTON PLAYERS CLUB

Schedule 9.13(b)

Washington State Trade Names

Trade Names Registered In Washington State

Registered Trade Names	Owner

B.C. MACDONALDS	SILVER DOLLAR MILL CREEK, INC.
BAYOU BISTRO	SILVER DOLLAR MILL CREEK, INC.
CLUB BC’S	SILVER DOLLAR MILL CREEK, INC.
GOLDEN NUGGET CASINO	SILVER DOLLAR MILL CREEK, INC.
THE SILVER DOLLAR CASINO – MILL CREEK	SILVER DOLLAR MILL CREEK, INC.

IMPERIAL BINGO DELI	GAMING CONSULTANTS, INC.

ROYAL CASINO	ROYAL CASINO HOLDINGS, INC.

GOLDEN NUGGET	GOLDEN NUGGET TUKWILA, INC.
GOLDEN NUGGET CASINO	GOLDEN NUGGET TUKWILA, INC.

GOLDEN NUGGET CASINO MOUNTLAKE TERRACE	LITTLE NEVADA II, INC.
THE SILVER DOLLAR CASINO	LITTLE NEVADA II, INC.

JD’S WILD WEST SALOON	LITTLE NEVADA III, INC.
SILVER DOLLAR CASINO	LITTLE NEVADA III, INC.

IMPERIAL CASINO	LITTLE NEVADA, INC.
SILVER DOLLAR CASINO	LITTLE NEVADA, INC.
SILVER DOLLAR CASINO - RENTON	LITTLE NEVADA, INC.
SILVER DOLLAR SALOON	LITTLE NEVADA, INC.

GOLDEN NUGGET CASINO SEATAC	BIG NEVADA, INC.
SILVER DOLLAR CASINO & RESTAURANT – SEA TAC	BIG NEVADA, INC.
SILVER DOLLAR RESTAURANT AND CASINO	BIG NEVADA, INC.

CLUB HOLLYWOOD CASINO	HOLLYDRIFT GAMING, INC.
HOLLYWOOD CASINO	HOLLYDRIFT GAMING, INC.